FIRST AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN,
DELAYED DRAW TERM LOAN
AND
SECURITY AGREEMENT

by and among

OREGON METALLURGICAL, LLC,
ALLEGHENY LUDLUM, LLC,
TDY INDUSTRIES, LLC,
INTERNATIONAL HEARTH MELTING, LLC,
ATI PRECISION FINISHING, LLC,
TITANIUM WIRE CORPORATION,
ENVIRONMENTAL, INC.,
ATI TITANIUM LLC,
ATI FLOWFORM PRODUCTS, LLC,
ATI LADISH LLC,
ATI LADISH MACHINING, INC.,
CHEN-TECH INDUSTRIES, INC.,
ATI POWDER METALS LLC, and
ATI FLAT ROLLED PRODUCTS HOLDINGS, LLC,
as Borrowers,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

PNC BANK, NATIONAL ASSOCIATION,
as Lender and Agent

BANK OF AMERICA N.A., as Co-Syndication Agent,
CITIBANK, N.A., as Co-Syndication Agent,
JPMORGAN CHASE BANK, N.A., as Co-Syndication Agent
MUFG UNION BANK, N.A., as Co-Syndication Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Managing Agent,

and

PNC CAPITAL MARKETS LLC,
as Sole Lead Arranger and Sole Bookrunner

Effective as of September 30, 2019

CUSIP#

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	2.29. Payments In Euros Under Certain Circumstances	79
	2.30. Additional Compensation Under Certain Circumstances	79

III.	INTEREST AND FEES	79
	3.1. Interest	79
	3.2. Letters of Credit Fees	80
	3.3. Facility Fee	81
	3.4. Reserved	82
	3.5. Computation of Interest and Fees	82
	3.6. Maximum Charges	82
	3.7. Increased Costs	82
	3.8. Basis For Determining Interest Rate Inadequate or Unfair	83
	3.9. Capital Adequacy	84
	3.10. Taxes	85
	3.11. Replacement of Lenders	87

IV.	COLLATERAL; GENERAL TERMS	89
	4.1. Security Interest in the Collateral	89
	4.2. Perfection of Interest	89
	4.3. Preservation of Security Interest	90
	4.4. Ownership and Location of Collateral	90
	4.5. Defense of Agent's and Lenders' Interests	91
	4.6. Inspection of Premises	91
	4.7. Appraisals	92
	4.8. Receivables; Blocked Accounts and Deposit Accounts	92
	4.9. Inventory	95
	4.10. Reserved	95
	4.11. Exculpation of Liability	95
	4.12. Financing Statements	95

V.	REPRESENTATIONS AND WARRANTIES	95
	5.1. Authority	95
	5.2. Formation and Qualification	96
	5.3. Survival of Representations and Warranties	96
	5.4. Tax Returns	96
	5.5. Financial Statements	96
	5.6. Entity Names	97
	5.7. O.S.H.A. Environmental Compliance	97
	5.8. Solvency; No Litigation, Violation, Indebtedness or DeFault; ERISA Compliance	97
	5.9. Patents, Trademarks, Copyrights and Licenses	99
	5.10. Licenses and Permits	99
	5.11. Reserved	99

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	5.12. No Default	99
	5.13. No Burdensome Restrictions	99
	5.14. No Labor Disputes	99
	5.15. Margin Regulations	99
	5.16. Investment Company Act	100
	5.17. Disclosure	100
	5.18. Reserved	100
	5.19. Reserved	100
	5.20. Reserved	100
	5.21. Business and Property of Loan Parties	100
	5.22. Ineligible Securities	100
	5.23. Reserved	100
	5.24. Equity Interests	100
	5.25. Commercial Tort Claims	101
	5.26. Letter of Credit Rights	101
	5.27. Material Contracts	101
	5.28. Designated Customers	101
	5.29. Senior Debt Status	101

VI.	AFFIRMTIVE COVENANTS	101
	6.1. Compliance with Laws	101
	6.2. Conduct of Business and Maintenance of Existence and Assets	101
	6.3. Books and Records	102
	6.4. Payment of Taxes	102
	6.5. Preservation of Existence, Etc.	102
	6.6. Maintenance of Properties, Leases	102
	6.7. Visitation Rights	103
	6.8. Use of Proceeds	103
	6.9. Anti-Terrorism Laws	103
	6.10. Financial Covenants	103
	6.11. Insurance	104
	6.12. Payment of Indebtedness and Leasehold Obligations	105
	6.13. Environmental Matters	105
	6.14. Standards of Financial Statements	105
	6.15. Reserved	105
	6.16. Execution of Supplemental Instruments	106
	6.17. Government Receivables	106
	6.18. Depository Accounts; Blocked Account Agreements	106
	6.19. Keepwell	106

VII.	NEGATIVE COVENANTS	106
	7.1. Merger, Consolidation, Acquisition and Sale of Assets	107

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	7.2. Creation of Liens	108
	7.3. Guarantees	108
	7.4. Investments	108
	7.5. Loans	108
	7.6. Reserved	108
	7.7. Dividends and Restricted Payments	108
	7.8. Indebtedness	109
	7.9. Nature of Business	109
	7.10. Transactions with Affiliates	109
	7.11. Reserved	109
	7.12. Subsidiaries and Partnerships	109
	7.13. Fiscal Year and Accounting Changes	110
	7.14. Reserved	110
	7.15. Amendments of Organizational Documents	110
	7.16. Compliance with ERISA	111

VIII.	CONDITIONS PRECEDENT	111
	8.1. Conditions to Initial Advances	111
	8.2. Conditions to Each Advance	114

IX.	INFORMATION AS TO LOAN PARTIES	115
	9.1. Disclosure of Material Matters	115
	9.2. Schedules	115
	9.3. Environmental Reports	115
	9.4 Litigation	116
	9.5. Material Occurrences	116
	9.6. Reserved	116
	9.7. Annual Financial Statements	116
	9.8. Quarterly Financial Statements	116
	9.9. Borrowing Base Certificates	117
	9.10. SEC Reports; Shareholder Communications	117
	9.11. Additional Information	118
	9.12. Projected Operating Budget	118
	9.13. Reserved	118
	9.14. Notice of Suits, Adverse Events	118
	9.15. ERISA Notices and Requests	118
	9.16. Additional Documents	119
	9.17. Updates to Certain Schedules	119
	9.18. Financial Disclosure	119

X.	EVENTS OF DEFAULT	120
	10.1. Nonpayment	120
	10.2. Breach of Representation	120

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	10.3. Financial Information	120
	10.4. Reserved	120
	10.5. Noncompliance	120
	10.6. Judgments	120
	10.7. Bankruptcy	120
	10.8. Reserved	121
	10.9. Lien Priority	121
	10.10. Reserved	121
	10.11. Cross Default	121
	10.12. Breach of Guaranty	121
	10.13. Change of Control	121
	10.14. Invalidity	121
	10.15. Seizures	121
	10.16. Operations	122
	10.17. Pension Plans	122
	10.18. Anti-Money Laundering/International Trade Law Compliance	122

XI.	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT	122
	11.1. Rights and Remedies	122
	11.2. Agent's Discretion	124
	11.3. Setoff	124
	11.4. Rights and Remedies not Exclusive	124
	11.5. Allocation of Payments After Event of Default	124

XII.	WAIVERS AND JUDICIAL PROCEEDINGS	125
	12.1. Waiver of Notice	126
	12.2. Delay	126
	12.3. Jury Waiver	126

XIII.	EFFECTIVE DATE AND TERMINATION	126
	13.1. Term	126
	13.2. Termination	126

XIV.	REGARDING AGENT	127
	14.1. Appointment	127
	14.2. Nature of Duties	127
	14.3. Lack of Reliance on Agent	128
	14.4. Resignation of Agent; Successor Agent	128
	14.5. Certain Rights of Agent	129
	14.6. Reliance	129
	14.7. Notice of Default	129
	14.8. Indemnification	129

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	14.9. Agent in its Individual Capacity	130
	14.10. Delivery of Documents	130
	14.11. Loan Parties' Undertaking to Agent	130
	14.12. No Reliance on Agent's Customer Identification Program	130
	14.13. Other Agreements	131

XV.	BORROWING AGENCY	131
	15.1. Borrowing Agency Provisions	131
	15.2. Waiver of Subrogation	132

XVI.	MISCELLANEOUS	132
	16.1. Governing Law	132
	16.2. Entire Understanding	133
	16.3. Successors and Assigns; Participations; New Lenders	136
	16.4. Applications of Payments	139
	16.5. Indemnity	139
	16.6. Notice	140
	16.7. Survival	142
	16.8. Severability	142
	16.9. Expenses	142
	16.10. Injunctive Relief	142
	16.11. Consequential Damages	143
	16.12. Captions	143
	16.13. Counterparts; Financial Signatures	143
	16.14. Construction	143
	16.15. Confidentiality; Sharing Information	143
	16.16. Publicity	144
	16.17. Certifications From Banks and Participants; USA PATRIOT Act	144
	16.18. Anti-Terrorism Laws	144

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LIST OF EXHIBITS AND SCHEDULES
Exhibits

Exhibit 1.2    Borrowing Base Certificate
Exhibit 1.2(a)    Compliance Certificate
Exhibit 2.1(a)     Revolving Credit Note
Exhibit 2.2(b)    Loan Request
Exhibit 2.3(b)    Term Note
Exhibit 2A.3(a)    Delayed Draw Term Note
Exhibit 2.4(a)    Swing Loan Note
Exhibit 2.24    Lender Joinder
Exhibit 7.12(a)    Borrower Joinder
Exhibit 7.12(b)    Guarantor Joinder
Exhibit 16.3     Commitment Transfer Supplement

Schedules

Schedule 1.1    Existing Letters of Credit
Schedule 1.2     Permitted Encumbrances

Schedule 4.4	Collateral Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(k)    Deposit Accounts
Schedule 5.1    Consents
Schedule 5.2(a)     States of Qualification and Good Standing
Schedule 5.2(b)     Subsidiaries
Schedule 5.4    Federal Tax Identification Number
Schedule 5.6     Prior Names
Schedule 5.7     Environmental Matters
Schedule 5.8(b)(i)     Litigation
Schedule 5.8(b)(ii)    Indebtedness
Schedule 5.8(d)     Plans
Schedule 5.10     Licenses and Permits
Schedule 5.14     Labor Disputes
Schedule 5.24    Equity Interests
Schedule 5.28     Designated Customers
Schedule 7.3     Guarantees
Schedule 7.10    Transactions with Affiliates

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FIRST AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN,
DELAYED DRAW TERM LOAN
AND
SECURITY AGREEMENT
First Amended and Restated Revolving Credit, Term Loan, Delayed Draw Term Loan and Security Agreement, dated as of September 30, 2019, to be effective as of the Closing Date, among OREGON METALLURGICAL, LLC, an Oregon limited liability company, ALLEGHENY LUDLUM, LLC, a Pennsylvania limited liability company, TDY INDUSTRIES, LLC, a California limited liability company, INTERNATIONAL HEARTH MELTING, LLC, an Oregon limited liability company, ATI PRECISION FINISHING, LLC, a Pennsylvania limited liability company, TITANIUM WIRE CORPORATION, a Pennsylvania corporation, ENVIRONMENTAL, INC., a California corporation, ATI TITANIUM LLC, a Delaware limited liability company, ATI FLOWFORM PRODUCTS, LLC, a Delaware limited liability company, ATI LADISH LLC, a Wisconsin limited liability company, ATI LADISH MACHINING, INC., a Nevada corporation, CHEN-TECH INDUSTRIES, INC., a Nevada corporation, ATI POWDER METALS LLC, a Pennsylvania limited liability company, and ATI FLAT ROLLED PRODUCTS HOLDINGS, LLC, a Pennsylvania limited liability company and each Person joined hereto as a borrower from time to time, collectively, the "Borrowers", and each a "Borrower"), the Guarantors (as defined herein) now or which hereafter become a party hereto, the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "Agent").
The Borrowers, the Agent, and the Lenders hereunder are parties to a Revolving Credit and Security Agreement, dated effective as of September 23, 2015 (as amended to the date hereof, the "Existing Credit Agreement"), providing for a revolving credit facility and a term loan; and
The Borrowers have requested that the Lenders amend and restate the Existing Credit Agreement to provide (i) a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $500,000,000.00, with a sublimit for the issuance of Letters of Credit in Dollars and in Optional Currencies in an amount not to exceed $200,000,000.00, (ii) a $100,000,000.00 term loan facility, and (iii) a $100,000,000.00 delayed draw term loan facility.
IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers, Lenders and Agent hereby agree as follows:
I.DEFINITIONS.
1.1.    Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under

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GAAP. If there occurs after the Closing Date any change in GAAP that affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Loan Parties shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Loan Parties after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and the Loan Parties shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to the Loan Parties both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP..
1.2.    General Terms. For purposes of this Agreement the following terms shall have the following meanings:
"2021 Notes Liquidity" shall mean, on the date of determination, the sum of (i) the Borrowers' unrestricted domestic cash, cash equivalents and investment grade marketable securities plus (ii) the Net Unrestricted Foreign Cash in an amount not to exceed the Dollar Equivalent of One Hundred Million and 00/100 Dollars ($100,000,000.00), plus (iii) the Undrawn Availability.
"2021 Senior Unsecured Notes" shall mean those certain 5.950% Notes due 2021, issued by ATI, as the same exist on the Closing Date.
"2022 Notes Liquidity" shall mean, on the date of determination, the sum of (i) the Borrowers' unrestricted domestic cash, cash equivalents and investment grade marketable securities plus (ii) the Net Unrestricted Foreign Cash in an amount not to exceed the Dollar Equivalent of One Hundred Million and 00/100 Dollars ($100,000,000.00), plus (iii) the Undrawn Availability.
"2022 Senior Unsecured Notes" shall mean those certain 4.750% Notes due 2022, issued by ATI, as the same exist on the Closing Date.
"2023 Notes Liquidity" shall mean, on the date of determination, the sum of (i) the Borrowers' unrestricted domestic cash, cash equivalents and investment grade marketable securities plus (ii) the Net Unrestricted Foreign Cash in an amount not to exceed the Dollar Equivalent of One Hundred Million and 00/100 Dollars ($100,000,000.00), plus (iii) the Undrawn Availability.
"2023 Senior Unsecured Notes" shall mean those certain 5.875% Notes due 2023, issued by ATI, as the same exist on the Closing Date.
"Accountants" shall have the meaning set forth in Section 9.7 hereof.
"Advance Rates" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

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"Advances" shall mean and include the Revolving Advances, Letters of Credit, the Swing Loans, the Term Loan and the Delayed Draw Term Loan.
"Affected Lender" shall have the meaning set forth in Section 3.11 hereof.
"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager, member, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
"Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Agreement" shall mean this First Amended and Restated Revolving Credit, Term Loan, Delayed Draw Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful; provided, however, that if the Alternate Base Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs
"Alternate Source" shall have the meaning set forth in the definition of Overnight Bank Funding Rate.
"Anti-Terrorism Laws" shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws (including, but not limited to, the United Kingdom Bribery Act 2010 and the U.S. Foreign Corrupt Practices Act of 1977), all as amended, supplemented or replaced from time to time.
"Applicable Law" shall mean all Laws applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

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"Applicable Margin" shall mean: (a) the percentage spread to be added to Revolving Advances and Swing Loans consisting of Domestic Rate Loans based upon the Average Undrawn Availability for the most recently ended fiscal quarter according to the pricing grid set forth below under the heading "Applicable Margins for Domestic Rate Loans"; (b) the percentage spread to be added to Revolving Advances consisting of LIBOR Rate Loans and Swing Loans consisting of Daily LIBOR Rate Loans based upon the Average Undrawn Availability for the most recently ended fiscal quarter according to the pricing grid set forth below under the heading "Applicable Margins for LIBOR Rate Loans/Daily LIBOR Rate Loans"; (c) with respect to the Term Loan, two percent (2.00%); and (d) with respect to the Delayed Draw Term Loan, two percent (2.00%).
Effective as of the date on which the Borrowing Base Certificate required under Section 9.9 for the applicable month-end corresponding with the applicable most recently completed fiscal quarter-end of each fiscal year (each such Borrowing Base Certificate referred to herein as the "Quarter-End Borrowing Base Certificate") is due to be delivered (each day on which such delivery is due, an "Adjustment Date"), the Applicable Margin for each type of Advance (other than the Term Loan and the Delayed Draw Term Loan) shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Average Undrawn Availability for the most recently completed fiscal quarter prior to the applicable Adjustment Date:

LEVEL	AVERAGE UNDRAWN AVAILABILITY	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS (Revolving Advances, Swing Loans)	APPLICABLE MARGINS FOR LIBOR RATE LOANS/DAILY LIBOR RATE LOANS (Revolving Advances, Swing Loans)	LETTERS OF CREDIT FEE
I	Greater than or equal to 66.66% of the Maximum Revolving Advance Amount	.25%	1.25%	1.25%
II	Less than 66.66% but greater than or equal to 33.33% of the Maximum Revolving Advance Amount	.50%	1.50%	1.50%
III	Less than 33.33% of the Maximum Revolving Advance Amount	.75%	1.75%	1.75%

The Applicable Margin as of the Closing Date shall be based upon the percentages associated with Level I pricing in the pricing grid above, and such Applicable Margin shall remain in effect until the first Adjustment Date following the Closing Date.
If Borrowers shall fail to deliver a Quarter-End Borrowing Base Certificate required under Section 9.9 by the dates required pursuant to such section, the Applicable Margin for each type of Advance (other than the Term Loan and the Delayed Draw Term Loan) shall be conclusively presumed to equal the percentages associated with Level III of the pricing grid set forth above until the date of delivery of such Quarter-End Borrowing Base Certificate, at which time the rate will be

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adjusted based upon the Average Undrawn Availability reflected on such Quarter-End Borrowing Base Certificate. Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin for each type of Advance (other than the Term Loan and the Delayed Draw Term Loan) shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default, the Applicable Margin for each type of Advance (other than the Term Loan and the Delayed Draw Term Loan) shall increase to and equal the percentages associated with Level III of the pricing grid set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Average Undrawn Availability reflected on the most recently delivered Quarter-End Borrowing Base Certificate delivered by Borrowers to Agent pursuant to Section 9.9. Any increase in interest rates and/or other fees payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Section 9.9 hereof) and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2 hereof.
If, as a result of any restatement of, or other adjustment to, the Quarter-End Borrowing Base Certificate or for any other reason, Agent determines that (a) the Average Undrawn Availability as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Average Undrawn Availability for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Average Undrawn Availability would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

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"Application Date" shall have the meaning set forth in Section 2.8(b) hereof.
"Approvals" shall have the meaning set forth in Section 5.7(b) hereof.
"Approved Electronic Communication" shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the Credit Management Module of PNC's PINACLE® system, or any other equivalent electronic service agreed to by Agent, whether owned, operated or hosted by Agent, any Lender, any of their Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.
"ATI" shall mean Allegheny Technologies Incorporated, a Delaware corporation and its successors and assigns.
"Authorized Officer" shall mean the Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, any Executive Vice President or Treasurer of each of the Loan Parties or such other individuals, designated by written notice of the Agent from the Loan Parties, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Loan Parties may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.
"Average Undrawn Availability" shall mean, as of any date of determination, the sum of Undrawn Availability for each of the calendar days in the previous fiscal quarter, divided by the actual number of calendar days in such previous fiscal quarter.
"Bail-In Action" shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
"Bail-In Legislation" shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
"Base Rate” shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.
"Benefited Lender" shall have the meaning set forth in Section 2.6(e) hereof.

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"Blocked Account Agreement" shall mean any Blocked Account Agreement or deposit account control agreement, in each case, in form and substance reasonably satisfactory to the Agent, entered into by the Borrowers, as applicable, the Agent and the bank at which the applicable Blocked Account is located, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"Blocked Accounts" shall have the meaning set forth in Section 4.8(h) hereof.
"Borrower" or "Borrowers" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.
"Borrower Joinder" shall have mean a joinder by a Person as a Borrower under this Agreement and the Other Documents in the form of Exhibit 7.12(a).
"Borrowers' Account" shall have the meaning set forth in Section 2.10 hereof.
"Borrowing Agent" shall mean TDY Industries, LLC, a California limited liability company.
"Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit 1.2 hereto duly executed by an Authorized Officer of the Borrowing Agent and delivered to the Agent, appropriately completed, by which such officer shall certify to Agent, among other things, the Formula Amount, the Average Undrawn Availability and the Undrawn Availability as of the date of such certificate and all calculations with respect to the foregoing.
"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.
"Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations.
"Capitalized Lease Obligation" shall mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding anything to the contrary contained in this definition of "Capitalized Lease Obligation", all obligations of the Borrowers and their Subsidiaries that are or would have been treated as operating leases as determined in accordance with GAAP immediately prior to the issuance of the Accounting Standards Update 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board shall not be treated as capital or finance leases hereunder due to such issuance, whether or not such obligations were in effect as of the date such update was

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issued and regardless of whether GAAP requires such obligations to be treated as capitalized lease obligations or finance lease obligations in the financial statements (provided that all financial statements delivered to the Agent in accordance with the terms of this Agreement after the date of such accounting change shall be accompanied by a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).
"Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Issuer and the Lenders, as collateral for the Maximum Undrawn Amount for the outstanding Letters of Credit, cash or deposit account balances pursuant to documentation satisfactory to Agent and the Issuer (which documents are hereby consented to by the Lenders). Such cash collateral shall be maintained in blocked, interest-bearing deposit accounts at the Agent.
"CEA" shall mean the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.
"CFTC" shall mean the Commodity Futures Trading Commission.
"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.
"Change in Law" shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.
"Change of Control" shall mean: any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 35% or more of the voting Equity Interests of ATI.
"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic

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or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.
"Chattel Paper" shall have the meaning given to that term in the Uniform Commercial Code.
"CIP Regulations" shall have the meaning set forth in Section 14.12 hereof.
"Closing Date" shall mean September 30, 2019 or such other date as may be agreed to in writing by the parties hereto.
"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
"Collateral" shall mean, collectively, (a) the Receivables and Inventory, (b) solely to the extent related to any of the foregoing items listed in subsection (a) above, Proceeds, Supporting Obligations, Chattel Paper, Documents, Electronic Chattel Paper, General Intangibles (including all payment intangibles) and all supporting obligations related thereto, Instruments, Deposit Accounts, Commercial Tort Claims and Letter-of-Credit Rights of each Loan Party, whether now owned or acquired in the future; and (c) and any cash collateral referred to in the definition of Cash Collateralize or in Section 3.2(b) hereof.
"Commercial Tort Claims" shall have the meaning given to that term in the Uniform Commercial Code.
"Commitment Transfer Supplement" shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.
"Commodity Hedge" shall mean a price protection agreement related to commodity products and entered into by any Loan Party or any Subsidiary of any Loan Party for hedging purposes (and not for speculation).
"Compliance Certificate" shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by the Chief Financial Officer or Chief Accounting Officer of ATI.
"Computation Date" shall have the meaning specified in Section 2.26 hereof.
"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

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"Consigned Inventory" shall mean Inventory of any Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.
"Consolidated EBIT" for any period of determination shall mean the sum of (i) net income (or loss) (excluding extraordinary gains or losses attributable to ATI including, without limitation, those items created by mandated changes in accounting treatment), plus (ii) net interest expense, (iii) plus all charges against or minus credits to income for federal, state and local taxes, (iv) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss with respect to such fiscal period not already excluded hereunder, and (v) plus or minus, as applicable, any non-cash pension expense or income, provided, however, that voluntary pension contributions shall not be included in calculating pension expense or income, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP; provided, however, that Consolidated EBIT shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any sale, lease, transfer or other disposition of property or other assets or series of related sales, leases, transfers or other dispositions of property or other assets by ATI and/or any of its Subsidiaries other than any sales, leases, transfers or other dispositions of inventory, or obsolete, worn-out or excess furniture, fixtures, equipment or other property, real or personal, tangible or intangible, in each case in the ordinary course of business. Notwithstanding the foregoing, Consolidated EBIT shall be calculated to include any income (as determined and consolidated in accordance with GAAP) realized from any transaction of any nature involving the sale, lease, transfer or other disposition of any interest in the HRPF or the sale of equity of any entity which owns the HRPF so long as ATI beneficially owns or holds greater than fifty percent (50%) of any class of the voting equity interests of the entity which owns the HRPF or such entity holds greater than a fifty percent (50%) interest in the HRPF both before and after giving effect to any such sale, lease, transfer or other disposition of any interest in the HRPF or any such sale of equity of any entity which owns the HRPF.
"Consolidated EBITDA" for any period of determination shall mean the sum of (i) Consolidated EBIT, plus (ii) depreciation, plus (iii) amortization, in each case of ATI and its Subsidiaries for such period determined and consolidated in accordance with GAAP.
"Consolidated Tangible Assets" shall mean total assets minus intangible assets in each case determined and consolidated for ATI and its Subsidiaries in accordance with GAAP.
"Contract Rate" shall mean, as of any date of determination, the interest rate (any of the Alternate Base Rate, the Daily LIBOR Rate or the LIBOR Rate) applicable to the outstanding Advances plus the Applicable Margin then in effect with respect to each such Advance.
"Controlled Group" shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

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"Covered Entity" shall mean (a) each Borrower, each of Borrower's Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.
"Customer" shall mean and include any Person obligated under any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.
"Customs" shall have the meaning set forth in Section 2.13(b) hereof.
"Daily LIBOR Rate" shall mean, for any day, the rate per annum determined by the Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.
"Daily LIBOR Rate Loan" shall mean, with respect to Swing Loans, any Advance that bears interest based upon the Daily LIBOR Rate.
"Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
"Default Rate" shall have the meaning set forth in Section 3.1 hereof.
"Defaulting Lender" shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Revolving Commitment Percentage, Term Loan Commitment or Delayed Draw Term Loan Commitment, as applicable, of Advances, (ii) if applicable, fund any portion of its Participation Commitment in Letters of Credit or Swing Loans or (iii) pay over to Agent, Issuer, Swing Loan Lender or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender's good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Borrowers or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender's good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective

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Advances and, if applicable, participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent's receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event or a Bail-In Action; or (e) has failed at any time to comply with the provisions of Section 2.6(e) with respect to purchasing participations from the other Lenders, whereby such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.
"Delayed Draw Term Loan" shall have the meaning set forth in Section 2.3A(a) hereof.
"Delayed Draw Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Delayed Draw Term Loan in an aggregate principal equal to the Delayed Draw Term Loan Commitment Amount (if any) of such Lender.
"Delayed Draw Term Loan Commitment Amount" shall mean, as to any Lender, the Delayed Draw Term Loan Commitment Amount (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Delayed Draw Term Loan Commitment Amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Delayed Draw Term Loan Commitment Percentage" shall mean, as to any Lender, the Delayed Draw Term Loan Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Delayed Draw Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Delayed Draw Term Loan Commitment Period" means the period beginning on the Closing Date and ending on the earlier of: (i) the date on which the entire available Delayed Draw Term Loan Commitment has been advanced or (ii) June 30, 2020.
"Delayed Draw Term Loan Maturity Date" shall mean September 30, 2024.
"Delayed Draw Term Loan Rate" shall mean (a) with respect to the Delayed Draw Term Loan at all times while it is a Domestic Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to the Delayed Draw Term Loan at times while it is a LIBOR Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate.
"Delayed Draw Term Loan Request" shall have the meaning set forth in Section 2.3A(d) hereof.

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"Delayed Draw Term Loan Reserve" shall mean, on any date of determination, a reserve equal to the outstanding principal balance of the Delayed Draw Term Loan.
"Delayed Draw Term Loan Ticking Fee" shall have the meaning set forth in Section 2.3A(c) hereof.
"Delayed Draw Term Note" shall mean, collectively, the promissory notes described in Section 2.3A(a) hereof.
"Deposit Accounts" shall have the meaning given to that term in the Uniform Commercial Code.
"Depository Accounts" shall have the meaning set forth in Section 4.8(h) hereof.
"Designated Customer" shall mean, at any time of determination, any Customer identified on Schedule 5.28 (which Schedule shall be updated from time to time as required herein) with a rating of (a) if such Customer is rated by both Moody's and Standard & Poor's, "Baa3" or higher from Moody's and "BBB-" or higher from Standard & Poor's, or (b) if such Customer is not rated by both Moody's and Standard & Poor's, such Customer is rated "BBB-" or higher from Fitch and is rated (x) "Baa3" or higher from Moody's, or (y) "BBB-" or higher from Standard & Poor's.
"Designated Customers Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i).
"Designated Lender" shall have the meaning set forth in Section 16.2(d) hereof.
"Document" or "Documents" shall have the meaning given to that term in the Uniform Commercial Code.
"Dollar" and the sign "$" shall mean lawful money of the United States of America.
"Dollar Equivalent" shall mean, with respect to any amount of any currency, as of any Computation Date, the Equivalent Amount of such currency expressed in Dollars.
"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.
"Domestic Subsidiary" shall mean any Subsidiary organized under the laws of any state of the United States of America or the District of Columbia.
"Drawing Date" shall have the meaning set forth in Section 2.14(b) hereof.
"EEA Financial Institution" shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA

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Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
"EEA Member Country" shall mean any member state of the European Union, Iceland, Liechtenstein and Norway.
"EEA Resolution Authority" shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
"Effective Date" means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.
"Electronic Chattel Paper" shall have the meaning given to that term in the Uniform Commercial Code.
"Eligible Contract Participant" shall mean an "eligible contract participant" as defined in the CEA and regulations thereunder.
"Eligibility Date" shall mean, with respect to each Borrower and Guarantor and each Swap, the date on which this Agreement or any Other Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any Other Document is then in effect with respect to such Borrower or Guarantor, and otherwise it shall be the Effective Date of this Agreement and/or such Other Document(s) to which such Borrower or Guarantor is a party).
"Eligible Inventory" shall mean and include with respect to each Borrower, Inventory of each Borrower, including work in process (unless otherwise deemed ineligible by Agent), which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its sole and reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate. In addition, Inventory of any Borrower shall not be Eligible Inventory if it:

(a)
is not owned by such Borrower free and clear of all Liens and rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure such Borrower's performance with respect to that Inventory) except the Liens in favor of the Agent, on behalf of itself and the Lenders, and other Permitted Encumbrances (subject to reserves established by Agent in accordance with the terms of this Agreement);

(b)	does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof;

(c)	is Foreign In-Transit Inventory or in-transit within the United States unless such Inventory is in transit from a domestic location owned by a Borrower or a domestic

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location identified on Schedule 4.4 (as such Schedule may be updated from time to time) to a domestic location owned by a Borrower or a domestic location identified on Schedule 4.4 (as such Schedule may be updated from time to time);

(d)	is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement;

(e)	constitutes Consigned Inventory;

(f)	is the subject of an Intellectual Property Claim;

(g)
is subject to a License Agreement that limits, conditions or restricts the applicable Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement (or Agent shall agree otherwise in its sole discretion after establishing reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in its sole discretion);

(h)
is situated at a location not owned by a Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement (or after establishment of reserves against the Formula Amount with respect thereto as Agent shall deem appropriate in its sole reasonable discretion); or

(i)	is covered by a negotiable document of title, unless such document has been delivered to Agent with all necessary endorsements, free and clear of all Liens except those in favor of Agent and Lenders;

(j)	consists of display items or packing or shipping materials, manufacturing supplies or replacement parts;

(k)	is not of a type held for sale in the ordinary course of such Borrower's business;

(l)	breaches any of the representations or warranties pertaining to Inventory of such Borrower set forth in this Agreement or in any of the Other Documents;

(m)	consists of any gross profit mark-up in connection with the sale and distribution thereof to any division of any Borrower or to any Affiliate of such Borrower;

(n)	consists of either Hazardous Materials or goods, in each case, that can be transported or sold only with licenses that are not readily available;

(o)	is not covered by casualty insurance as required by terms of this Agreement reasonably acceptable to Agent;

(p)	was produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provision contained in Title 29 U.S.C. §215(a)(1);

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(q)	is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner; or

(r)	if the sale of such Inventory would result in an ineligible Receivable.
"Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the Ordinary Course of Business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable of a Borrower shall be an Eligible Receivable if:
(a)    it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;
(b)    it is due or unpaid more than ninety (90) days after the original invoice date or sixty (60) days after the original due date;
(c)    fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder because such Receivables from such Customer do not meet clause (b) of this definition;
(d)    any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e)    an Insolvency Event shall have occurred with respect to such Customer;
(f)    the sale is to a Customer outside the continental United States of America or a province of Canada that has not adopted the Personal Property Security Act of Canada, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;
(g)    the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(h)    Agent believes, in its sole reasonable judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(i)    the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

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(j)    the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;
(k)    the Receivables of the Customer exceed a credit limit determined by Agent, in its sole reasonable discretion, to the extent such Receivables exceed such limit;
(l)    the Receivable is subject to any offset, deduction, defense, dispute, credits or counterclaim (but such Receivable shall only be ineligible to the extent of such offset, deduction, defense or counterclaim), the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;
(m)    the applicable Borrower has made any agreement with any Customer for any deduction therefrom, to the extent of such agreed deduction, except for discounts or allowances made in the Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(n)    any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed, but only the extent of the amount returned, rejected, repossessed or disputed;
(o)    such Receivable is not payable to a Borrower; or
(p)    such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.
"EPCRS" shall mean the Employee Plans Compliance Resolution System established by the Internal Revenue Service under Revenue Procedure 2013-12, modified by Revenue Procedure 2015-27 and as further modified or amended by any successor guidance thereto as from time to time in effect.
"Environmental Complaint" shall have the meaning set forth in Section 9.3 hereof.
"Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.
"Equity Interests" shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible

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securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the "issuer") or under the applicable Laws of such issuer's jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a "partner", general or limited, or "member" (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.
"Equivalent Amount" shall mean, at any time, as determined by Agent (which determination shall be conclusive absent manifest error), with respect to an amount of any currency (the "Reference Currency") which is to be computed as an equivalent amount of another currency (the "Equivalent Currency"), the amount of such Equivalent Currency converted from such Reference Currency at Agent's rate (based on the market rates then prevailing and available to Agent) for such Equivalent Currency for such Reference Currency at a time determined by Agent on the second Business Day immediately preceding the event for which such calculation is made.
"Equivalent Currency" shall have the meaning specified in the definition of "Equivalent Amount".
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.
"EU Bail-In Legislation Schedule" shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
"Euro" shall refer to the lawful currency of the Participating Member States.

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"Eurocurrency Liabilities" shall have the meaning specified in the definition of "Reserve Percentage".
"Event of Default" shall have the meaning set forth in Article X hereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
"Excluded Hedge Liability or Liabilities" shall mean, with respect to each Borrower and Guarantor, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any Other Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower's and/or Guarantor's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any Other Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower or Guarantor for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Borrower or Guarantor executing this Agreement or the Other Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.
"Excluded Taxes" shall mean, with respect to Agent, any Lender, Participant, Swing Loan Lender, Issuer or any other recipient of any payment to be made by or on account of any Obligations, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of any Lender, Participant, Swing Loan Lender or Issuer, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Loan Parties with respect to such withholding tax pursuant to Section

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3.10(a), or (d) any Taxes imposed on any "withholding payment" payable to such recipient as a result of the failure of such recipient to satisfy the requirements set forth in the FATCA after December 31, 2012.
"Existing Credit Agreement" shall have the meaning set forth in the second recital paragraph of this Agreement.
"Existing Letters of Credit" shall mean the letters of credit issued under the Existing Credit Agreement with stated expiration dates beyond the Closing Date, which letters of credit are set forth on Schedule 1.1 hereof.
"Facility Fee" shall have the meaning set forth in Section 3.3(a) hereof.
"FATCA" shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.
"Federal Funds Effective Rate" shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) calculated by the Federal Reserve Bank of New York (or any successor) based on such day's federal funds transactions by depositary institutions, as determined in such manner as such Federal Reserve Bank (or any successor) shall set forth on its public website from time to time, and as published on the next succeeding Business Day by such Federal Reserve Bank as the "Federal Funds Effective Rate"; provided, if such Federal Reserve Bank (or its successor) does not publish such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
"Federal Funds Open Rate" shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrowers, effective on the date of any such change.
"Fitch" shall mean Fitch Ratings Inc., and its successors.

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"Fixed Charge Coverage Ratio" shall mean, with respect to any fiscal period, the ratio of (a) Consolidated EBITDA minus Capital Expenditures that were not specifically funded by Indebtedness (other than a Revolving Advance) of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus cash tax refunds received by ATI and its Subsidiaries on a consolidated basis with respect to such period, minus cash taxes due and owing or paid of ATI and its Subsidiaries on a consolidated basis with respect to such period to (b) Fixed Charges.
"Fixed Charges" shall mean, with respect to any fiscal period, the sum of (a) interest expense of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus (b) scheduled principal payments on Indebtedness of ATI and its Subsidiaries on a consolidated basis with respect to such period, plus (c) cash dividends and distributions paid and funds applied of ATI and its Subsidiaries as permitted hereunder, plus (d) the amount by which the total amount of cash contributed by the Loan Parties to pension plans exceeds the amount that was expensed by ATI and its Subsidiaries on a consolidated basis with respect to such period, plus (e) Restricted Payments of the Loan Parties with respect to such period.
"Foreign Currency Hedge" shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.
"Foreign Currency Hedge Liabilities" shall have the meaning assigned in the definition of Lender Provided Foreign Currency Hedge.
"Foreign In-Transit Inventory" shall mean Inventory of a Borrower that is in transit from a location outside the United States to any location within the United States of such Borrower or a Customer of such Borrower.
"Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Loan Parties are residents for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
"Foreign Subsidiary" shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.
"Formula Amount" shall have the meaning set forth in Section 2.1(a) hereof.
"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.
"General Intangibles" shall have the meaning given to that term in the Uniform Commercial Code.

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"Governmental Acts" shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.
"Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
"Guarantor" shall mean the parties to this Agreement which are designated as a "Guarantor" on the signature page hereof and each other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and "Guarantors" means collectively all such Persons.
"Guarantor Joinder" shall have mean a joinder by a Person as a Guarantor under this Agreement and the Other Documents in the form of Exhibit 7.12(b).
"Guaranty" shall mean any guaranty of the Obligations executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent.
"Hazardous Discharge" shall have the meaning set forth in Section 9.3 hereof.
"Hazardous Materials" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.
"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
"Hedge Liabilities" shall mean collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.
"HRPF" shall mean the advanced specialty metals Hot-Rolling and Processing facility at Allegheny Ludlum, LLC's Brackenridge, PA site for production of flat-rolled specialty metal.
"HRPF Venture" shall mean a joint venture that may be formed by ATI for the purpose of operating and maintaining the HRPF.
"Increasing Lender" shall have the meaning set forth in Section 2.24(a) hereof.

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"Indebtedness" shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than ninety (90) days past due), or (v) any Guaranty of Indebtedness for borrowed money.
"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.
"Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
"Insolvency Event" shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person's direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of Applicable Law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person's direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
"Instruments" shall have the meaning given to that term in the Uniform Commercial Code.
"Intellectual Property" shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, copyright, copyright application, trade name, mask work, trade secrets, design right, assumed name or license or other right to use any of the foregoing under Applicable Law.

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"Intellectual Property Claim" shall mean the assertion, by any means, by any Person of a claim that any Borrower's ownership, use, marketing, sale or distribution of any Inventory, equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.
"Interest Period" shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.
"Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Borrower, Guarantor and/or their respective Subsidiaries in order to provide protection to, or minimize the impact upon, such Borrower, any Guarantor and/or their respective Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
"Interest Rate Hedge Liabilities" shall have the meaning assigned in the definition of Lender Provided Interest Rate Hedge.
"Inventory" shall mean and include as to each Loan Party all of such Loan Party's inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party's goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.
"Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"Inventory NOLV Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"Issuer" shall mean (i) Agent in its capacity as the issuer of Letters of Credit under this Agreement and (ii) any other Person (including, without limitation, any Lender so long as such Lender has consented, in its sole discretion, to be an Issuer) which Agent in its discretion shall designate as the issuer of and cause to issue any particular Letter of Credit under this Agreement in place of Agent as issuer.
"Law(s)" shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.
"Leasehold Interests" shall mean all of each Loan Party's right, title and interest in and to, and as lessee of, the premises identified as leased Real Property on Schedule 4.4 hereto.

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"Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. For the purpose of provision of this Agreement or any Other Document which provides for the granting of a security interest or other Lien to the Agent for the benefit of Lenders as security for the Obligations, "Lenders" shall include any Affiliate of a Lender to which such Obligation (specifically including any Commodity Hedge Liabilities, Hedge Liabilities and any Other Lender Provided Financial Service Product Liabilities) is owed.
"Lender Provided Commodity Hedge" shall mean a Commodity Hedge which is provided by any Lender or its Affiliate and for which such Lender or its Affiliate which is party to the Commodity Hedge confirms to the Agent in writing prior to the execution thereof or within ten (10) Business Days of either (a) the execution thereof or (b) with respect to any such Commodity Hedge in existence on the Closing Date, within ten (10) Business Days of the Closing Date, that it: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner and (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner (which requirement shall be deemed to be satisfied if such Commodity Hedge is documented in a standard International Swaps and Derivatives Association Master Agreement). The liabilities owing to the provider of any Lender Provided Commodity Hedge (the "Commodity Hedge Liabilities") by any Loan Party that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty and secured obligations under any Other Document, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Commodity Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Lender Provided Foreign Currency Hedge" shall mean a Foreign Currency Hedge which is provided by any Lender or its Affiliate and for which such Lender or its Affiliate which is party to the Foreign Currency Hedge confirms to the Agent in writing prior to the execution thereof or within ten (10) Business Days of either (a) the execution thereof or (b) with respect to any such Foreign Currency Hedge in existence on the Closing Date, within ten (10) Business Days of the Closing Date, that it: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner (which requirement shall be deemed to be satisfied if such Foreign Currency Hedge is documented in a standard International Swaps and Derivatives Association Master Agreement), and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Foreign Currency Hedge (the "Foreign Currency Hedge Liabilities") by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty and secured obligations under any Other Document, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with

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the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Lender Provided Interest Rate Hedge" shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and for which such Lender or its Affiliate which is party to the Foreign Currency Hedge confirms to the Agent in writing prior to the execution thereof or within ten (10) Business Days of either (a) the execution thereof or (b) with respect to any such Interest Rate Hedge in existence on the Closing Date, within ten (10) Business Days of the Closing Date, that it: (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner (which requirement shall be deemed to be satisfied if such Interest Rate Hedge is documented in a standard International Swaps and Derivatives Association Master Agreement), and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the "Interest Rate Hedge Liabilities") by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all Other Documents be "Obligations" of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty and secured obligations under any Other Document, as applicable, and otherwise treated as Obligations for purposes of the Other Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5 hereof.
"Letter-of-Credit Rights" shall have the meaning given to that term in the Uniform Commercial Code.
"Letter of Credit Application" shall have the meaning set forth in Section 2.12(a) hereof.
"Letter of Credit Borrowing" shall have the meaning set forth in Section 2.14(d) hereof.
"Letter of Credit Fees" shall have the meaning set forth in Section 3.2(a) hereof.
"Letter of Credit Sublimit" shall mean the Dollar Equivalent of Two Hundred Million and 00/100 Dollars ($200,000,000.00).
"Letters of Credit" shall have the meaning set forth in Section 2.11(a) hereof.
"LIBOR Alternate Source" shall have the meaning set forth in the definition of LIBOR Rate.
"LIBOR Rate" shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a "LIBOR Alternate Source"), at approximately 11:00 a.m.,

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London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or (x) if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error), (y) if the LIBOR Rate is unascertainable as set forth in Section 3.12 [Successor LIBOR Rate Index], a comparable replacement rate determined in accordance with Section 3.12), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"LIBOR Rate Loan" shall mean any Advance that bears interest based on the LIBOR Rate.
"LIBOR Termination Date" shall have the meaning set forth in Section 3.12 hereof.
"License Agreement" shall mean any agreement between any Borrower and a Licensor pursuant to which such Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Borrower or otherwise in connection with such Borrower's business operations.
"Licensor" shall mean any Person from whom any Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Borrower's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Borrower's business operations.
"Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and substance satisfactory to Agent, by which Agent is given the unqualified right, vis-á-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of any Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Borrower's default under any License Agreement with such Licensor.
"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

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"Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance satisfactory to Agent.
"Liquidity" shall mean, on the date of determination, the sum of (i) the Borrowers' unrestricted domestic cash plus (ii) the Net Unrestricted Foreign Cash in an amount not to exceed the Dollar Equivalent of Seventy-Five Million and 00/100 Dollars ($75,000,000.00), plus (iii) the Undrawn Availability.
"LLC Division" shall mean, in the event a Borrower or Guarantor is a limited liability company, (a) the division of any such Borrower or Guarantor into two or more newly formed limited liability companies (whether or not such Borrower or Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Body that results or may result in, any such division.
"Loan Parties" shall collectively mean the Borrowers and the Guarantors and "Loan Party" shall mean any Borrower or any Guarantor.
"Material Adverse Change" shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any Other Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any Other Document.
"Material Contract" shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which is material to any Loan Party's business taken as a whole and which the failure to comply with could reasonably be expected to result in a Material Adverse Change.
"Maximum Delayed Draw Term Loan Amount" shall mean One Hundred Million and 00/100 Dollars ($100,000,000.00).
"Maximum Loan Amount" shall mean Seven Hundred Million and 00/100 Dollars ($700,000,000.00) plus any increases in the Maximum Revolving Advance Amount in accordance with Section 2.24, minus any permanent reductions in the Maximum Revolving Advance Amount in accordance with Section 2.2(f), less repayments of the Term Loan, and less repayments of the Delayed Draw Term Loan.

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"Maximum Revolving Advance Amount" shall mean Five Hundred Million and 00/100 Dollars ($500,000,000.00) plus any increases in accordance with Section 2.24, minus any permanent reductions in accordance with Section 2.2(f).
"Maximum Swing Loan Advance Amount" shall mean the greater of (i) Fifty Million and 00/100 Dollars ($50,000,000.00) or (ii) ten percent (10%) of the Maximum Revolving Advance Amount.
"Maximum Undrawn Amount" shall mean, with respect to any outstanding Letter of Credit as of any date, the Dollar Equivalent amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
"Modified Commitment Transfer Supplement" shall have the meaning set forth in Section 16.3(d) hereof.
"Moody's" shall mean Moody's Investors Service, Inc. and its successors.
"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.
"Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
"Net Unrestricted Foreign Cash" shall mean the foreign unencumbered cash and cash equivalents of the Borrowers net of applicable taxes calculated at the most current tax rates in effect upon the date of determination as approved by the Agent in its sole discretion. As of the date hereof, the tax rate applicable to the Net Unrestricted Foreign Cash is estimated to be fifteen percent (15.00%).
"New Lender" shall have the meaning set forth in Section 2.24(a) hereof.
"Non-Defaulting Lender" shall mean, at any time, any Lender holding a Revolving Commitment, a Term Loan Commitment and/or a Delayed Draw Term Loan Commitment, as applicable, that is not a Defaulting Lender at such time.
"Non-Designated Customers Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(i).
"Non-Qualifying Party" shall mean any Borrower or any Guarantor that on the Eligibility Date fails for any reason to qualify as an Eligible Contract Participant.
"Note" shall mean collectively, the Revolving Credit Notes, the Term Note, the Delayed Draw Term Note and the Swing Loan Note.

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"Obligations" shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit or any other Loan Document whether to the Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, (iii) any Lender Provided Foreign Currency Hedge, (iv) any Lender Provided Commodity Hedge, and (v) any Other Lender Provided Financial Service Product. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.
"Optional Currency" shall mean any of the following currencies (i) Euro, (ii) Swiss francs, (iii) Japanese yen, (iv) British pounds sterling, (v) Canadian dollars and (vi) any other currency approved by the Agent and all of the Lenders pursuant to Section 2.26 hereof.
"Ordinary Course of Business" shall mean, with respect to any Loan Party, the ordinary course of such Loan Party's business as conducted on the Closing Date.
"Organizational Documents" shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person's formation, organization or entity governance matters (including any shareholders' or equity holders' agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.
"Original Currency" shall have the meaning specified in Section 2.27 hereof.
"Other Currency" shall have the meaning specified in Section 2.27 hereof.
"Other Documents" shall mean the Notes, any Guaranty, any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge, any Lender Provided Commodity Hedge, any Other Lender Provided Financial Service Product, Letters of Credit, any Blocked Account Control Agreement and any and all other agreements, instruments and documents, including intercreditor or subordination agreements, guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"Other Lender Provided Financial Service Product" shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) draft discount program or (h) supply chain finance services

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including, without limitation, trade payable services and supplier accounts receivable purchases. The indebtedness, obligations and liabilities of any Loan Party to the provider of any Other Lender Provided Financial Service Product (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider) (the "Other Lender Provided Financial Service Product Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty and secured hereunder, and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Other Lender Provided Financial Service Products shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents, subject to the express provisions of Section 11.5.
"Other Lender Provided Financial Service Product Liabilities" shall have the meaning provided in the definition of "Other Lender Provided Financial Service Product."
"Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.
"Out-of-Formula Loans" shall have the meaning set forth in Section 16.2(e) hereof.
"Overnight Bank Funding Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate shall be determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower
"Overnight Rate" shall mean for any day with respect to any payment in an Optional Currency, the rate of interest per annum as determined by the Agent at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the relevant interbank market.
"Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

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"Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
"Participation Advance" shall have the meaning set forth in Section 2.14(d) hereof.
"Participating Member State" shall mean any member State of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.
"Participation Commitment" shall mean the obligation hereunder of each Lender holding a Revolving Commitment to buy a participation equal to its Revolving Commitment Percentage (subject to any reallocation pursuant to Section 2.22(b)(iii) hereof) in the Swing Loans made by Swing Loan Lender hereunder as provided for in Section 2.4(c) hereof and in the Letters of Credit issued hereunder as provided for in Section 2.14(a) hereof.
"Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.
"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
"Pension Benefit Plan" shall mean at any time any "employee pension benefit plan" as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by any Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.
"Permitted Acquisitions" shall mean acquisitions of the assets or Equity Interests of another Person (the "Target") so long as the following requirements are met:

(a)
if a Loan Party is acquiring the Equity Interests in the Target, such Target shall (unless not required by Section 7.12 hereof) within thirty (30) Business Days after the date of such Permitted Acquisition (or as such time may be extended by the Agent in its sole discretion), (1) execute a Borrower Joinder or a Guarantor Joinder, as required by the Agent, and such other documents reasonably required by the Agent to join this Agreement and the Other Documents, as a Borrower or a Guarantor, as applicable, pursuant to Section 7.12 hereof, and (2) grant first-priority, perfected Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, subject to documentation satisfactory to Agent;

(b)	the business acquired or the business conducted by the Target, as applicable, shall be similar to or substantially the same as one or more line or lines of business

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conducted by the Loan Parties as set forth in Section 5.21 hereof and shall comply with Section 7.9 hereof;

(c)	the Target or property is used or useful in the Loan Parties' Ordinary Course of Business;

(d)	the board of directors (or other comparable governing body) of the Target shall have duly approved the transaction; and

(e)
the Borrowers shall have delivered to Agent a Borrowing Base Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, the Loan Parties are in compliance with the Restricted Actions Requirements; provided that for the purposes of calculating Undrawn Availability in connection with a Permitted Acquisition, any assets being acquired in the proposed acquisition shall only be included in the Formula Amount if (1) such assets satisfy the applicable eligibility criteria, (2) with respect to such assets valued in excess of Ten Million and 00/100 Dollars ($10,000,000.00), the Agent shall have received an audit or appraisal of such assets, and (3) the Target shall have joined this Agreement as a Borrower pursuant to Section 7.12 hereof and shall have granted a first-priority, perfected Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, subject to documentation satisfactory to Agent.

"Permitted Assignee" shall mean any Transferee.
"Permitted Discretion" shall mean a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.
"Permitted Encumbrances" shall mean:

(a)
Liens in favor of Agent for the benefit of Agent and Lenders and Liens securing any Lender Provided Commodity Hedge, Lender Provided Foreign Currency Hedge, Lender Provided Interest Rate Hedge, or Other Lender Provided Financial Service Product;

(b)	Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested;

(c)	deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under general liability, product liability or unemployment insurance;

(d)
deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety, performance, indemnity, appeal and similar bonds and other obligations of like nature arising in the Ordinary Course of Business;

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(e)
Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary of a Loan Party, or any property of any Loan Party or any Subsidiary of a Loan Party, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default under Section 10.6 hereof;

(f)
carriers', repairmens', mechanics', workers', materialmen's or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested;

(g)	Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that any such lien shall not encumber any other property of any Loan Party;

(h)
easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of the Loan Parties and their Subsidiaries;

(i)
Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Closing Date;

(j)	Liens on assets (other than Collateral) acquired in connection with a Permitted Acquisition, provided that such Liens extend only to the assets acquired in such Permitted Acquisition;

(k)
Liens consisting of landlord liens and similar liens under state or local law on assets of Loan Parties located at locations where Loan Parties do not have in place landlord waivers or similar waivers as permitted under Section 4.4(b) hereof;

(l)
Liens consisting of pledges of government securities or cash collateral in an aggregate amount not to exceed One Hundred Million and 00/100 Dollars ($100,000,000.00) to secure obligations under Interest Rate Hedges, Commodity Hedges and Foreign Currency Hedges entered into in the Ordinary Course of Business;

(m)
Liens securing the Permitted Note Issuance, if any; provided that such Liens shall secure only the obligations under the Permitted Note Issuance as the same exist on the date on which such Permitted Note Issuance is consummated as permitted hereunder (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other type of property or assets of any Loan Party other than the types of property and assets to which they

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apply as of the date on which such Permitted Note Issuance is consummated as permitted hereunder;

(n)	[Reserved];

(o)
Liens on assets other than Collateral of the Loan Parties securing Indebtedness or other obligations, provided that the granting of such Liens, together with any Liens on such assets under clause (m) and/or (n), as applicable, would not result in the requirement that any Loan Party grant equal and ratable security to any holder of any unsecured bonds under (A) the Indenture, dated as of December 15, 1995, between ALC and The Chase Manhattan Bank (National Association), as supplemented by the First Supplemental Indenture, dated as of August 15, 1996, by and among ATI, ALC and The Chase Manhattan Bank (National Association), or (B) the Indenture, dated June 1, 2009, between ATI and The Bank of New York Mellon, as supplemented by the: (i) First Supplemental Indenture, dated June 1, 2009, between ATI and The Bank of New York Mellon; (ii) Second Supplemental Indenture, dated June 2, 2009, between ATI and The Bank of New York Mellon; (iii) Third Supplemental Indenture, dated as of January 7, 2011; (iv) Fourth Supplemental Indenture, dated as of July 12, 2013; and (v) Fifth Supplemental Indenture, dated as of May 24, 2016;

(p)
Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable Loan Party in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended by such Loan Party to provide collateral to the depository institution;

(q)
Liens securing the Permitted 2021 Senior Notes Refinancing, if any; provided that such Liens shall secure only the obligations under the Permitted 2021 Senior Notes Refinancing as the same exist on the date on which such Permitted 2021 Senior Note Refinancing is consummated as permitted hereunder (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other type of property or assets of any Loan Party other than the types of property and assets to which they apply as of the date on which such Permitted 2021 Senior Notes Refinancing is consummated as permitted hereunder;

(r)
Liens securing the Permitted 2022 Senior Notes Refinancing, if any; provided that such Liens shall secure only the obligations under the Permitted 2022 Senior Notes Refinancing as the same exist on the date on which such Permitted 2022 Senior Note Refinancing is consummated as permitted hereunder (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not

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subsequently apply to any other type of property or assets of any Loan Party other than the types of property and assets to which they apply as of the date on which such Permitted 2022 Senior Notes Refinancing is consummated as permitted hereunder; and

(s)
Liens securing the Permitted 2023 Senior Notes Refinancing, if any; provided that such Liens shall secure only the obligations under the Permitted 2023 Senior Notes Refinancing as the same exist on the date on which such Permitted 2023 Senior Note Refinancing is consummated as permitted hereunder (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other type of property or assets of any Loan Party other than the types of property and assets to which they apply as of the date on which such Permitted 2023 Senior Notes Refinancing is consummated as permitted hereunder.

"Permitted Indebtedness" shall mean:
(a) the Obligations;
(b) Indebtedness (other than Obligations) incurred for Capital Expenditures and Capital Leases in an aggregate amount of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) at any one time outstanding;
(c) any guarantees of Indebtedness permitted under Section 7.3 hereof;
(d) any Indebtedness listed on Schedule 5.8(b)(ii) hereof (including, without limitation, the Senior Unsecured Notes) including any extensions, renewals or refinancings thereof (other than with respect to the 2022 Senior Unsecured Notes or the 2023 Senior Unsecured Notes), provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders;
(e) Indebtedness incurred in connection with Permitted Acquisitions to the extent it is subordinated to the Obligations on terms and conditions satisfactory to Agent in its sole discretion;
(f) Indebtedness of the type described in clauses (b) and (c) of the definition of "Permitted Loans" to the extent permitted hereunder;
(g) Indebtedness incurred in connection with the Permitted Note Issuance to the extent such Indebtedness is either (i) unsecured; or (ii) if secured by Liens against Collateral, subordinated to the Liens securing the Obligations on terms and conditions satisfactory to Agent in its reasonable discretion including any extensions, renewals or refinancings thereof, provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders;

(h)	[Reserved];

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(i) Interest Rate Hedges and Foreign Currency Hedges that are entered into by Borrowers to hedge their risks with respect to outstanding Indebtedness of Borrowers and not for speculative or investment purposes and Commodity Hedges entered into for hedging purposes (and not for speculation);
(j) unsecured unfunded obligations under Pension Benefit Plans, or any Plan to the extent such amounts are permitted to remain unfunded under applicable law;

(k)	Indebtedness with respect to customer advances or prepayments made in the Ordinary Course of Business as determined in accordance with GAAP;
(l) Other unsecured Indebtedness not in excess of Three Hundred Million and 00/100 Dollars ($300,000,000.00) at any time;

(m)
Indebtedness incurred in connection with the Permitted 2022 Senior Note Refinancing to the extent such Indebtedness is either (i) unsecured; or (ii) if secured by Liens against Collateral, subordinated to the Liens securing the Obligations on terms and conditions satisfactory to Agent in its reasonable discretion including any extensions, renewals or refinancings thereof, provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders; and

(o)
Indebtedness incurred in connection with the Permitted 2023 Senior Note Refinancing to the extent such Indebtedness is either (i) unsecured; or (ii) if secured by Liens against Collateral, subordinated to the Liens securing the Obligations on terms and conditions satisfactory to Agent in its reasonable discretion including any extensions, renewals or refinancings thereof, provided that the principal amount of such Indebtedness shall not be increased without the prior written consent of the Required Lenders.

"Permitted Investments" shall mean investments in:

(a)	direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America;

(b)	commercial paper domestic or foreign (A) rated not lower than A-1, by Standard & Poor's or P-1 by Moody's on the date of acquisition or (B) issued by any of (y) the Agent, or (z) any Lender;

(c)
demand deposits, time deposits or certificates of deposit and other obligations issued by any Lender, or any other domestic or foreign commercial bank that has stockholders' equity of One Hundred Million and 00/100 Dollars ($100,000,000.00) or more on the date of acquisition; and

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(d)	obligations of any foreign government or obligations that possess a guaranty of the full faith and credit of any foreign government;

(e)	United States government-sponsored enterprises, federal agencies, and federal financing banks that are not otherwise authorized including, but not limited to, the following:

(1)
United States government-sponsored enterprises such as instrumentalities of the Federal Credit System (Bank for Cooperatives, Federal Land Banks), Federal Home Loan Banks and Federal National Mortgage Association; and

(2)
Federal agencies such as instrumentalities of the Department of Housing and Urban Development (Federal Housing Administration, Government National Mortgage Association), Export-Import Bank, Farmers Home Administration and Tennessee Valley Authority;

(f)	obligations of states, counties, and municipalities of the United States:

(g)	debt obligations (other than commercial paper obligations) of domestic or foreign corporations;

(h)	preferred stock obligations with a floating rate dividend that is reset periodically at auction;

(i)
investments in repurchase agreements collateralized by any of the above securities eligible for outright purchase, provided the collateral is delivered to a bank custody account in accordance with the terms of a written repurchase agreement with a dealer or bank;

(j)
investments in shares of institutional mutual funds whose investment policies are essentially in agreement with the above type and criteria for investments otherwise set forth in this definition of Permitted Investments;

(k)	investments by any Loan Party in any Loan Party; and

(l)	subject to compliance with the Restricted Action Requirements, other investments from time to time;
provided that the investments described in clauses (a), (d), (e), (f), (g), (h), (i) and (j) above are restricted to obligations rated no lower than investment grade by Moody's or Standard & Poor's.
"Permitted Loans" shall mean:

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(a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms;
(b) intercompany loans between and among Loan Parties which is subject to an intercompany subordination agreement in form and substance reasonably satisfactory to the Agent and the Lenders; and
(c) subject to the Restricted Action Requirements, loans and advances in or to corporations, general or limited partnerships, limited liability companies, joint ventures and similar Persons (excluding natural Persons).
"Permitted Note Issuance" shall mean the issuance by ATI and/or one or more of ATI's Subsidiaries of notes in an aggregate principal amount not to exceed Three Hundred Fifty Million and 00/100 Dollars ($350,000,000.00) in the form of either: (a) unsecured notes; provided (i) at the time of issuance thereof, no Default or Event of Default shall have occurred and be continuing, (ii) such unsecured notes shall have a maturity of not less than five (5) years and (iii) the terms and conditions of such unsecured notes are no more favorable to the lenders or holders providing such financing, than those applicable to the Advances hereunder as determined by Borrowing Agent) (provided that a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to such issuance, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)); or (b) secured notes; provided (i) at the time of issuance thereof, no Default or Event of Default shall have occurred and be continuing, (ii) such secured notes shall have a maturity of not less than five (5) years and (iii) the terms and conditions of such secured notes are no more favorable to the lenders or holders providing such financing, than those applicable to the Advances hereunder as determined by Borrowing Agent) (provided that a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to such issuance, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees))and (iv) the collateral for such secured notes shall consist solely of second (2nd) priority Liens against Collateral and first (1st) priority Liens against other assets not including Collateral, in each case as more fully set forth in the terms and provisions of a customary intercreditor agreement or arrangement reasonably acceptable to the Agent.
"Permitted 2021 Senior Notes Refinancing" shall mean any modification, refinancing, refunding, renewal or extension of the Indebtedness of ATI and/or one or more of ATI's Subsidiaries under the 2021 Senior Unsecured Notes; provided that (a) the principal amount (or accreted value,

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if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the 2021 Senior Unsecured Notes except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) (i) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the than the date that is 91 days after the Term, (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if secured, such Indebtedness shall be subject to a customary intercreditor agreement or arrangement reasonably acceptable to the Agent, (e) the terms and conditions (excluding, if applicable, as to collateral therefor) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are (x) not materially less favorable to the Loan Parties or the Agent and the Lenders than the terms and conditions of the 2021 Senior Unsecured Notes or (y) (A) in the case of any such refinancing in the form of loans, the terms and conditions (except as with respect to pricing, premiums and optional prepayment or redemption terms) thereof are (taken as a whole) no more favorable to the lenders or holders providing such refinancing, than those applicable to the Advances hereunder (provided that delivery of a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in its good faith that such terms and conditions satisfy the requirement of this clause (A) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) or (B) in the case of any such refinancing in the form of notes, such terms and conditions reflect market terms and conditions at the time of such incurrence or issuance as determined by Borrowing Agent) (provided that a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)).
"Permitted 2022 Senior Notes Refinancing" shall mean any modification, refinancing, refunding, renewal or extension of the Indebtedness of ATI and/or one or more of ATI's Subsidiaries under the 2022 Senior Unsecured Notes; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the 2022 Senior Unsecured Notes except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) (i) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the than the date that is 91 days after the Term, (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if secured, such

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Indebtedness shall be subject to a customary intercreditor agreement or arrangement reasonably acceptable to the Agent, (e) the terms and conditions (excluding, if applicable, as to collateral therefor) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are (x) not materially less favorable to the Loan Parties or the Agent and the Lenders than the terms and conditions of the 2022 Senior Unsecured Notes or (y) (A) in the case of any such refinancing in the form of loans, the terms and conditions (except as with respect to pricing, premiums and optional prepayment or redemption terms) thereof are (taken as a whole) no more favorable to the lenders or holders providing such refinancing, than those applicable to the Advances hereunder (provided that delivery of a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in its good faith that such terms and conditions satisfy the requirement of this clause (A) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) or (B) in the case of any such refinancing in the form of notes, such terms and conditions reflect market terms and conditions at the time of such incurrence or issuance as determined by Borrowing Agent) (provided that a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)).
"Permitted 2023 Senior Notes Refinancing" shall mean any modification, refinancing, refunding, renewal or extension of the Indebtedness of ATI and/or one or more of ATI's Subsidiaries under the 2023 Senior Unsecured Notes; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the 2023 Senior Unsecured Notes except by an amount equal to unpaid accrued interest and premium (including tender premiums) thereon, plus reasonable original issue discount and upfront fees plus other fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) (i) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the than the date that is 91 days after the Term, (c) at the time thereof, no Default or Event of Default shall have occurred and be continuing, (d) if secured, such Indebtedness shall be subject to a customary intercreditor agreement or arrangement reasonably acceptable to the Agent, (e) the terms and conditions (excluding, if applicable, as to collateral therefor) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are (x) not materially less favorable to the Loan Parties or the Agent and the Lenders than the terms and conditions of the 2023 Senior Unsecured Notes or (y) (A) in the case of any such refinancing in the form of loans, the terms and conditions (except as with respect to pricing, premiums and optional prepayment or redemption terms) thereof are (taken as a whole) no more favorable to the lenders or holders providing such refinancing, than those applicable to the Advances hereunder

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(provided that delivery of a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in its good faith that such terms and conditions satisfy the requirement of this clause (A) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)) or (B) in the case of any such refinancing in the form of notes, such terms and conditions reflect market terms and conditions at the time of such incurrence or issuance as determined by Borrowing Agent) (provided that a certificate of an Authorized Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with drafts of the documentation relating thereto (excluding final pricing information if not determined at the time of such delivery), stating that the Borrowing Agent has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Agent notifies the Borrowing Agent within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)).
"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan and a Multiemployer Plan, as defined herein) maintained by any Loan Party or any member of the Controlled Group or to which any Loan Party or any member of the Controlled Group is required to contribute; provided, however, the term "Plan" shall not include a Multiemployer Plan for purposes of Subsections 5.8(d)(v), (viii), (x) and (xiv).
"PNC" shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.
"Proceeds" shall have the meaning given to that term in the Uniform Commercial Code.
"Projections" shall have the meaning set forth in Section 5.5(b) hereof.
"Properly Contested" shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not result in a Material Adverse Change or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person's assets with respect

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to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.
"Protective Advances" shall have the meaning set forth in Section 16.2(f) hereof.
"Published Rate" shall mean the rate of interest published each Business Day in the Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication determined by the Agent).
"Purchasing CLO" shall have the meaning set forth in Section 16.3(d) hereof.
"Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof.
"Qualified ECP Loan Party" shall mean each Borrower or Guarantor that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding Ten Million and 00/100 Dollars ($10,000,000.00) or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.
"Quarter-End Borrowing Base Certificate" shall have the meaning set forth in the definition of "Applicable Margin".
"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
"Real Property" shall mean all of the owned and leased premises identified on Schedule 4.4 hereto or in and to any other premises or real property that are hereafter owned or leased by any Loan Party.
"Receivables" shall mean and include, as to each Loan Party, all of such Loan Party's accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party's contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of

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or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
"Receivables Factoring Agreements" shall mean certain receivables purchase or factoring agreements entered into by the applicable Borrower(s) from time to time with the consent of the Agent (such consent to not be unreasonably withheld, conditioned or delayed) related to Receivables of the applicable Borrower(s) with respect to certain of its/their Customers, in each case, in form and substance reasonably satisfactory to the Agent.
"Reference Currency" shall have the meaning specified in the definition of "Equivalent Amount."
"Register" shall have the meaning set forth in Section 16.3(e) hereof.
"Reimbursement Obligation" shall have the meaning set forth in Section 2.14(b) hereof.
"Releases" shall have the meaning set forth in Section 5.7(c)(i) hereof.
"Reportable Compliance Event" shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.
"Reportable ERISA Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.
"Required Lenders" shall mean two or more Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding greater than fifty percent (50%) of either (a) the aggregate of (x) the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender), (y) the outstanding principal amount of the Term Loan (excluding any Defaulting Lender) and (z) the outstanding principal amount of the Delayed Draw Term Loan and (if applicable) the undrawn but available Delayed Draw Term Loan Commitment Amounts of all Lenders (excluding any Defaulting Lender), or (b) after the termination of all commitments of Lenders hereunder, the sum of (y) the outstanding Revolving Advances, Term Loan, the Delayed Draw Term Loan and Swing Loans, plus (z) the participations in the Maximum Undrawn Amount of all outstanding Letters of Credit.
"Required Revolving Lenders" shall mean two or more Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding greater than fifty percent (50%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) or (b) after the termination of the Revolving Commitments, the sum of (y) the outstanding Revolving Advances and Swing Loans, plus (z) the participations in the Maximum Undrawn Amount of all outstanding Letters of Credit.

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"Reserve Percentage" shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").
"Restricted Action" shall mean the transactions specified in Sections 7.1, 7.4, 7.5, 7.7, 7.10 and 7.12 hereof which are subject to the Restricted Action Requirements.
"Restricted Action Requirements" shall mean the following:
(a) If the Undrawn Availability on the date of the applicable Restricted Action, after giving effect to such Restricted Action, is equal to or greater than the greater of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) and thirty percent (30%) of the sum of the Maximum Revolving Advance Amount plus the sum of the outstanding principal amount of the Term Loan and: (y) during the Delayed Draw Term Loan Commitment Period, the Delayed Draw Term Loan Commitment Amount; and (z) at all times after the Delayed Draw Term Loan Commitment Period, the outstanding principal amount of the Delayed Draw Term Loan, the Loan Parties shall be permitted to take such Restricted Action so long as no Event of Default or Default has occurred and is continuing or would result from such Restricted Action; or
(b) If the Undrawn Availability on the date of the applicable Restricted Action, after giving effect to such Restricted Action, is less than the greater of One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00) and thirty percent (30%) of the sum of the Maximum Revolving Advance Amount plus the sum of the outstanding principal amount of the Term Loan and: (y) during the Delayed Draw Term Loan Commitment Period, the Delayed Draw Term Loan Commitment Amount; and (z) at all times after the Delayed Draw Term Loan Commitment Period, the outstanding principal amount of the Delayed Draw Term Loan but greater than the greater of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) and fifteen percent (15%) of the sum of the Maximum Revolving Advance Amount plus the sum of the outstanding principal amount of the Term Loan and: (y) during the Delayed Draw Term Loan Commitment Period, the Delayed Draw Term Loan Commitment Amount; and (z) at all times after the Delayed Draw Term Loan Commitment Period, the outstanding principal amount of the Delayed Draw Term Loan, the Loan Parties shall be permitted to take such Restricted Action if (1) no Event of Default or Default has occurred and is continuing or would result from such Restricted Action; (2) the Loan Parties demonstrate, in form and substance reasonably acceptable to the Agent, that prior to and after giving effect to such Restricted Action, the Undrawn Availability, as measured both at the time of such Restricted Action and as an average for the sixty (60) consecutive day period immediately preceding such Restricted Action, is not less than the greater of Seventy-Five Million and 00/100 Dollars ($75,000,000.00) and fifteen percent (15%) of the sum of the Maximum Revolving Advance Amount plus the sum of the outstanding principal amount of the Term Loan and: (y) during the Delayed Draw Term Loan Commitment Period, the Delayed Draw Term Loan Commitment; and (z) at all times after the Delayed Draw Term Loan Commitment Period, the outstanding principal amount of the Delayed Draw Term Loan; and (3) the Loan Parties demonstrate, in form and substance reasonably acceptable to the Agent,

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that prior to and after giving effect to such Restricted Action, the Fixed Charge Coverage Ratio is at least 1.00 to 1.00.
"Restricted Payments" shall mean Restricted Actions consisting of (a) investments (other than Permitted Investments in Loan Parties) (whether in cash or in kind) made by any Loan Party in corporations, general or limited partnerships, limited liability companies, joint ventures and similar Persons, (b) loans and advances made by any Loan Party in the ordinary course of such Loan Party's business (excluding Permitted Loans between and among Loan Parties) that have not been repaid within ninety (90) days of the date made, and (c) repayments, prepayments, repurchases, redemptions, retirements or acquisitions made by any Loan Party of any Indebtedness other than any Indebtedness owed to the Lenders and/or any Indebtedness of any Loan Party owed to another Loan Party, including principal repayments on the Senior Unsecured Notes.
"Revolving Advances" shall mean Advances other than Letters of Credit, the Swing Loans, the Term Loan and the Delayed Draw Term Loan.
"Revolving Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances and participate in Swing Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.
"Revolving Commitment Amount" shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Amount (if any) set forth below such Lender's name on the signature page hereto (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Revolving Commitment Percentage" shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Revolving Credit Notes" shall mean collectively, the promissory notes referred to in Section 2.1(a) hereof.
"Revolving Interest Rate" shall mean (a) with respect to Revolving Advances and Swing Loans that are Domestic Rate Loans, an interest rate per annum equal to the sum of the Applicable

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Margin plus the Alternate Base Rate and (b) with respect to LIBOR Rate Loans and, if applicable, Daily LIBOR Rate Loans, the sum of the Applicable Margin plus the LIBOR Rate or the Daily LIBOR Rate, as applicable.
"Sanctioned Country" shall mean a country, region or territory subject to a sanctions program maintained under any Anti-Terrorism Law (including, without limitation, as of the Closing Date, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria and any other country, region or territory whose government is the subject of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Asset Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty's Treasury or the Hong Kong Monetary Authority).
"Sanctioned Person" shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.
"SEC" shall mean the Securities and Exchange Commission or any successor thereto.
"Secured Party" shall mean individually, and "Secured Parties" shall mean collectively, as the context may require, the Agent, Issuer, Swing Loan Lender and Lenders, together with any Affiliates thereof, or any provider of any Lender Provided Interest Rate Hedge, Lender Provided Foreign Currency Hedge, Lender Provided Commodity Hedge, and Other Lender Provided Financial Service Product, and each other holder of any of the Obligations, and the respective successors and assigns of each of them.
"Securities Act" shall mean the Securities Act of 1933, as amended.
"Senior Unsecured Notes" shall mean, collectively, (a) the 2021 Senior Unsecured Notes, (b) the 2022 Senior Unsecured Notes, (c) the 2023 Senior Unsecured Notes, and (d) the 6.950% Notes due 2025.
"Settlement" shall have the meaning set forth in Section 2.6(d) hereof.
"Settlement Date" shall have the meaning set forth in Section 2.6(d) hereof.
"Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and its successors.
"Statements" shall have the meaning set forth in Section 5.5(a) hereof.
"Subsidiary" of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than fifty percent (50%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such

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Person's Subsidiaries, or (ii)  which is controlled by such Person or one or more of such Person's Subsidiaries.
"Supermajority Lenders" shall mean two or more Lenders (not including Swing Loan Lender (in its capacity as such Swing Loan Lender) or any Defaulting Lender) holding greater than sixty-six and two-thirds percent (66 ⅔%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender) or (b) after the termination of the Revolving Commitments, the sum of (y) the outstanding Revolving Advances and Swing Loans, plus (z) the participations in the Maximum Undrawn Amount of all outstanding Letters of Credit.
"Supporting Obligations" shall have the meaning given to that term in the Uniform Commercial Code.
"Swap" shall mean any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).
"Swap Obligation" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge, or a Lender Provided Foreign Currency Hedge.
"Swing Loan Lender" shall mean PNC, in its capacity as lender of the Swing Loans.
"Swing Loan Note" shall mean the promissory note described in Section 2.4(a) hereof.
"Swing Loans" shall mean the Advances made pursuant to Section 2.4 hereof.
"Target" shall have the meaning set forth in the definition of "Permitted Acquisition".
"Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.
"Term" shall have the meaning set forth in Section 13.1 hereof.
"Term Loan" shall have the meaning set forth in Section 2.3(a) hereof.
"Term Loan Commitment" shall mean, as to any Lender, the obligation of such Lender (if applicable), to fund a portion of the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount (if any) of such Lender.
"Term Loan Commitment Amount" shall mean, as to any Lender, the term loan commitment amount (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the term loan commitment amount (if any) of such Lender as set forth in the applicable

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Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Term Loan Commitment Percentage" shall mean, as to any Lender, the Term Loan Commitment Percentage (if any) set forth below such Lender's name on the signature page hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 16.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.
"Term Loan Maturity Date" shall mean September 30, 2024.
"Term Loan Rate" shall mean (a) with respect to the Term Loan at all times while it is a Domestic Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to the Term Loan at times while it is a LIBOR Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate.
"Term Loan Reserve" shall mean, on any date of determination, a reserve equal to the outstanding principal balance of the Term Loan.
"Term Note" shall mean, collectively, the promissory notes described in Section 2.3(a) hereof.
"Termination Event" shall mean: (a) a Reportable ERISA Event with respect to any Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Plan; (e) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not diligent, upon any Loan Party or any member of the Controlled Group.
"Toxic Substance" shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
"Transferee" shall have the meaning set forth in Section 16.3(d) hereof.

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"Trigger Event" shall mean the earliest to occur of the following: (i) the occurrence of an Event of Default, or (ii) the date upon which the Undrawn Availability is less than an amount equal to the greater of (y) 12.5% of the Maximum Loan Amount, or (z) Sixty-Two Million Five Hundred Thousand and 00/100 Dollars ($62,500,000.00).
"Trigger Satisfaction Event" shall mean, subsequent to the occurrence of a Trigger Event, the occurrence of both of the following: (i) no Event of Default then exists or is continuing, and (ii) the Undrawn Availability is greater than or equal to the greater of (y) 12.5% of the Maximum Loan Amount or (z) Sixty-Two Million Five Hundred Thousand and 00/100 Dollars ($62,500,000.00), in either case for a period of thirty (30) consecutive days.
"Undrawn Availability" on any date of determination shall mean an amount equal to (a) the lesser of (i) the Formula Amount, and (ii) the difference of (y) the Maximum Revolving Advance Amount minus (z) the Maximum Undrawn Amount of all outstanding Letters of Credit, minus (b) the outstanding amount of Revolving Advances and Swing Loans.
"Uniform Commercial Code" shall have the meaning set forth in Section 1.3 hereof.
"USA PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107‑56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"VFCP" shall mean the Voluntary Fiduciary Correction Program described in Federal Register Volume 71, No. 75, Pages 20261 et seq., as modified or amended by any successor guidance thereto as from time to time in effect.
"Weekly Borrowing Base Trigger Event" shall mean the earliest to occur of (i) the occurrence of an Event of Default or Default or (ii) the date upon which the Undrawn Availability is less than an amount equal to the greater of (y) 15% of the Maximum Revolving Advance Amount or (z) Seventy-Five Million and 00/100 Dollars ($75,000,000.00).
"Weekly Borrowing Base Trigger Satisfaction Event" shall mean, subsequent to the occurrence of a Weekly Borrowing Base Trigger Event, the date upon which: (i) no Event of Default or Default then exists or is continuing, and (ii) the Undrawn Availability is greater than or equal to the greater of (y) 15% of the Maximum Revolving Advance Amount or (z) Seventy-Five Million and 00/100 Dollars ($75,000,000.00), in either case for a period of thirty (30) consecutive days.
"Write-down and Conversion Powers" shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
1.3.    Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the Commonwealth of Pennsylvania from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms "accounts", "chattel paper" (and "electronic chattel paper" and "tangible chattel paper"), "commercial tort claims", "deposit accounts", "documents",

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"equipment", "financial asset", "fixtures", "general intangibles", "goods", "instruments", "inventory", "investment property", "letter-of-credit rights", "payment intangibles", "proceeds", "promissory note" "securities", "software" and "supporting obligations" as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4.    Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in Pittsburgh, Pennsylvania. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation". A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Required Lenders. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase "to the best of the Loan Parties' knowledge" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty

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concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. All certificates, certifications and other documents required to be executed under this Agreement or related to this Agreement by Authorized Officers or other officers or employees of any Loan Party shall be deemed for all purposes to be executed and delivered by such persons solely in their respective capacities as such Authorized Officer, officer or employee and not in their personal capacities.
1.5.    LIBOR Notification. Section 3.12. of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of "LIBOR Rate" or with respect to any alternative or successor rate thereto, or replacement rate therefor.
II.    ADVANCES, PAYMENTS.
2.1.    Revolving Advances.
(a)    Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement specifically including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, less the outstanding amount of Swing Loans, less the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit or (y) an amount equal to the sum of:
(i)    (A) the sum of, (1) with respect to Designated Customers, up to ninety percent (90%) (the "Designated Customers Receivables Advance Rate") of Eligible Receivables, plus (2) with respect to all other Customers (other than Designated Customers), up to eighty-five percent (85%) (the "Non-Designated Customers Receivables Advance Rate") of Eligible Receivables, plus
(ii)    the least of (A) up to seventy-five percent (75%) of the Eligible Inventory valued at the lower of cost or market value determined on a first-in-first-out basis, (the "Inventory Advance Rate"), and (B) up to eighty-five percent (85%) of the appraised net orderly liquidation value of Eligible Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) (the "Inventory NOLV Advance Rate", together with the Inventory Advance Rate, the Designated Customers Receivables Advance Rate and the Non-Designated Customers Receivables Advance Rate, collectively, the "Advance Rates"), minus
(iii)     the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus
(iv)    the Term Loan Reserve, minus
(v)    the Delayed Draw Term Loan Reserve, minus

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(vi)    such other reserves as Agent may deem proper and necessary from time to time in its Permitted Discretion.
The amount equal to the difference between (x) the sum of Section 2.1(a)(y)(i) and Section 2.1(a)(y)(ii) minus (y) the sum of Section 2.1(a)(y)(iii), Section 2.1(a)(y)(iv) and Section 2.1(a)(y)(v) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.
(b)    Discretionary Rights. The Advance Rates may be decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Borrower consents to any such decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. Except during the occurrence and continuance of an Event of Default or Default, Agent shall give Borrowing Agent fifteen (15) Business Days' prior written notice of its intention to decrease the Advance Rates.
2.2.    Procedures for Requesting Revolving Advances; Procedures for Selection of Applicable Interest Rates for All Advances.
(a)    Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation under this Agreement, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation, and such request shall be irrevocable.
(b)    Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a LIBOR Rate Loan for any Advance (other than a Swing Loan), Borrowing Agent shall give Agent written notice in the form of Exhibit 2.2(b) by no later than 1:00 p.m. on the day which is three (3) Business Days prior to the date such LIBOR Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of Five Million and 00/100 Dollars ($5,000,000.00) and not less than One Million and 00/100 Dollars ($1,000,000.00) thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two or three or six months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default. After giving effect to each requested LIBOR Rate Loan, including those which are converted from

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a Domestic Rate Loan under Section 2.2(e), there shall not be outstanding more than eight (8) LIBOR Rate Loans (including one (1) LIBOR Rate Loan with respect to the Term Loan and two (2) LIBOR Rate Loan with respect to the Delayed Draw Term Loan) in the aggregate (provided that if there are outstanding Domestic Rate Loans hereunder, there shall not be outstanding more than seven (7) LIBOR Rate Loans in the aggregate (including one (1) LIBOR Rate Loan with respect to the Term Loan and two (2) LIBOR Rate Loan with respect to the Delayed Draw Term Loan)).
(c)    Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.
(d)    Borrowing Agent shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(e), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.
(e)    Provided that no Default or Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice in the form of Exhibit 2.2(b) by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor.
(f)    At its option and upon written notice given prior to 1:00 p.m. at least three (3) Business Days prior to the date of such prepayment, any Borrower may, subject to Section 2.2(g) hereof, prepay the LIBOR Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such

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Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(g) hereof. The Borrower shall also have the right at any time after the Closing Date upon five (5) days' prior written notice to the Agent to permanently reduce the Maximum Revolving Advance Amount (by ratably reducing the current Lenders' Revolving Commitment Amounts in proportion to their Revolving Commitment Percentages) in a minimum amount of Ten Million and 00/100 Dollars ($10,000,000.00) and whole multiples of Five Million and 00/100 Dollars ($5,000,000.00); provided that any such reduction shall be accompanied by prepayment of the Revolving Credit Notes, together with outstanding Facility Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 2.2(g) hereof) to the extent necessary so that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount as so reduced less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount.
(g)    Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.
(h)    Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lenders or any Lender (for purposes of this subsection (h), the term "Lender" shall include any Lender and the office or branch where any Lender or any Person controlling such Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of Lenders (or such affected Lender) to make LIBOR Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.
2.3.    Term Loan.
(a)    Subject to the terms and conditions of this Agreement, each applicable Lender holding a Term Loan Commitment, severally and not jointly, will make a term loan in Dollars to Borrowers in the amount equal to such Lender's Term Loan Commitment Percentage of One Hundred Million and 00/100 Dollars ($100,000,000.00) (the "Term Loan"). The Term Loan shall be advanced

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on the Closing Date and shall be, with respect to principal and subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement, payable in one (1) payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses due and payable on the Term Loan Maturity Date; provided, however, that repayment of the Term Loan shall be subject to the terms and provisions of Section 6.10(c) hereof. The Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Term Note") in substantially the form attached hereto as Exhibit 2.3(a). The Term Loan may consist of a Domestic Rate Loan or a LIBOR Rate Loan, as the Borrowing Agent may request; and in the event the Borrowers desire to obtain or extend the Term Loan as a LIBOR Rate Loan or to convert the Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan, the Borrowing Agent shall comply with the notification requirements set forth in Section 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply.
(b)    Right to Prepay the Term Loan. The Borrowers shall have the right at their option and so long as the terms and provisions of Section 6.10(c) are satisfied, to prepay the Term Loan in whole or in part without premium or penalty (except as provided in Section 2.2(f), Section 2.2(g), Section 3.7, and Section 3.8, hereof). Any partial prepayment of the Term Loan shall be in a minimum amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00). Whenever the Borrowers desire to prepay the Term Loan, they shall provide a prepayment notice to the Agent by 1:00 p.m. at least three (3) Business Days prior to the date of prepayment of the Term Loan, setting forth the date, which shall be the last Business Day of the fiscal quarter during which such prepayment notice is given, on which the proposed prepayment is to be made.
2.3A.    Delayed Draw Term Loan.
(a)    Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each applicable Lender severally agrees to make, delayed draw term loans in Dollars to the Borrowers at any time or from time to time during the Delayed Draw Term Loan Commitment Period in such principal amount as the Borrowers shall request up to, but not exceeding such Lender's Delayed Draw Term Loan Commitment (collectively, the "Delayed Draw Term Loan"). The Delayed Draw Term Loan Commitments are not revolving credit commitments, and the Borrowers shall not have the right to borrow, repay and reborrow under this Section 2.3A(a). Notwithstanding the foregoing or anything else contained herein to the contrary, the Borrowers may only make a maximum of two (2) requests for Delayed Draw Term Loans under this Agreement and no request for a Delayed Draw Term Loan shall be in an amount less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00). In no event shall the total amount of the total Delayed Draw Term Loan advanced and/or outstanding hereunder exceed, in the aggregate, the Maximum Delayed Draw Term Loan Amount. The Delayed Draw Term Loan shall be evidenced by one or more secured promissory notes (collectively, the "Delayed Draw Term Note") in substantially the form attached hereto as Exhibit 2.3A(a).
(b)    Each applicable Lender shall be obligated to participate in each request for Delayed Draw Term Loans pursuant to Section 2.3A(d) in accordance with its Delayed Draw Term Loan Commitment Percentage. The aggregate of each applicable Lender's Delayed Draw Term Loans outstanding hereunder to the Borrowers at any time shall never exceed its Delayed Draw

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Term Loan Commitment. The obligations of each applicable Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Delayed Draw Term Loans after the expiration of the Delayed Draw Term Loan Commitment Period.
(c)    Accruing from the Closing Date until the expiration of the Delayed Draw Term Loan Commitment Period, the Borrowers agree to pay to the Agent for the account of each applicable Lender according to its Delayed Draw Term Loan Commitment Percentage, a nonrefundable commitment fee (the "Delayed Draw Term Loan Ticking Fee") at a rate per annum equal to: (i) thirty-seven and one-half basis points (.375%) multiplied by the average daily difference between the amount of (i) the Delayed Draw Term Loan Commitments and (ii) the Delayed Draw Term Loans funded; provided, however, that any Delayed Draw Term Loan Ticking Fee accrued with respect to the Delayed Draw Term Loan Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Delayed Draw Term Loan Ticking Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Delayed Draw Term Loan Ticking Fee shall accrue with respect to the Delayed Draw Term Loan Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the proviso in the directly preceding sentence, such Delayed Draw Term Loan Ticking Fee shall be payable to Agent in arrears on the first day of each fiscal quarter with respect to the previous fiscal quarter and on the earlier of (i) the termination of this Agreement or (ii) the last day of the Delayed Draw Term Loan Commitment Period.
(d)    Except as otherwise provided herein and subject to the last sentence of Section 2.3A(a), the Borrowing Agent may from time to time during the Delayed Draw Term Loan Commitment Period request the Lenders to make Delayed Draw Term Loans, or renew or convert the Interest Rate Option applicable to existing Delayed Draw Term Loans pursuant to Section 2.2, by delivering to the Agent, not later than 1:00 p.m. three (3) Business Days prior to the proposed Borrowing Date with respect to the making of the Delayed Draw Term Loans or the conversion to or the renewal of the LIBOR Rate Option for any Delayed Draw Term Loan, a duly completed request therefor substantially in the form of Exhibit 2.2(b) or a request by telephone immediately confirmed in writing by letter, facsimile, electronic mail or telex in such form (each, a "Delayed Draw Term Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Delayed Draw Term Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Delayed Draw Term Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00) for each Borrowing Tranche with respect to the LIBOR Rate, and (y) integral multiples of One Million and 00/100 Dollars ($1,000,000.00) and not less than Twenty-Five Million and 00/100 Dollars ($25,000,000.00) for each Borrowing Tranche with respect to the Base Rate. In the event the Borrowers desire to extend an applicable Delayed Draw Term Loan as a LIBOR Rate Loan or to convert an applicable Delayed Draw Term Loan from a Domestic Rate Loan to a

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LIBOR Rate Loan, the Borrowing Agent shall comply with the notification requirements set forth in Section 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply.
(e)    The Agent shall, promptly after receipt by it of a Delayed Draw Term Loan Request pursuant to Section 2.3A(d), notify the applicable Lenders of its receipt of such Delayed Draw Term Loan Request specifying the information provided by the Borrowing Agent and the apportionment among the applicable Lenders of the requested Delayed Draw Term Loans as determined by the Agent in accordance with Section 2.3A(b). Each applicable Lender shall remit the principal amount of each Delayed Draw Term Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 2.3A(d) and Section 8.2 [Conditions to Each Advance], fund such Delayed Draw Term Loan to the Borrowers in accordance with the terms and provisions of Section 2.5 [Disbursement of Advance Proceeds] and subject to the terms and provisions of Section 2.6 [Making and Settlement of Advances].
(f)    The Delayed Draw Term Loan shall be, with respect to principal and subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement, payable in one (1) payment of all unpaid principal, accrued and unpaid interest and all unpaid fees and expenses due and payable on the Delayed Draw Term Loan Maturity Date.
(g)    The Borrowers shall have the right at their option and so long as the terms and provisions of Section 6.10(c) are satisfied, to prepay the Delayed Draw Term Loan in whole or in part without premium or penalty (except as provided in Section 2.2(f), Section 2.2(g), Section 3.7, and Section 3.8, hereof). Any partial prepayment of the Delayed Draw Term Loan shall be in a minimum amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00). Whenever the Borrowers desire to prepay the Delayed Draw Term Loan, they shall provide a prepayment notice to the Agent by 1:00 p.m. at least three (3) Business Days prior to the date of prepayment of the Delayed Draw Term Loan, setting forth the date, which shall be the last Business Day of the fiscal quarter during which such prepayment notice is given, on which the proposed prepayment is to be made.
2.4.    Swing Loans.
(a)    Subject to the terms and conditions set forth in this Agreement, and in order to minimize the transfer of funds between Lenders and Agent for administrative convenience, Agent, Lenders holding Revolving Commitments and Swing Loan Lender agree that in order to facilitate the administration of this Agreement, Swing Loan Lender may, at its election and option made in its sole discretion cancelable at any time for any reason whatsoever, make swing loan advances ("Swing Loans") available to Borrowers as provided for in this Section 2.4 at any time or from time to time after the date hereof to, but not including, the expiration of the Term, in an aggregate principal amount up to but not in excess of the Maximum Swing Loan Advance Amount, provided that the outstanding aggregate principal amount of Swing Loans and the Revolving Advances at any one time outstanding shall not exceed an amount equal to the lesser of (i) the Maximum Revolving Advance Amount less the Maximum Undrawn Amount of all outstanding Letters of Credit or (ii) the Formula Amount. All Swing Loans shall be at a rate to be agreed upon by the Swing Loan

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Lender and the Borrowers, which rate shall either be (A) Domestic Rate Loans, or (B) Daily LIBOR Rate Loans. Borrowers may borrow (at the option and election of Swing Loan Lender), repay and reborrow (at the option and election of Swing Loan Lender) Swing Loans and Swing Loan Lender may make Swing Loans as provided in this Section 2.4 during the period between Settlement Dates.  All Swing Loans shall be evidenced by a secured promissory note (the "Swing Loan Note") substantially in the form attached hereto as Exhibit 2.4(a). Swing Loan Lender's agreement to make Swing Loans under this Agreement is cancelable at any time for any reason whatsoever and the making of Swing Loans by Swing Loan Lender from time to time shall not create any duty or obligation, or establish any course of conduct, pursuant to which Swing Loan Lender shall thereafter be obligated to make Swing Loans in the future.
(b)    Upon either (i) any request by Borrowing Agent for a Revolving Advance made pursuant to Section 2.2(a) hereof or (ii) the occurrence of any deemed request by Borrowers for a Revolving Advance pursuant to the provisions of the last sentence of Section 2.2(a) hereof, Swing Loan Lender may elect, in its sole discretion, to have such request or deemed request treated as a request for a Swing Loan, and may advance same day funds to Borrowers as a Swing Loan; provided that notwithstanding anything to the contrary provided for herein, Swing Loan Lender may not make Swing Loan Advances if Swing Loan Lender has been notified by Agent or by Required Lenders that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the Revolving Commitments have been terminated for any reason.
(c)    Upon the making of a Swing Loan (whether before or after the occurrence of a Default or an Event of Default and regardless of whether a Settlement has been requested with respect to such Swing Loan), each Lender holding a Revolving Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Swing Loan Lender, without recourse or warranty, an undivided interest and participation in such Swing Loan in proportion to its Revolving Commitment Percentage. Swing Loan Lender or Agent may, at any time, require the Lenders holding Revolving Commitments to fund such participations by means of a Settlement as provided for in Section 2.6(d) below. From and after the date, if any, on which any Lender holding a Revolving Commitment is required to fund, and funds, its participation in any Swing Loans purchased hereunder, Agent shall promptly distribute to such Lender its Revolving Commitment Percentage of all payments of principal and interest and all proceeds of Collateral received by Agent in respect of such Swing Loan; provided that no Lender holding a Revolving Commitment shall be obligated in any event to make Revolving Advances in an amount in excess of its Revolving Commitment Amount minus its Participation Commitment (taking into account any reallocations under Section 2.22) of the Maximum Undrawn Amount of all outstanding Letters of Credit.
2.5.    Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books. The proceeds of each: (a) Revolving Advance or Swing Loan requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Sections 2.2(a), 2.6(b) or 2.14 hereof; or (b) Delayed Draw Term Loan requested by Borrowing

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Agent on behalf of any Borrower under Section 2.3A.4 hereof, shall, (i) with respect to requested Revolving Advances, to the extent Lenders make such Revolving Advances in accordance with Section 2.2(a), 2.6(b) or 2.14 hereof, and with respect to Swing Loans made upon any request by Borrowing Agent for a Revolving Advance to the extent Swing Loan Lender makes such Swing Loan in accordance with Section 2.4(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds, (ii) with respect to Revolving Advances deemed to have been requested by any Borrower or Swing Loans made upon any deemed request for a Revolving Advance by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request or (iii) with respect to requested Delayed Draw Term Loans, to the extent the applicable Lenders make such Delayed Draw Term Loan in accordance with Section 2.3A.5(b) hereof, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds. During the Term, Borrowers may use the Revolving Advances, and Swing Loans by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof.
2.6.    Making and Settlement of Advances.
(a)    Each borrowing of Revolving Advances shall be advanced according to the applicable Revolving Commitment Percentages of Lenders holding the Revolving Commitments (subject to any contrary terms of Section 2.22). The Term Loan shall be advanced according to the applicable Term Loan Commitment Percentages of the Lenders holding the Term Loan Commitment. Each borrowing of a Delayed Draw Term Loan shall be advanced according to the applicable Delayed Draw Term Loan Commitment Percentages of the Lenders holding the Delayed Draw Term Loan Commitments. Each borrowing of Swing Loans shall be advanced by Swing Loan Lender alone.
(b)    Promptly after receipt by Agent of a request or a deemed request for a Revolving Advance pursuant to Section 2.2(a) or a Delayed Draw Term Loan Request pursuant to Section 2.3A.1 and, with respect to Revolving Advances, to the extent Agent elects not to provide a Swing Loan or the making of a Swing Loan would result in the aggregate amount of all outstanding Swing Loans exceeding the maximum amount permitted in Section 2.4(a), Agent shall notify Lenders holding the Revolving Commitments or Lenders holding a Delayed Draw Term Loan Commitment, as applicable, of its receipt of such request specifying the information provided by Borrowing Agent and the apportionment among Lenders of the requested Revolving Advance or Delayed Draw Term Loan, as applicable, as determined by Agent in accordance with the terms hereof. Each Lender shall remit the principal amount of each Revolving Advance or Delayed Draw Term Loan, as applicable, to Agent such that Agent is able to, and Agent shall, to the extent the applicable Lenders have made funds available to it for such purpose and subject to Section 8.2, fund such Revolving Advance or Delayed Draw Term Loan, as applicable, to Borrowers in U.S. Dollars and immediately available funds at the Payment Office prior to the close of business, on the applicable borrowing date; provided that if any applicable Lender fails to remit such funds to

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Agent in a timely manner, Agent may elect in its sole discretion to fund with its own funds the Revolving Advance or Delayed Draw Term Loan, as applicable, of such Lender on such borrowing date, and such Lender shall be subject to the repayment obligation in Section 2.6(c) hereof.
(c)    Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender holding a Revolving Commitment or any Lender holding a Delayed Draw Term Loan Commitment, as applicable, that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of the requested Revolving Advance or its applicable Delayed Draw Term Loan Commitment Percentage of the requested Delayed Draw Term Loan, as applicable, available to Agent, Agent may (but shall not be obligated to) assume that such Lender has made such amount available to Agent on such date in accordance with Section 2.6(b) and may, in reliance upon such assumption, make available to Borrowers a corresponding amount. In such event, if a Lender has not in fact made its applicable Revolving Commitment Percentage of the requested Revolving Advance or its applicable Delayed Draw Term Loan Commitment Percentage of the requested Delayed Draw Term Loan, as applicable, available to Agent, then the applicable Lender and Borrowers severally agree to pay to Agent on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to Borrowers through but excluding the date of payment to Agent, at (i) in the case of a payment to be made by such Lender, the greater of (A) (x) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (y) such amount or (B) a rate determined by Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by Borrower, the Revolving Interest Rate for Revolving Advances that are Domestic Rate Loans or the Delayed Draw Term Loan Rate for Delayed Draw Term Loans that are Domestic Rate Loans, as applicable. If such Lender pays its share of the applicable Revolving Advance or Delayed Draw Term Loan, as applicable, to Agent, then the amount so paid shall constitute such Lender's Revolving Advance or Delayed Draw Term Loan, as applicable. Any payment by Borrowers shall be without prejudice to any claim Borrowers may have against a Lender holding a Revolving Commitment or a Delayed Draw Term Loan Commitment, as applicable, that shall have failed to make such payment to Agent. A certificate of Agent submitted to any Lender or Borrower with respect to any amounts owing under this paragraph (c) shall be conclusive, in the absence of manifest error.
(d)    Agent, on behalf of Swing Loan Lender, shall demand settlement (a "Settlement") of all or any Swing Loans with Lenders holding the Revolving Commitments on at least a weekly basis, or on any more frequent date that Agent elects or that Swing Loan Lender at its option exercisable for any reason whatsoever may request, by notifying Lenders holding the Revolving Commitments of such requested Settlement by facsimile, telephonic or electronic transmission no later than 3:00 p.m. on the date of such requested Settlement (the "Settlement Date"). Subject to any contrary provisions of Section 2.22, each Lender holding a Revolving Commitment shall transfer the amount of such Lender's Revolving Commitment Percentage of the outstanding principal amount (plus interest accrued thereon to the extent requested by Agent) of the applicable Swing Loan with respect to which Settlement is requested by Agent, to such account of Agent as Agent may designate not later than 5:00 p.m. on such Settlement Date if requested by Agent by 3:00 p.m., otherwise not later than 5:00 p.m. on the next Business Day. Settlements may occur at any time notwithstanding that the conditions precedent to making Revolving Advances set

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forth in Section 8.2 have not been satisfied or the Revolving Commitments shall have otherwise been terminated at such time. All amounts so transferred to Agent shall be applied against the amount of outstanding Swing Loans and, when so applied shall constitute Revolving Advances of such Lenders accruing interest as Domestic Rate Loans. If any such amount is not transferred to Agent by any Lender holding a Revolving Commitment on such Settlement Date, Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.6(c).
(e)    If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender's Advances shall be part of the Obligations secured by the Collateral.
2.7.    Maximum Advances. Except as provided in Section 16.2(e) hereof, the aggregate balance of Revolving Advances plus Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit or (b) the Formula Amount.
2.8.    Manner and Repayment of Advances.
(a)    The Revolving Advances and Swing Loans shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided. The Term Loan shall be due and payable as provided in Section 2.3. The Delayed Draw Term Loan shall be due and payable as provided in Section 2A.3(f). Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration upon the occurrence of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Advances (other than the Term Loan and the Delayed Draw Term Loan) shall be applied, first to the outstanding Swing Loans and next, pro rata according to the applicable Revolving Commitment Percentages of Lenders, to the

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outstanding Revolving Advances (subject to any contrary provisions of Section 2.22). Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Term Loan shall be applied to the Term Loan pro rata according to the Term Loan Commitment Percentages of Lenders. Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Delayed Draw Term Loan shall be applied to the Delayed Draw Term Loan pro rata according to the Delayed Draw Term Loan Commitment Percentages of Lenders.
(b)    Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers' Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the "Application Date"). Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Agent for Agent's sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (excluding items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).
(c)    All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.
(d)    Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to Agent on behalf of Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.
2.9.    Repayment of Excess Advances. If at any time the aggregate balance of outstanding Revolving Advances, Delayed Draw Term Loan and/or Advances taken as a whole exceeds the maximum amount of such type of Advances and/or Advances taken as a whole (as applicable) permitted hereunder, and except as provided in Section 16.2(e) hereof, such excess Advances shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or an Event of Default has occurred.

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2.10.    Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders, Borrowers, and with respect to Letters of Credit, other Loan Parties as applicable, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to Borrowers' Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
2.11.    Letters of Credit.
(a)    Subject to the terms and conditions hereof, Issuer shall issue or cause the issuance of standby and/or trade letters of credit denominated in Dollars or an Optional Currency ("Letters of Credit") for the account of any Borrower or any other Loan Party except to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swing Loans, plus (iii) the Maximum Undrawn Amount of all outstanding Letters of Credit, plus (iv) the Maximum Undrawn Amount of the Letter of Credit to be issued to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount (calculated without giving effect to the deductions provided for in Section 2.1(a)(y)((iii)). The Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans. Letters of Credit that have not been drawn upon shall not bear interest (but fees shall accrue in respect of outstanding Letters of Credit as provided in Section 3.2 hereof).
(b)    Notwithstanding any provision of this Agreement, Issuer shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Body or arbitrator shall by its terms purport to enjoin or restrain  Issuer from issuing any Letter of Credit, or any Law applicable to Issuer or any request or directive (whether or not having the force of law) from any Governmental Body with jurisdiction over Issuer shall prohibit, or request that Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which Issuer is not otherwise compensated hereunder) not in effect on the date of this Agreement, or shall impose upon Issuer any unreimbursed loss, cost or expense which was not applicable on the date of this Agreement, and which Issuer in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of Issuer applicable to letters of credit generally.

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(c)    As of the Closing Date, (i) the Existing Letters of Credit will be deemed to have been issued as, and be, Letters of Credit under this Agreement, and (ii) the Existing Letters of Credit and the reimbursement obligations in respect thereof will be Indebtedness under this Agreement and will no longer be Indebtedness under the Existing Credit Agreement. In accordance with the foregoing, from and after the Closing Date all fees and other charges payable with respect to the Existing Letters of Credit will be determined in accordance with Section 3.2(a) of this Agreement.
2.12.    Issuance of Letters of Credit.
(a)    Borrowing Agent, on behalf of any Loan Party, may request Issuer to issue or cause the issuance of a Letter of Credit by delivering to Issuer, with a copy to Agent at the Payment Office, prior to 1:00 p.m., at least five (5) Business Days prior to the proposed date of issuance, such Issuer's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent and Issuer; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Issuer shall not issue any requested Letter of Credit if such Issuer has received notice from Agent or any Lender that one or more of the applicable conditions set forth in Section 8.2 of this Agreement have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason.
(b)    Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, or other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term. Notwithstanding the foregoing, (A) the expiry date of a Letter of Credit may be up to one (1) year later than the last day of the Term if the Loan Parties Cash Collateralize each such Letter of Credit having an expiry date later than the last day of the Term on or before the thirtieth (30th) day prior to the last day of the Term; and (B) any Letter of Credit (other than a Letter of Credit which expires later than the last day of the Term) may provide for the automatic renewal thereof for an additional one-year period (or, in the case of any renewal or extension thereof, one year after such renewal or extension), subject however to the Cash Collateral requirement in clause (A) above in the event any such renewal would result in a Letter of Credit which expires later than the last day of the Term. Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the "UCP") or the International Standby Practices (International Chamber of Commerce Publication Number 590) (the "ISP98 Rules"), or any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Issuer, and each trade Letter of Credit shall be subject to the UCP. In addition, no trade Letter of Credit may permit the presentation of an ocean bill of lading that includes a condition that the original bill of lading is not required to claim the goods shipped thereunder.
(c)    Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

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(d)    Upon the request of Agent, (i) if the Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Borrowing, or (ii) if, on the last day of the Term, any Letter of Credit for any reason remains outstanding, Borrowers shall, in each case, immediately Cash Collateralize the Maximum Undrawn Amount of all outstanding Letters of Credit. Borrowers hereby grant to Agent, for the benefit of the Issuer and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.
2.13.    Requirements For Issuance of Letters of Credit.
(a)    Borrowing Agent shall authorize and direct any Issuer to name the applicable Loan Party as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct Issuer to deliver to Agent all instruments, documents, and other writings and property received by Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor.
(b)    In connection with all trade Letters of Credit issued or caused to be issued by Issuer under this Agreement, each Loan Party hereby appoints Issuer, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred: (i) to sign and/or endorse such Loan Party's name upon any warehouse or other receipts, and acceptances; (ii) to sign such Loan Party's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Loan Party or Issuer or Issuer's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Loan Party for such purpose; and (iv) to complete in such Loan Party's name or Issuer's, or in the name of Issuer's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent, Issuer nor their attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's, Issuer's or their respective attorney's willful misconduct. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.
2.14.    Disbursements, Reimbursement.
(a)    Immediately upon the issuance of each Letter of Credit, each Lender holding a Revolving Commitment shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Issuer a participation in each Letter of Credit and each drawing thereunder in an amount equal to such Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of such Letter of Credit (as in effect from time to time) and the amount of such drawing, respectively, in each case in the currency in which the Letter of Credit is issued.
(b)    In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Issuer will promptly notify Agent and Borrowing Agent. Regardless of whether Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Issuer shall sometimes be referred to as a "Reimbursement Obligation") Issuer prior to 12:00 Noon, on each date that an amount is paid by Issuer under any

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Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Issuer in the same currency as paid, unless otherwise required by the Issuer or the Agent. In the event Borrowers fail to reimburse Issuer for the full amount of any drawing under any Letter of Credit by 12:00 Noon, on the Drawing Date, Issuer will promptly notify Agent and each Lender holding a Revolving Commitment thereof, and Borrowers shall be automatically deemed to have requested that a Revolving Advance in Dollars (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuer in such other currency on the Drawing Date thereof) be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, and Lenders holding the Revolving Commitments shall be unconditionally obligated to fund such Revolving Advance (all whether or not the conditions specified in Section 8.2 are then satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason) as provided for in Section 2.14(c) immediately below. Any notice given by Issuer pursuant to this Section 2.14(b) may be oral if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(c)    Each Lender holding a Revolving Commitment shall upon any notice pursuant to Section 2.14(b) make available to Issuer through Agent at the Payment Office an amount in Dollars in immediately available funds equal to its Revolving Commitment Percentage (subject to any contrary provisions of Section 2.22) of the amount of the drawing (and, if the Letter of Credit was denominated in another currency, in the Dollar Equivalent amount to the amount paid by the Issuer in such other currency on the Drawing Date thereof), whereupon the participating Lenders shall (subject to Section 2.14(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount. If any Lender holding a Revolving Commitment so notified fails to make available in Dollars to Agent, for the benefit of Issuer, the amount of such Lender's Revolving Commitment Percentage of such amount by 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loan on and after the fourth day following the Drawing Date. Agent and Issuer will promptly give notice of the occurrence of the Drawing Date, but failure of Agent or Issuer to give any such notice on the Drawing Date or in sufficient time to enable any Lender holding a Revolving Commitment to effect such payment on such date shall not relieve such Lender from its obligations under this Section 2.14(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.14(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent or Issuer of a drawing.
(d)    With respect to any unreimbursed drawing that is not converted into a Revolving Advance in Dollars maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.14(b), because of Loan Party's failure to satisfy the conditions set forth in Section 8.2 hereof (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a "Letter of Credit Borrowing") in Dollars in the amount of such drawing (and, if the Letter of Credit was denominated in another currency, the Dollar Equivalent amount to the amount paid by the Issuer in such other currency on

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the Drawing Date thereof). Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan. Each applicable Lender's payment to Agent pursuant to Section 2.14(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment in respect of the applicable Letter of Credit under this Section 2.14.
(e)    Each applicable Lender's Participation Commitment in respect of the Letters of Credit shall continue until the last to occur of any of the following events: (x) Issuer ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled; and (z) all Persons (other than the Loan Parties) have been fully reimbursed for all payments made under or relating to Letters of Credit.
2.15.    Repayment of Participation Advances.
(a)    Upon (and only upon) receipt by Agent for the account of Issuer of immediately available funds from the Loan Parties (i) in reimbursement of any payment made by Issuer or Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Issuer or Agent under such a Letter of Credit, Agent will pay to each Lender holding a Revolving Commitment, in the same funds as those received by Agent, the amount of such Lender's Revolving Commitment Percentage of such funds, except Agent shall retain the amount of the Revolving Commitment Percentage of such funds of any Lender holding a Revolving Commitment that did not make a Participation Advance in respect of such payment by Agent (and, to the extent that any of the other Lender(s) holding the Revolving Commitment have funded any portion such Defaulting Lender's Participation Advance in accordance with the provisions of Section 2.22, Agent will pay over to such Non-Defaulting Lenders a pro rata portion of the funds so withheld from such Defaulting Lender).
(b)    If Issuer or Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers or any other Loan Party to Issuer or Agent pursuant to Section 2.15(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each applicable Lender shall, on demand of Agent, forthwith return to Issuer or Agent the amount of its Revolving Commitment Percentage of any amounts so returned by Issuer or Agent plus interest at the Federal Funds Effective Rate (or for any payment in an Optional Currency, the Overnight Rate).
2.16.    Documentation. Each Loan Party agrees to be bound by the terms of the Letter of Credit Application and by Issuer's interpretations of any Letter of Credit issued on behalf of such Loan Party and by Issuer's written regulations and customary practices relating to letters of credit, though Issuer's interpretations may be different from such Loan Party's own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of (A) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) or (B) the

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wrongful dishonor by the Issuer or any of Issuer's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or government authority, the Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent's or any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.17.    Determination to Honor Drawing Request. In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.
2.18.    Nature of Participation and Reimbursement Obligations. The obligation of each Lender holding a Revolving Commitment in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Issuer upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.18 under all circumstances, including the following circumstances:
(i)    any set-off, counterclaim, recoupment, defense or other right which such Lender or any Borrower or any other Loan Party, as the case may be, may have against Issuer, Agent, any Borrower, any other Loan Party, or Lender, as the case may be, or any other Person for any reason whatsoever;
(ii)    the failure of any Borrower or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.14;
(iii)    any lack of validity or enforceability of any Letter of Credit;
(iv)    any claim of breach of warranty that might be made by any Borrower, any other Loan Party, Agent, Issuer or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower, any other Loan Party, Agent, Issuer or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or assignee of the proceeds thereof (or any Persons for whom any such transferee or assignee may be acting), Issuer, Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower or any Subsidiaries of such Borrower and the beneficiary for which any Letter of Credit was procured);

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(v)    the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if Issuer or any of Issuer's Affiliates has been notified thereof;
(vi)    payment by Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which is forged or does not fully comply with the terms of such Letter of Credit (provided that the foregoing shall not excuse Issuer from any obligation under the terms of any applicable Letter of Credit to require the presentation of documents that on their face appear to satisfy any applicable requirements for drawing under such Letter of Credit prior to honoring or paying any such draw);
(vii)    the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)    any failure by Issuer or any of Issuer's Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent and Issuer have each received written notice from Borrowing Agent of such failure within three (3) Business Days after Issuer shall have furnished Agent and Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix)    the occurrence of any Material Adverse Change;
(x)    any breach of this Agreement or any Other Document by any party thereto;
(xi)    the occurrence or continuance of an insolvency proceeding with respect to any Borrower or any Guarantor;
(xii)    the fact that a Default or an Event of Default shall have occurred and be continuing;
(xiii)    the fact that the Term shall have expired or this Agreement or the obligations of Lenders to make Advances have been terminated; and
(xiv)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.19.    Liability for Acts and Omissions.
(a)    As between Borrowers and the other Loan Parties and Issuer, Swing Loan Lender, Agent and Lenders, each Borrower and Loan Party assumes all risks of the acts and omissions

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of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuer shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Issuer or any of its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower or any other Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower or any other Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Issuer, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of Issuer's rights or powers hereunder. Nothing in the preceding sentence shall relieve Issuer from liability for Issuer's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall Issuer or Issuer's Affiliates be liable to any Borrower or any other Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
(b)    Without limiting the generality of the foregoing, Issuer and each of its Affiliates: (i) may rely on any oral or other communication believed in good faith by Issuer or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Issuer or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a

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steamship agent or carrier or any document or instrument of like import (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
(c)    In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Issuer under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Issuer under any resulting liability to any Borrower, any other Loan Party, Agent or any Lender.
2.20.    Reserved.
2.21.    Use of Proceeds.
(a)    Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness, (ii) pay fees and expenses relating to this transaction, and (iii) for general corporate purposes and to provide for its working capital needs (including, without limitation, capital expenditures, permitted acquisitions, permitted dividends, permitted repurchase of stock, permitted repurchase, retirement or repayment of outstanding indebtedness and contributions to pension plans and voluntary employee benefit associations) and reimburse drawings under Letters of Credit.
(b)    Without limiting the generality of Section 2.21(a) above, neither the Borrowers, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.
2.22.    Defaulting Lender.
(a)    Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 so long as such Lender is a Defaulting Lender.
(b)    (c) except as otherwise expressly provided for in this Section 2.22, (x) Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender and (y) the applicable Delayed Draw Term Loan shall be made pro rata from Lenders holding the Delayed Draw Term Loan Commitments which are not Defaulting Lenders based on their respective Delayed Draw Term Loan Commitment Percentages, and no Delayed Draw Term Loan Commitment Percentage of any Lender or any pro rata share of any Delayed Draw Term Loan required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting

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Lender. Amounts received in respect of principal of any type of Revolving Advances or Delayed Draw Term Loan, as applicable, shall be applied to reduce such type of Revolving Advances or Delayed Draw Term Loan, as applicable, of each Lender (other than any Defaulting Lender) holding a Revolving Commitment or a Delayed Draw Term Loan Commitment, as applicable, in accordance with their Revolving Commitment Percentages or Delayed Draw Term Loan Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.
(i)    fees pursuant to Section 3.3(b) hereof shall cease to accrue in favor of such Defaulting Lender.
(ii)    if any Swing Loans are outstanding or any Letters of Credit (or drawings under any Letter of Credit for which Issuer has not been reimbursed) are outstanding or exist at the time any such Lender holding a Revolving Commitment becomes a Defaulting Lender, then:
(A)     Defaulting Lender's Participation Commitment in the outstanding Swing Loans and of the Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated among Non-Defaulting Lenders holding Revolving Commitments in proportion to the respective Revolving Commitment Percentages of such Non-Defaulting Lenders to the extent (but only to the extent) that (x) such reallocation does not cause the aggregate sum of outstanding Revolving Advances made by any such Non-Defaulting Lender holding a Revolving Commitment plus such Lender's reallocated Participation Commitment in the outstanding Swing Loans plus such Lender's reallocated Participation Commitment in the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit to exceed the Revolving Commitment Amount of any such Non-Defaulting Lender, and (y) no Default or Event of Default has occurred and is continuing at such time;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by Agent (x) first, prepay any outstanding Swing Loans that cannot be reallocated, and (y) second, cash collateralize for the benefit of Issuer, Borrowers' obligations corresponding to such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with Section 3.2(b) for so long as such Obligations are outstanding;
(C)    if Borrowers cash collateralize any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit pursuant to clause (B) above, Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of Maximum Undrawn Amount of all Letters of Credit during the period such Defaulting

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Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit are cash collateralized;
(D)    if Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated pursuant to clause (A) above, then the fees payable to Lenders holding Revolving Commitments pursuant to Section 3.2(a) shall be adjusted and reallocated to Non-Defaulting Lenders holding Revolving Commitments in accordance with such reallocation; and
(E)    if all or any portion of such Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is neither reallocated nor cash collateralized pursuant to clauses (A) or (B) above, then, without prejudice to any rights or remedies of Issuer or any other Lender hereunder, all Letter of Credit Fees payable under Section 3.2(a) with respect to such Defaulting Lender's Revolving Commitment Percentage of the Maximum Undrawn Amount of all Letters of Credit shall be payable to the Issuer (and not to such Defaulting Lender) until (and then only to the extent that) such Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit is reallocated and/or cash collateralized; and
(iii)    so long as any Lender holding a Revolving Commitment is a Defaulting Lender, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless such Issuer is satisfied that the related exposure and Defaulting Lender's Participation Commitment in the Maximum Undrawn Amount of all Letters of Credit and all Swing Loans (after giving effect to any such issuance, amendment, increase or funding) will be fully allocated to Non-Defaulting Lenders holding Revolving Commitments and/or cash collateral for such Letters of Credit will be provided by Borrowers in accordance with clause (A) and (B) above, and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 2.22(b)(iii)(A) above (and such Defaulting Lender shall not participate therein).
(d)    A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders" and "Supermajority Lenders", a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage, Term Loan Commitment Percentage or Delayed Draw Term Loan Commitment Percentage, provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clauses (i) or (ii) of Section 16.2(b).
(e)    Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall

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prejudice any rights which any Loan Party, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(f)    In the event that Agent, the Loan Parties, Swing Loan Lender and Issuer agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then Participation Commitments of Lenders holding Revolving Commitments (including such cured Defaulting Lender) of the Swing Loans and Maximum Undrawn Amount of all outstanding Letters of Credit shall be reallocated to reflect the inclusion of such Lender's Revolving Commitment, and on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.
(g)    If Swing Loan Lender or Issuer has a good faith belief that any Lender holding a Revolving Commitment has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, Swing Loan Lender shall not be required to fund any Swing Loans and Issuer shall not be required to issue, amend or increase any Letter of Credit, unless Swing Loan Lender or Issuer, as the case may be, shall have entered into arrangements with Borrowers or such Lender, satisfactory to Swing Loan Lender or Issuer, as the case may be, to defease any risk to it in respect of such Lender hereunder.
2.23.    Payment of Obligations. Agent may charge to Borrowers' Account as a Revolving Advance or, at the discretion of Swing Loan Lender, as a Swing Loan (i) all payments with respect to any of the Obligations required hereunder (including without limitation principal payments, payments of interest, payments of Letter of Credit Fees and all other fees provided for hereunder and payments under Sections 16.5 and 16.9) as and when each such payment shall become due and payable (whether as regularly scheduled, upon or after acceleration, upon maturity or otherwise), (ii) without limiting the generality of the foregoing clause (i), (a) all amounts expended by Agent or any Lender pursuant to Sections 4.2 or 4.3 hereof and (b) all expenses which Agent incurs in connection with the forwarding of Advance proceeds and the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.8(h), and (iii) any sums expended by Agent or any Lender due to any Loan Party's failure to perform or comply with its obligations under this Agreement or any Other Document including any Loan Party's obligations under Sections 3.3 4.4, 4.7, 6.4, 6.11, 6.12 and 6.13 hereof, and all amounts so charged shall be added to the Obligations and shall be secured by the Collateral. To the extent Revolving Advances are not actually funded by the other Lenders in respect of any such amounts so charged, all such amounts so charged shall be deemed to be Revolving Advances made by and owing to Agent and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender under this Agreement and the Other Documents with respect to such Revolving Advances.
2.24.    Increase in Maximum Revolving Advance Amount.
(a)    Prior to the last day of the Term, Borrowers may request that the Maximum Revolving Advance Amount be increased by (1) one or more of the current Lenders increasing their

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Revolving Commitment Amount (any current Lender which elects to increase its Revolving Commitment Amount shall be referred to as an "Increasing Lender") or (2) one or more new lenders (each a "New Lender") joining this Agreement and providing a Revolving Commitment Amount hereunder (or a combination of Increasing Lenders and New Lenders), subject to the following terms and conditions:
(i)    No current Lender shall be obligated to increase its Revolving Commitment Amount and any increase in the Revolving Commitment Amount by any current Lender shall be in the sole discretion of such current Lender;
(ii)    Borrowers may not request the addition of a New Lender unless (and then only to the extent that) there is insufficient participation on behalf of the existing Lenders in the increased Revolving Commitments being requested by Borrowers;
(iii)    There shall exist no Event of Default or Default on the effective date of such increase after giving effect to such increase;
(iv)    After giving effect to such increase, the Maximum Revolving Advance Amount shall not exceed Seven Hundred Million and 00/100 Dollars ($700,000,000.00);
(v)    Borrowers may not request an increase in the Maximum Revolving Advance Amount under this Section 2.24 more than four (4) times during the Term, and no single such increase in the Maximum Revolving Advance Amount shall be for an amount less than Fifty Million and 00/100 Dollars ($50,000,000.00) and incremental commitments in excess thereof of not less than Five Million and 00/100 Dollars ($5,000,000.00);
(vi)    The Loan Parties shall deliver to Agent on or before the effective date of such increase the following documents in form and substance satisfactory to Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Commitment Amounts has been approved by such Loan Parties, (2) certificate dated as of the effective date of such increase certifying that no Default or Event of Default shall have occurred and be continuing and certifying that the representations and warranties made by each Loan Party herein and in the Other Documents are true and complete in all respects with the same force and effect as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), (3) such other agreements, instruments and information (including supplements or modifications to this Agreement and/or the Other Documents executed by the Loan Parties as Agent reasonably deems necessary in order to document the increase to the Maximum Revolving Advance Amount and to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase, and (4) an opinion of counsel in form and substance satisfactory to Agent which shall cover such matters related to such increase as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(vii)    Borrowers shall execute and deliver (1) to each Increasing Lender a replacement Note reflecting the new amount of such Increasing Lender's Revolving Commitment

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Amount after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be cancelled) and (2) to each New Lender a Note reflecting the amount of such New Lender's Revolving Commitment Amount;
(viii)    Any New Lender shall be subject to the reasonable approval of Agent and Issuer;
(ix)    Each Increasing Lender shall confirm its agreement to increase its Revolving Commitment Amount pursuant to an acknowledgement in a form acceptable to Agent, signed by it and each Borrower and delivered to Agent at least five (5) days before the effective date of such increase; and
(x)    Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.24 pursuant to which such New Lender shall join and become a party to this Agreement and the Other Documents with a Revolving Commitment Amount as set forth in such lender joinder.
(b)    On the effective date of such increase, (i) Borrowers shall repay all Revolving Advances then outstanding, subject to Borrowers' obligations under Sections 3.7, 3.9, or 3.10; provided that subject to the other conditions of this Agreement, the Borrowing Agent may request new Revolving Advances on such date and (ii) the Revolving Commitment Percentages of Lenders holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall be recalculated such that each such Lender's Revolving Commitment Percentage is equal to (x) the Revolving Commitment Amount of such Lender divided by (y) the aggregate of the Revolving Commitment Amounts of all Lenders. Each Lender shall participate in any new Revolving Advances made on or after such date in accordance with its Revolving Commitment Percentage after giving effect to the increase in the Maximum Revolving Advance Amount and recalculation of the Revolving Commitment Percentages contemplated by this Section 2.24.
(c)    On the effective date of such increase, each Increasing Lender shall be deemed to have purchased an additional/increased participation in, and each New Lender will be deemed to have purchased a new participation in, each then outstanding Letter of Credit and each drawing thereunder and each then outstanding Swing Loan in an amount equal to such Lender's Revolving Commitment Percentage (as calculated pursuant to Section 2.24(b) above) of the Maximum Undrawn Amount of each such Letter of Credit (as in effect from time to time) and the amount of each drawing and of each such Swing Loan, respectively. As necessary to effectuate the foregoing, each existing Lender holding a Revolving Commitment Percentage that is not an Increasing Lender shall be deemed to have sold to each applicable Increasing Lender and/or New Lender, as necessary, a portion of such existing Lender's participations in such outstanding Letters of Credit and drawings and such outstanding Swing Loans such that, after giving effect to all such purchases and sales, each Lender holding a Revolving Commitment (including each Increasing Lender and/or New Lender) shall hold a participation in all Letters of Credit (and drawings thereunder) and all Swing Loans in accordance with their respective Revolving Commitment Percentages (as calculated pursuant to Section 2.24(b) above).

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(d)    On the effective date of such increase, Borrowers shall pay all cost and expenses incurred by Agent and by each Increasing Lender and New Lender in connection with the negotiations regarding, and the preparation, negotiation, execution and delivery of all agreements and instruments executed and delivered by any of Agent, Borrowers and/or Increasing Lenders and New Lenders in connection with, such increase (including all fees for any supplemental or additional public filings of any Other Documents necessary to protect, preserve and continue the perfection and priority of the liens, security interests, rights and remedies of Agent and Lenders hereunder and under the Other Documents in light of such increase).
2.25.    Currency Fluctuations. If on any Computation Date the aggregate balance of outstanding Revolving Advances and the Maximum Undrawn Amount of all outstanding Letters of Credit is in excess of the Maximum Revolving Advances Amount as a result of a change in exchange rates between one (1) or more Optional Currencies and Dollars, then the Agent shall notify the Borrowers of the same. The Borrowers shall pay or prepay the Advances (subject to Borrowers' indemnity obligations hereunder) within one (1) Business Day after receiving such notice such that the aggregate balance of outstanding Revolving Advances and the Maximum Undrawn Amount of all outstanding Letters of Credit shall not exceed the Maximum Revolving Advances Amount after giving effect to such payments or prepayments.
2.26.    Periodic Computations of Dollar Equivalent Amount of Letter of Credit Obligations; Requests for Additional Optional Currencies. The Agent will determine the Maximum Undrawn Amount of (i) proposed Letters of Credit to be denominated in an Optional Currency as of the requested date of issuance, as the case may be, and (ii) all outstanding obligations under Letters of Credit denominated in an Optional Currency as of the last Business Day of each month, (each such date under clauses (i) and (ii), a "Computation Date"). The Loan Parties may deliver to the Agent a written request that Letters of Credit to be issued hereunder be permitted to be issued in any other lawful currency (other than Dollars), in addition to the currency specified in the definition of "Optional Currency" herein, provided that such currency must be freely convertible into Dollars. The Agent will promptly notify the Lenders of any such request. The Agent and each Lender may grant or accept such request in its sole discretion. The Agent will promptly notify the Loan Parties of the acceptance or rejection by the Agent and each of the Lenders of the Loan Parties' request. The requested currency shall be approved as an Optional Currency hereunder only if the Agent and each of the Lenders approve the Loan Parties' request.
2.27.    Judgment Currency.
(i)    Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Other Document in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Lender could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

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(ii)    Indemnity in Certain Events. The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.
2.28.    European Monetary Union.
(a)    Payments In Euros Under Certain Circumstances. If (A) any Optional Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro or (B) any Optional Currency and the Euro are at the same time recognized by any governmental authority of the nation issuing such currency as lawful currency of such nation and the Agent or the Issuer shall so request in a notice delivered to the Loan Parties, then any amount payable hereunder by any party hereto in such Optional Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Optional Currency to the Euro at the exchange rate established by that nation for the purpose of implementing the replacement of the relevant Optional Currency by the Euro (and the provisions governing payments in Optional Currencies in this Agreement shall apply to such payment in the Euro as if such payment in the Euro were a payment in an Optional Currency). Prior to the occurrence of the event or events described in clause (A) or (B) of the preceding sentence, each amount payable hereunder in any Optional Currency will, except as otherwise provided herein, continue to be payable only in that currency.
(b)    Additional Compensation Under Certain Circumstances. Each Loan Party agrees, at the request of any Lender, to compensate such Lender for any loss, cost, expense or reduction in return that such Lender shall reasonably determine shall be incurred or sustained by such Lender as a result of the replacement of any Optional Currency by the Euro and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of any Lender setting forth such Lender's determination of the amount or amounts necessary to compensate such Lender shall be delivered to the Borrowing Agent and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Loan Parties shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
III.    INTEREST AND FEES.
3.1.    Interest. Interest on Advances shall be payable quarterly in arrears on the first day of each fiscal quarter with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at (a) the end of each Interest Period, and (b) for LIBOR Rate Loans with an Interest Period in excess of three months, at the end of each three month period during such Interest Period, provided further that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest

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charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, (ii) with respect to Swing Loans, either the Revolving Interest Rate for Domestic Rate Loans or the Daily LIBOR Rate, as applicable, (iii) with respect to the Term Loan, the Term Loan Rate, and (iv) with respect to the Delayed Draw Term Loan, the Delayed Draw Term Loan Rate. Except as expressly provided otherwise in this Agreement, any Obligations other than the Advances that are not paid when due shall accrue interest at the Revolving Interest Rate for Domestic Rate Loans, subject to the provision of the final sentence of this Section 3.1 regarding the Default Rate. Whenever, subsequent to the date of this Agreement, the Alternate Base Rate and/or the Daily LIBOR Rate, as applicable, is increased or decreased, the applicable Contract Rate for Domestic Rate Loans and/or Daily LIBOR Rate Loans, as applicable, shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate and/or the Daily LIBOR Rate, as applicable, during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Obligations shall bear interest at a rate per annum equal to the Alternate Base Rate plus: (i) with respect to the Revolving Credit Loans and Swing Loans, if any, the Applicable Margin applicable to Level III Domestic Rate Loans plus an additional two percent (2%) per annum; (ii) with respect to the Term Loan, the Applicable Margin with respect to the Term Loan plus an additional two percent (2%) per annum; and (iii) with respect to the Delayed Draw Term Loan, the Applicable Margin with respect to the Delayed Draw Term Loan plus an additional two percent (2%) per annum (the foregoing, as applicable, the "Default Rate").
3.2.    Letter of Credit Fees.
(a)    Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders holding Revolving Commitments, fees for each Letter of Credit (the "Letter of Credit Fees") for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average Dollar Equivalent daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin applicable to Letter of Credit Fees, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term, and (y) to Issuer, a fronting fee of one eighth of one percent (0.125%) per annum times the average daily face amount of each outstanding Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, to be payable quarterly in arrears on the first day of each calendar quarter and on the last day of the Term. In addition, Borrowers shall pay to Agent, for the benefit of Issuer, any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and the Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such charges, fees and expenses, if any, to be payable on demand. All such charges

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shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Issuer's prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.
(b)    Immediately upon the request of the Agent following the occurrence and during the continuance of an Event of Default, at the option of Agent or at the direction of Required Lenders (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of such Event of Default, without the requirement of any affirmative action by any party), or upon the expiration of the Term or any other termination of this Agreement Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time. Agent may, in its discretion, invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree (or, in the absence of such agreement, as Agent may reasonably select) and the net return on such investments shall be credited to such account and constitute additional cash collateral, or Agent may (notwithstanding the foregoing) establish the account provided for under this Section 3.2(b) as a non-interest bearing account and in such case Agent shall have no obligation (and Borrowers hereby waive any claim) under Article 9 of the Uniform Commercial Code or under any other Applicable Law to pay interest on such cash collateral being held by Agent. No Borrower may withdraw amounts credited to any such account except upon the occurrence of (1) the cure or waiver of all Events of Default which resulted in the requirement to Cash Collateralize, or (2) all of the following: (x) payment and performance in full of all Obligations; (y) expiration of all Letters of Credit; and (z) termination of this Agreement. Borrowers hereby assign, pledge and grant to Agent, for its benefit and the ratable benefit of Issuer, Lenders and each other Secured Party, a continuing security interest in and to and Lien on any such cash collateral and any right, title and interest of Borrowers in any deposit account, securities account or investment account into which such cash collateral may be deposited from time to time to secure the Obligations, specifically including all Obligations with respect to any Letters of Credit. Borrowers agree that upon the coming due of any Reimbursement Obligations (or any other Obligations, including Obligations for Letter of Credit Fees) with respect to the Letters of Credit, Agent may use such cash collateral to pay and satisfy such Obligations.
3.3.    Facility Fee. The Borrowers shall pay to Agent, for the ratable benefit of Lenders holding the Revolving Commitments based on their Revolving Commitment Percentages, a fee at

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a rate equal to: (i) thirty-seven and one-half of one basis points (.375%) multiplied by the Average Undrawn Availability for the most recently ended fiscal quarter, if the amount by which the Maximum Revolving Advance Amount exceeds the Average Undrawn Availability for such fiscal quarter is equal to or greater than fifty percent (50%); or (ii) twenty-five basis points (0.25%) multiplied by the Average Undrawn Availability for the most recently ended fiscal quarter, if the amount by which the Maximum Revolving Advance Amount exceeds the Average Undrawn Availability for such fiscal quarter is less than fifty percent (50%) (the "Facility Fee"). Such Facility Fee shall be payable to Agent in arrears on the first day of each fiscal quarter with respect to the previous fiscal quarter and on the earlier of (i) the termination of this Agreement or (ii) the last day of the Term.
3.4.    Reserved.
3.5.    Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed; provided that the interest applicable to Domestic Rate Loans shall be computed upon the basis of a year of 365/366 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.
3.6.    Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrowers; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.
3.7.    Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent, Swing Loan Lender, any Issuer or Lender and any corporation or bank controlling Agent, Swing Loan Lender, any Lender or Issuer and the office or branch where Agent, Swing Loan Lender, any Lender or Issuer (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a)    subject Agent, Swing Loan Lender, any Lender or Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Rate Loan, or change the basis of taxation of payments to Agent, Swing Loan Lender, such Lender or Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Agent, Swing Loan Lender, such Lender or the Issuer);

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(b)    impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent, Swing Loan Lender, Issuer or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)    impose on Agent, Swing Loan Lender, any Lender or Issuer or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by any Lender, or any Letter of Credit or participation therein;
and the result of any of the foregoing is to increase the cost to Agent, Swing Loan Lender, any Lender or Issuer of making, converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Agent, Swing Loan Lender, such Lender or Issuer deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent, Swing Loan Lender or such Lender or Issuer deems to be material, then, in any case Borrowers shall promptly pay Agent, Swing Loan Lender, such Lender or Issuer, upon its demand, such additional amount as will compensate Agent, Swing Loan Lender or such Lender or Issuer for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the LIBOR Rate, as the case may be. Agent, Swing Loan Lender, such Lender or Issuer shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.
3.8.    Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:
(a)    reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; or
(b)    Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan;
(c)    the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or
(d)    the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination. If such notice is given prior to a LIBOR Termination Date or prior to the date on which Section 3.12 applies, (i) any such requested LIBOR Rate Loan shall be made as a Domestic

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Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. (Eastern Standard Time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. (Eastern Standard Time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. (Eastern Standard Time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.
3.9.    Capital Adequacy.
(a)    In the event that Agent, Swing Loan Lender or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent, Swing Loan Lender, Issuer or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent, Swing Loan Lender, Issuer or any Lender and any corporation or bank controlling Agent, Swing Loan Lender or any Lender and the office or branch where Agent, Swing Loan Lender or any Lender (as so defined) makes or maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent, Swing Loan Lender or any Lender's capital as a consequence of its obligations hereunder (including the making of any Swing Loans) to a level below that which Agent, Swing Loan Lender or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's, Swing Loan Lender's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent, Swing Loan Lender or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent, Swing Loan Lender or such Lender such additional amount or amounts as will compensate Agent, Swing Loan Lender or such Lender for such reduction. In determining such amount or amounts, Agent, Swing Loan Lender or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent, Swing Loan Lender and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.
(b)    A certificate of Agent, Swing Loan Lender or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent, Swing Loan Lender or such Lender

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with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.
3.10.    Taxes.
(a)    Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Loan Parties shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Swing Loan Lender, Lender, Issuer or Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall timely pay the full amount deducted to the relevant Governmental Body in accordance with Applicable Law.
(b)    Without limiting the provisions of Section 3.10(a) above, Borrowers shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.
(c)    Each Loan Party shall indemnify Agent, Swing Loan Lender, each Lender, Issuer and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, Swing Loan Lender, such Lender, Issuer, or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Loan Parties by any Lender, Swing Loan Lender, Participant, or Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of Swing Loan Lender, a Lender or Issuer, shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Body, the Loan Parties shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.
(e)    Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Loan Party is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document shall deliver to the Loan Parties (with a copy to Agent), at the time or times prescribed by Applicable Law or reasonably requested by the Loan Parties or Agent, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, Agent shall be entitled to withhold United States federal income taxes at the full

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30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations or other Applicable Law. Further, Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender, Issuer or assignee or participant of a Lender or Issuer for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Code. In addition, any Lender, if requested by the Loan Parties or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Loan Parties or Agent as will enable the Loan Parties or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, in the event that any Loan Party is resident for tax purposes in the United States of America, any Foreign Lender (or other Lender) shall deliver to the Loan Parties and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender (or other Lender) becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Loan Parties or Agent, but only if such Foreign Lender (or other Lender) is legally entitled to do so), whichever of the following is applicable: two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(i)    two (2) duly completed valid originals of IRS Form W-8ECI,
(ii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of a Loan Party within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,
(iii)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Loan Parties to determine the withholding or deduction required to be made, or
(iv)    To the extent that any Lender is not a Foreign Lender, such Lender shall submit to Agent two (2) originals of an IRS Form W-9 or any other form prescribed by Applicable Law demonstrating that such Lender is not a Foreign Lender.
(f)    If a payment made to a Lender, Swing Loan Lender, Participant, Issuer, or Agent under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender, Swing Loan Lender, Participant, Issuer, or Agent shall deliver to the Agent (in the case of Swing Loan Lender, a Lender, Participant or Issuer) and the Loan Parties (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Agent or any Loan Party sufficient for Agent and the Loan Parties to comply with their obligations under FATCA and to determine that

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Swing Loan Lender, such Lender, Participant, Issuer, or Agent has complied with such applicable reporting requirements.
(g)    If Agent, Swing Loan Lender, a Lender, a Participant or Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this Section, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund); net of all out-of-pocket expenses of the Agent, Swing Loan Lender, such Lender, Participant, or the Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund), provided that the Loan Parties, upon the request of Agent, Swing Loan Lender, such Lender, Participant, or Issuer, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Body) to Agent, Swing Loan Lender, such Lender, Participant or the Issuer in the event Agent, Swing Loan Lender, such Lender, Participant or the Issuer is required to repay such refund to such Governmental Body. This Section shall not be construed to require Agent, Swing Loan Lender, any Lender, Participant, or Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.
3.11.    Replacement of Lenders. If any Lender (an "Affected Lender") (a) makes demand upon Borrowers for (or if Borrowers are otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to make or maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, (c) is a Defaulting Lender, or (d) denies any consent requested by the Agent pursuant to Section 16.2(b) hereof, Borrowers may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrowers to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or such Lender becoming a Defaulting Lender or denial of a request by Agent pursuant to Section 16.2(b) hereof, as the case may be, by notice in writing to the Agent and such Affected Lender (i) request the Affected Lender to cooperate with Borrowers in obtaining a replacement Lender satisfactory to Agent and Borrowers (the "Replacement Lender"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Amount, Term Loan Commitment Amount and Delayed Draw Term Loan Commitment Amount, as applicable, as provided herein, but none of such Lenders shall be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Agent in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Advances and its Revolving Commitment Amount, Term Loan Commitment Amount and Delayed Draw Term Loan Commitment Amount, as applicable, then such Affected Lender shall assign, in accordance with Section 16.3 hereof, all of its Advances and its Revolving Commitment , Term Loan Commitment and Delayed Draw Term Loan Commitment, as applicable, and other rights and obligations under this Loan Agreement and the Other Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

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3.12.    Successor LIBOR Rate Index.
(a)    If the Agent determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 3.8 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.8 have not arisen but the applicable supervisor or administrator (if any) of the LIBOR Rate or a Governmental Body having jurisdiction over the Agent has made a public statement identifying the specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (either such date, a "LIBOR Termination Date"), or (b) a rate other than the LIBOR Rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then the Agent may (in consultation with the Borrowing Agent) choose a replacement index for the LIBOR Rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate based on the replacement index will be substantially equivalent to the all-in LIBOR Rate-based interest rate in effect prior to its replacement.
(b)    The Agent and the Borrowers shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of the Agent, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the Other Documents (including, without limitation, Section 16.2), such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. on the tenth (10th) Business Day after the date a draft of the amendment is provided to the Lenders, unless the Agent receives, on or before such tenth (10th) Business Day, a written notice from the Required Lenders stating that such Lenders object to such amendment.
(c)    Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a LIBOR Rate-based rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the LIBOR Rate to the replacement index and (y) yield- or risk-based differences between the LIBOR Rate and the replacement index.
(d)    Until an amendment reflecting a new replacement index in accordance with this Section 3.12 is effective, each advance, conversion and renewal of any LIBOR Rate Loan will continue to bear interest with reference to the LIBOR Rate; provided however, that if the Agent determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all LIBOR Rate Loans shall automatically be converted to Domestic Rate Loans until such time as an amendment reflecting a replacement index and related matters as described above is implemented.
(e)    Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

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IV.    COLLATERAL: GENERAL TERMS
4.1.    Security Interest in the Collateral. To secure the prompt payment and performance to Agent, Issuer and each Lender (and each other holder of any Obligations) of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender, Issuer and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Loan Party shall provide Agent with prompt written notice of all Commercial Tort Claims related to the Collateral for which the amount of damages sought exceeds Five Million and 00/100 Dollars ($5,000,000.00) upon the occurrence of any events giving rise to any such claim(s) (regardless of whether legal proceedings have yet been commenced), such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims may be asserted and, if applicable in any case where legal proceedings regarding such claim(s) have been commenced, the case title together with the applicable court and docket number. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Agent a security interest and lien in and to such Commercial Tort Claims related to the Collateral described therein and all proceeds thereof. Each Loan Party shall provide Agent with written notice promptly upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, and at Agent's request shall take such actions as Agent may reasonably request for the perfection of Agent's security interest therein.
4.2.    Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in and Lien on the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements as Agent may reasonably request (it being understood that, in each case, notwithstanding the use of or failure to use commercially reasonable efforts to obtain any such Lien Waiver Agreements, the failure to so obtain any such Lien Waiver Agreement shall entitle the Agent to institute an appropriate rent reserve as determined in the Agent's Permitted Discretion with respect to any such location (provided that the Loan Parties shall not be required to obtain Lien Waiver Agreements with respect to those locations of the Loan Parties identified on Schedule 4.4 at which less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) of Collateral is located)), (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, customs and freight agreements and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest and Lien under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the

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Uniform Commercial Code in form and substance satisfactory to Agent. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to the Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid by Loan Parties to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.
4.3.    Preservation of Collateral. Following the occurrence and during the continuation of a Default or Event of Default in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of any Loan Party's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Loan Parties' owned or leased property. Each Loan Party shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
4.4.    Ownership and Location of Collateral.
(a)    With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all material respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Loan Party's Inventory shall be located (y) as set forth on Schedule 4.4 (as updated from time to time) or (z) at such other location as permitted under Section 4.4(b)(i), and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the Ordinary Course of Business and with respect to Inventory either in transit from one location identified on Schedule 4.4 to another location identified on Schedule 4.4 or located at third-party suppliers or processors or Subsidiaries of Loan Parties in the Ordinary Course of Business.
(b)    (i) There is no location at which any Loan Party has any Inventory (except for (1) Inventory in transit in the Ordinary Course of Business, (2) Inventory located at third-party suppliers or processors or at Loan Parties or Subsidiaries of Loan Parties in the Ordinary Course of Business, or (3) to the extent the book value of such Inventory does not exceed Fifty Million and 00/100 Dollars ($50,000,000.00)) other than those locations listed on Schedule 4.4; (ii) Schedule

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4.4 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored; none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns; (iii) Schedule 4.4 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.
4.5.    Defense of Agent's and Lenders' Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent's prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. Each Loan Party shall, and Agent may, at its option, during the continuance of an Event of Default, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will, during the continuance of an Event of Default, immediately deliver them to Agent in their original form together with any necessary endorsement.
4.6.    Inspection of Premises. Agent shall have, at any time after the Closing Date and from time to time but no more than one (1) time per fiscal year, full access to and the right to inspect the Collateral and all records pertaining thereto and to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business at the Loan Party's expense; provided that (A) there shall be no limitation on the number or frequency of such field examinations at the Loan Parties' expense if an Event of Default has occurred and is continuing; and (B) the frequency of such field examinations at the Loan Parties' expense may be increased by an additional one (1) time per year if the Undrawn Availability shall at any time be less than fifteen percent (15%) of the Maximum Revolving Advances Amount for any one day and thereafter until the Undrawn

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Availability is equal to or greater than fifteen percent (15%) of the Maximum Revolving Advances Amount for a period of thirty (30) consecutive days.
4.7.    Appraisals. Agent may, at any time after the Closing Date and from time to time but no more than one (1) time per fiscal year, engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, at the Loan Party's expense, for the purpose of appraising the then current values of Loan Parties' assets. Absent the occurrence and continuance of an Event of Default at such time, Agent shall consult with Loan Parties as to the identity of any such firm. Notwithstanding the foregoing, (A) if an Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of the Inventory appraisals at the Loan Parties' expense; and (B) the frequency of Inventory appraisals at the Loan Parties' expense may be increased by an additional one (1) time per year if Undrawn Availability shall at any time be less than 15% of the Maximum Revolving Advances Amount for any one day and thereafter until the Undrawn Availability is equal to or greater than fifteen percent (15%) of the Maximum Revolving Advances Amount for a period of thirty (30) consecutive days. In the event the value of Loan Parties' Inventory, as so determined pursuant to any appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances are in excess of such Advances permitted hereunder, then, promptly upon Agent's demand for same, Loan Parties shall make mandatory prepayments of the then outstanding Revolving Advances so as to eliminate the excess Advances.
4.8.    Receivables; Blocked Accounts and Deposit Accounts.
(a)    Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Loan Parties to Agent.
(b)    Each Customer, to the best of each Loan Party's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due. With respect to such Customers of any Loan Party who are not solvent, such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c)    Each Loan Party's books and records are located as set forth on Schedule 4.4. Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such location as specified in Schedule 4.4.
(d)    Upon the occurrence of a Trigger Event (until any Loan Party's authority to do so is terminated by Agent in accordance with the terms of this Agreement (which notice Agent may give at any time following the occurrence of an Event of Default or a Default)), each Loan

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Party shall, at such Loan Party's cost and expense, but on Agent's behalf and for Agent's account (1) collect as Agent's property and in trust for Agent all amounts due and/or received on Receivables, and shall not commingle such collections with any Loan Party's funds or use the same except to pay Obligations, and (2) as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (A) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (B) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s).
(e)    At any time following the occurrence and during the continuance of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, during the continuance of such Event of Default, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.
(f)    Agent shall have the right, at any time after the occurrence and during the continuance of a Default or an Event of Default, to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power at any time after the occurrence and during the continuance of an Event of Default or Default (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Loan Parties' rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence or willful misconduct; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default which is continuing, to change the address for delivery of mail addressed to any Loan Party to such

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address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.
(g)    Except as provided in subsection (f) above, neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.
(h)    Upon the occurrence of a Trigger Event, all proceeds of Collateral of the Borrowers shall be deposited by Borrowers into a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") as Agent may require pursuant to a Blocked Account Agreement. Borrowers shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited in such Blocked Account shall immediately become the property of Agent and Borrowers shall obtain the agreement by such bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Alternatively, upon the occurrence of a Trigger Event, Agent may establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrowers shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent in lieu of depositing same to the Blocked Accounts.
(i)    Notwithstanding anything that may be contained herein to the contrary, following the occurrence of a Trigger Event, if an Authorized Officer of the Borrowing Agent certifies to the Agent in writing that a Trigger Satisfaction Event has occurred (and the Borrowing Agent has provided the Agent with all calculations and documentation reasonably requested by Agent in connection therewith), (i) the requirements of Sections 4.8(d) and 4.8(h) shall be suspended until the next Trigger Event occurs, and (ii) the Agent shall provide written notice to the Borrowing Agent that the requirements of Sections 4.8(d) and 4.8(h) will be suspended until the occurrence of the next Trigger Event.
(j)    No Loan Party will, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the Ordinary Course of Business of such Loan Party.
(k)    All deposit accounts (including all Blocked Accounts and Depository Accounts), securities accounts and investment accounts of each Loan Party as of the Closing Date are set forth on Schedule 4.8(k). No Borrower shall open any new deposit account, securities account or investment account unless (i) the Borrowing Agent shall have given at least thirty (30) days prior written notice to Agent and (ii) if such account is to be maintained with a bank, depository institution or securities intermediary that is not the Agent, such bank, depository institution or securities intermediary, each applicable Borrower and Agent shall first have entered into an account

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control agreement in form and substance satisfactory to Agent sufficient to give Agent "control" (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account.
4.9.    Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.
4.10.    Reserved.
4.11.    Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party's agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.
4.12.    Financing Statements. Except with respect to the financing statements filed by Agent and financing statements permitted to be filed hereunder, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.
V.    REPRESENTATIONS AND WARRANTIES.
Each Loan Party jointly and severally represents and warrants as follows:
5.1.    Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party's corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or limited liability company action, as applicable, are not in contravention of law or the terms of such Loan Party's Organizational Documents or to the conduct of such Loan Party's business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect, except where the failure to obtain such Consents would not reasonably be expected to result in a Material Adverse Change, and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted

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Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound.
5.2.    Formation and Qualification.
(a)    Each Loan Party and each Domestic Subsidiary of a Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to result in a Material Adverse Change. Each Loan Party has delivered to Agent true and complete copies of its Organizational Documents and will promptly notify Agent of any material amendment or changes thereto.
(b)    The only Domestic Subsidiaries of the Loan Parties as of the Closing Date are listed on Schedule 5.2(b).
5.3.    Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
5.4.    Tax Returns. Each Loan Party's federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all material federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.
5.5.    Financial Statements.
(a)    ATI has delivered to the Agent copies of its audited year-end financial statements on a consolidated basis for and as of the end of the fiscal year ended December 31, 2018. In addition, ATI has delivered to the Agent copies of its unaudited consolidated interim financial statements as of the end of the fiscal quarter ended June 30, 2019 (all such annual and interim statements being collectively referred to as the "Statements"). The Statements were compiled from the books and records maintained by ATI's management, are correct and complete and fairly represent the consolidated financial condition of ATI and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

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(b)    The pro forma projections (including a pro forma closing balance sheet and pro forma statements of operations and cash flow) of ATI and its Subsidiaries on a consolidated basis for the fiscal years 2019 through 2024 and quarterly projections through December 31, 2020, copies of which have been delivered to the Agent and the Lenders (the "Projections") were approved by the Chief Financial Officer of ATI, are based on underlying assumptions which as of the Closing Date provide a reasonable basis for the projections contained therein and as of the Closing Date reflect Loan Parties' judgment based on present circumstances of the most likely set of conditions and course of action for the projected period (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, and that no assurance can be given that the projections will be realized).
(c)    Neither ATI nor any Subsidiary of ATI has any liabilities, contingent or otherwise, or forward or long-term commitments required to be disclosed in financial statements prepared under GAAP that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of ATI or any Subsidiary of ATI required to be disclosed in the Statements under GAAP which would constitute a Material Adverse Change. Since December 31, 2018, no Material Adverse Change has occurred.
5.6.    Entity Names. Except as set forth on Schedule 5.6 hereto no Loan Party has been known by any other company or corporate name (excluding any trade names of any such Loan Party), as applicable, in the past five (5) years, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.
5.7.    O.S.H.A. Environmental Compliance.
(a)    Except as set forth on Schedule 5.7 hereto, each Loan Party is in compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance with the Federal Occupational Safety and Health Act, and Environmental Laws except to the extent such failure to comply would not reasonably be expected to result in a Material Adverse Change, and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations, except to the extent such citations, notices or orders would not reasonably be expected to result in a Material Adverse Change.
(b)    Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all required federal, state and local licenses, certificates or permits (collectively, "Approvals") relating to all applicable Environmental Laws except to the extent the failure to obtain such licenses, certificates or permits would not reasonably be expected to result in a Material Adverse Change and all such Approvals are current and in full force and effect.
5.8.    Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.
(a)    (i) After giving effect to the transactions contemplated by this Agreement, each Loan Party will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date,

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the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.
(b)    Except as disclosed on Schedule 5.8(b)(i), no Loan Party has any pending or threatened litigation, arbitration, actions or proceedings which would reasonably be expected to constitute a Material Adverse Change. No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.
(c)    No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to result in a Material Adverse Change, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal except to the extent such violation would not reasonably be expected to result in a Material Adverse Change. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws.
(d)    No Loan Party or any member of the Controlled Group maintains or is required to contribute to any Plan other than those listed on Schedule 5.8(d) hereto. (i) Each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Plan is in compliance with Sections 412, 430 and 436 of the Code and Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Code; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) except as set forth on Schedule 5.8(d), the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Loan Party nor any member of the Controlled Group nor, to the knowledge of the Loan Parties, any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) no Termination Event has occurred or is reasonably expected to occur; (x) there exists no event described in Section 4043 of ERISA, for which the

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thirty (30) day notice period has not been waived; (xi) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (xii) except as set forth on Schedule 5.8(d) or as provided in various labor contracts to which one or more of the Loan Parties is a party and in effect from time to time neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) to the knowledge of the Loan Parties, no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.
5.9.    Patents, Trademarks, Copyrights and Licenses. Each Loan Party and each Domestic Subsidiary of each Loan Party owns or possesses all Intellectual Property reasonably necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Domestic Subsidiary, except where such failure would not constitute a Material Adverse Change. The Loan Parties are not aware of any actual or alleged objections or challenges to the Intellectual Property, except where such objections, challenges or alleged infringement would not result in a Material Adverse Change.
5.10.    Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to comply with procure such licenses or permits would reasonably be expected to result in a Material Adverse Change.
5.11.    Reserved.
5.12.    No Default. No Loan Party is in default in the payment or performance of any of its contractual obligations and no Default or Event of Default has occurred.
5.13.    No Burdensome Restrictions. No Loan Party or Domestic Subsidiary of a Loan Party is party to any contract or agreement the performance of which could reasonably be expected to result in a Material Adverse Change. No Loan Party or Domestic Subsidiary of a Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
5.14.    No Labor Disputes. Except as set forth in Schedule 5.14, no Loan Party is involved in any material labor dispute; there are no strikes or walkouts by employees of any Loan Party.
5.15.    Margin Regulations. No Loan Party and no Domestic Subsidiary of a Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of

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extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.
5.16.    Investment Company Act. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
5.17.    Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstance in which made, not misleading. There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to result in a Material Adverse Change.
5.18.    Reserved.
5.19.    Reserved.
5.20.    Reserved.
5.21.    Business and Property of Loan Parties. Upon and after the Closing Date, the Loan Parties do not engage in any business other than the manufacture, sale, processing, distribution or finishing of specialty materials and components, and related lines of business, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year.
5.22.    Ineligible Securities. The Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Agent or any Lender.
5.23.    Reserved.
5.24.    Equity Interests. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24, there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of any Loan Party. Except as set forth on Schedule 5.24(c), no Loan Party has issued any

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securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares other than stock options, stock plans and other equity based compensation with respect to the stock of ATI.
5.25.    Commercial Tort Claims. No Loan Party has any Commercial Tort Claims related to the Collateral.
5.26.    Letter of Credit Rights. As of the Closing Date, no Loan Party has any letter of credit rights securing the payment of Eligible Receivables.
5.27.    Material Contracts. All Material Contracts of the Loan Parties are in full force and effect and no material defaults currently exist thereunder.
5.28.    Designated Customers. Schedule 5.28 sets forth all Designated Customers of the Borrowers as of the Closing Date (which Schedule 5.28 shall be updated from time to time in accordance with Section 9.17 hereof).
5.29.    Senior Debt Status. The Obligations of each Loan Party under this Agreement and the Other Documents to which any Loan Party is a party do rank and will rank at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens.
VI.    AFFIRMATIVE COVENANTS.
Each Loan Party jointly and severally covenant and agree that until the indefeasible payment in full of the Obligations and termination of this Agreement, each such Loan Party shall, and shall cause each Domestic Subsidiary of each Loan Party to:
6.1.    Compliance with Laws. Comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 6.1 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.
6.2.    Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all Intellectual Property and take all actions reasonably necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to result in a Material Adverse Change; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws

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of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to result in a Material Adverse Change.
6.3.    Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.
6.4.    Payment of Taxes. Pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except (a) to the extent any such tax, assessment or other charge is the subject of a good faith dispute that is being diligently prosecuted and for which such Loan Party is maintaining adequate reserves therefor in accordance with GAAP and otherwise which does not result in any Lien with any priority over the security interest of the Agent or (b) to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Change. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Loan Party pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 6.4 shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until Borrowers shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrowers' credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.
6.5.    Preservation of Existence, Etc. (a) Maintain its legal existence as a corporation, partnership or limited liability company, as the case may be, and (b) maintain its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted by this Agreement or to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Change.
6.6.    Maintenance of Properties, Leases and Equipment. Maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties or equipment useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof as determined by the Loan Parties in good faith.

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6.7.    Visitation Rights. Subject to the limitations of Section 4.6 and 4.7, permit any of the officers or authorized employees or representatives of the Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Agent or the Lenders may reasonably request (provided, however, that prior to the occurrence of an Event of Default or Default that is continuing, such visits or inspections shall not exceed once per calendar year), provided that each Lender shall provide the Loan Parties and the Agent with reasonable written notice prior to any visit or inspection. In the event any Lender desires to conduct an audit of any Loan Party, such Lender shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.
6.8.    Use of Proceeds. Use the Letters of Credit and the proceeds of the Revolving Advances only in accordance with Section 2.21 hereof.
6.9.    Anti-Terrorism Laws. Shall not be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law. The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.
6.10.    Financial Covenants.
(a)    Fixed Charge Coverage Ratio. At any time a Trigger Event has occurred and until the occurrence of a Trigger Satisfaction Event, the Loan Parties shall maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00, calculated as of the end of the fiscal quarter most recently ended prior to the occurrence of such Trigger Event, and measured thereafter as of the end of each fiscal quarter, in each case for the four (4) consecutive fiscal quarters then ended.
(b)    2021 Notes Liquidity Requirement. Ninety-one (91) days prior to the stated maturity date of the 2021 Senior Unsecured Notes and at all times thereafter until such 2021 Senior Unsecured Notes have been paid in full or otherwise successfully refinanced, the Borrowers' 2021 Notes Liquidity shall be not be less than Seven Hundred Million and 00/100 Dollars ($700,000,000.00).
(c)    Term Loan/Delayed Draw Term Loan Minimum Liquidity. After giving proforma effect to any prepayment or payment of the Term Loan and/or any prepayment or payment of the Delayed Draw Term Loan, as applicable, in accordance with the terms and provisions of this Agreement, the Borrowers' Liquidity shall not be less than Two Hundred Million and 00/100 Dollars ($200,000,000.00); provided that, notwithstanding any terms and provisions of the definition of Liquidity to the contrary, such Liquidity shall be comprised of Undrawn Availability of not less than: (i) if, after giving proforma effect to any such prepayment or payment, the Loan Parties demonstrate a proforma Fixed Charge Coverage Ratio of greater than or equal to 1.00 to 1.00, One

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Hundred Million and 00/100 Dollars ($100,000,000.00); or (ii) if, after giving proforma effect to any such prepayment or payment, the Loan Parties demonstrate a proforma Fixed Charge Coverage Ratio of less than 1.00 to 1.00, One Hundred Fifty Million and 00/100 Dollars ($150,000,000.00).
(d)    2022 Notes Liquidity Requirement. Ninety-one (91) days prior to the stated maturity date of the 2022 Senior Unsecured Notes and at all times thereafter until such 2022 Senior Unsecured Notes have been paid in full or otherwise successfully refinanced, the Borrowers' 2022 Notes Liquidity shall be not be less than Four Hundred Million and 00/100 Dollars ($400,000,000.00).
(e)    2023 Notes Liquidity Requirement. Ninety-one (91) days prior to the stated maturity date of the 2023 Senior Unsecured Notes and at all times thereafter until such 2023 Senior Unsecured Notes have been paid in full or otherwise successfully refinanced, the Borrowers' 2023 Notes Liquidity shall be not be less than Seven Hundred Million and 00/100 Dollars ($700,000,000.00).
6.11.    Insurance.
(a)    Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. The Loan Parties shall comply with the covenants of such insurance policies. Risk of loss of, damage to, or destruction of the applicable Collateral is on the Loan Parties. If the Loan Parties fail to effect and keep in full force and effect such insurance, or fail to pay the premiums when due, the Agent may (but shall not be obligated to) do so for the account of the Loan Parties and add the cost thereof to the Obligations. Each Loan Party agrees to cause the Agent to be added by endorsement, in form and substance reasonably satisfactory to the Agent, as a lenders' loss payee (for itself and the benefit of the Lenders) to all applicable policies of commercial property insurance of any Loan Party, as the Agent's interests may appear, or otherwise assign and set over to the Agent all monies which may become payable on account of such insurance with respect to any loss event(s) involving Inventory to the extent both the insurance proceeds with respect to such Inventory exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) and no Event of Default has occurred and is continuing and agrees to pay over any such amounts to the Agent to the extent such Loan Party or Loan Parties have not used such proceeds to purchase or produce replacement Inventory during the one hundred eighty (180) day period commencing on the date such insurance proceeds become available to the such Loan Party or Loan Parties. In the event any such insurance proceeds are not eligible hereunder to be paid directly to the applicable Loan Party or Loan Parties as provided for above, each such Loan Party or Loan Parties shall direct the applicable insurer(s) to pay the Agent any such amount so due. Upon the occurrence and continuance of an Event of Default, the Agent shall be automatically and irrevocably appointed the attorney‑in‑fact of each Loan Party to, following the occurrence and continuance of an Event of Default, endorse any draft or check that may be payable to such Loan Party in order to collect the

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proceeds of such insurance. Any balance of insurance proceeds remaining in the possession of the Agent after payment in full of the Obligations shall be paid over to such Loan Party or its order.
6.12.    Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods, all its Indebtedness, except when the failure to do so could not reasonably be expected to result in a Material Adverse Change or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Lenders and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect except where the failure to do so could not reasonably be expected to result in a Material Adverse Change or when the amount or validity thereof is currently being Properly Contested.
6.13.    Environmental Matters.
(a)    Ensure that the Real Property and all operations and businesses conducted thereon are in compliance and remain in compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in compliance with Environmental Laws except to the extent the failure to so comply could not reasonably be expected to result in a Material Adverse Change.
(b)    Establish and maintain an environmental management and compliance system to assure and monitor continued compliance with all applicable Environmental Laws. All potential violations and violations of Environmental Laws shall be reviewed with in house or external legal counsel to determine any required reporting to applicable Governmental Bodies and any required corrective actions to address such potential violations or violations.
(c)    Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.
6.14.    Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7 and 9.8, as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).
6.15.    Joinder of ATI Salem Operations LLC. Promptly, and in any event within ten (10) Business Days following notice from the Agent that all necessary customer identification and verification procedures and requirements and all other procedures required under the CIP Regulations or any applicable Anti-Terrorism Laws with respect to the Lenders have been satisfied regarding ATI Salem Operations LLC, a Delaware limited liability company ("Salem Operations"), cause Salem Operations to expressly become a Borrower and become jointly and severally liable for the obligations of the Borrowers hereunder, under the Notes and under any other agreement

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between any Borrower and Lenders by complying with the applicable borrower joinder provisions of Section 7.12 [Subsidiaries and Partnerships].
6.16.    Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.
6.17.    Government Receivables. To the extent that the Loan Parties desire to include such Receivables in Eligible Receivables, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them which the Loan Parties desire to include in Eligible Receivables.
6.18.    Depository Accounts; Blocked Account Agreements. Within sixty (60) days of the Closing Date or such later date as the Agent shall reasonably determine, the Borrowers shall have opened Depository Accounts with Agent or Agent shall have received duly executed agreements establishing the Blocked Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral and Agent shall have entered into Blocked Account Agreements or other similar agreements with the applicable financial institutions, in each case, in form and substance satisfactory to Agent, with respect to such Blocked Accounts.
6.19.    Keepwell. If it is a Qualified ECP Loan Party, then jointly and severally, together with each other Qualified ECP Loan Party, hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non‑Qualifying Party's obligations under this Agreement or any Other Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 6.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.19, or otherwise under this Agreement or any Other Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 6.19 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the Other Documents. Each Qualified ECP Loan Party intends that this Section 6.19 constitute, and this Section 6.19 shall be deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Borrower and Guarantor for all purposes of Section 1a(18(A)(v)(II) of the CEA.
VII.    NEGATIVE COVENANTS.

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No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement:
7.1.    Merger, Consolidation, Acquisition and Sale of Assets.
(a)    Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or consummate an LLC Division or permit any other Person to consolidate with or merge with it, provided that:
i.(A) any Borrower may merge or consolidate into another Borrower, (B) any Loan Party that is not a Borrower may merge into another Loan Party that is not a Borrower, (C) any Loan Party that is not a Borrower may merge or consolidate into a Borrower so long as the Borrower survives such consolidation or merger, and (D) a Loan Party may merge or consolidate into a Subsidiary that is not a Loan Party, so long as the Loan Party survives such consolidation or merger; provided that in each of the foregoing cases, the Loan Parties shall provide Agent with ten (10) days prior written notice of such merger, consolidation or reorganization and shall deliver all of the relevant documents evidencing such merger, consolidation or reorganization; and
ii.subject to compliance with the Restricted Action Requirements, any Loan Party may enter into a Permitted Acquisition.
(b)    Sell, lease, transfer or otherwise dispose of any of its properties or assets (including, in each case, by way of an LLC Division), except:
i.transactions involving the sale of inventory in the Ordinary Course of Business;
ii.any sale, transfer or lease of assets in the Ordinary Course of Business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;
iii.subject to compliance with the Restricted Action Requirements, any sale, transfer or lease of assets by any Loan Party (or by any Domestic Subsidiary that is wholly owned, directly or indirectly, by one or more Loan Parties) to any other Loan Party;
iv.any sale, transfer or lease of assets in the Ordinary Course of Business which are replaced by substitute assets;
v.the transfer of the HRPF and other non-material assets necessary or required in the conduct of the HRPF Venture's business to the HRPF Venture so long as (a) there shall not exist any Event of Default or Default immediately prior to and after giving effect to any such transfer, and (b) all Inventory owned by any Loan

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Party to be processed by the HRPF Venture at the HRPF shall remain Inventory of such Loan Party at all times;
vi.the sale of Receivables of Borrowers as contemplated by the applicable Receivables Factoring Agreements, so long as: (a) there shall not exist any Event of Default or Default immediately prior to or after giving effect to such sale; and (b) an agreement with respect to such applicable Receivables Factoring Agreement, in each case, in form and substance reasonably satisfactory to the Agent, shall have been delivered to the Agent and be in full force and effect; or
vii.subject to compliance with the Restricted Action Requirements any sale, transfer or lease of properties or assets, other than those specifically excepted pursuant to clauses (i) through (v) above, provided that:

i.	there shall not exist any Event of Default or Default immediately prior to and after giving effect to such sale; and

ii.
the aggregate value of such assets sold, transferred or leased by the Loan Parties and their Subsidiaries during the term of this Agreement shall not exceed twenty percent (20%) of Consolidated Tangible Assets during the term of this Agreement or ten percent (10%) of Consolidated Tangible Assets in any fiscal year.

7.2.    Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.
7.3.    Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) as disclosed on Schedule 7.3, (b) guarantees made in the Ordinary Course of Business up to an aggregate amount of Thirty Million and 00/100 Dollars ($30,000,000.00), (c) guarantees by one or more Loan Parties of the Indebtedness, obligations or performance of any other Loan Parties or Subsidiaries of Loan Parties to the extent such Indebtedness, obligations or performance of such Loan Parties or Subsidiaries of Loan Parties are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement and (d) the endorsement of checks in the Ordinary Course of Business.
7.4.    Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.
7.5.    Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans.
7.6.    Reserved.
7.7.    Dividends and Restricted Payments. (i) Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable

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in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party; or (ii) make any Restricted Payment, except that the following shall be permitted: (A) any Loan Party may pay or make any such dividend or distribution to its respective equity holder so long as such equity holder is a Loan Party; and (B) if the Restricted Action Requirements have been met, the Loan Parties shall be permitted to make such dividends or distributions or Restricted Payments. With respect to tax distributions permitted pursuant to this Section, in the event (x) the actual distribution to members made pursuant to this Section exceeds the actual income tax liability of any member due to such Loan Party's status as a limited liability company, or (y) if such Loan Party was a subchapter C corporation, such Loan Party would be entitled to a refund of income taxes previously paid as a result of a tax loss during a year in which such Loan Party is a limited liability company, then the members shall repay such Loan Party the amount of such excess or refund, as the case may be, no later than the date the annual tax return must be filed by such Loan Party (without giving effect to any filing extensions). In the event such amounts are not repaid in a timely manner by any member, then such Loan Party shall not pay or make any distribution with respect to, or purchase, redeem or retire, any membership interest of such Loan Party held or controlled by, directly or indirectly, such member until such payment has been made.
7.8.    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.
7.9.    Nature of Business. Substantially change the nature of the business in which it is presently engaged and all businesses reasonably related thereto, nor except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted and all businesses reasonably related thereto.
7.10.    Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate (other than Loan Parties and Subsidiaries of Loan Parties), except (A) as set forth on Schedule 7.10, and (B) transactions entered into in the Ordinary Course of Business on an arm's length basis on terms no less favorable than term which would have been obtainable from a Person other than an Affiliate.
7.11.    Reserved.
7.12.    Subsidiaries and Partnerships.
(a)    Subject to Section 7.1, form, acquire or otherwise create, on or after the date of this Agreement, directly or indirectly, any Subsidiary (except entities described in Section 7.12(b) below) other than:
(i)    Foreign Subsidiaries of the Loan Parties;

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(ii)    Wholly-owned Domestic Subsidiaries of the Loan Parties if, as determined by the Agent, (A) (1) such Subsidiary expressly becomes a Borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Notes and under any other agreement between any Borrower and Lenders, by delivering to the Agent a Borrower Joinder and such other documents reasonably required by the Agent to join this Agreement and the Other Documents as a Borrower, or (2) such Subsidiary becomes a Guarantor for the Obligations by, among other things, delivering to the Agent a Guarantor Joinder and such other documents reasonably required by the Agent to join this Agreement and the Other Documents as a Guarantor, (B) Agent shall have received all documents, including Organizational Documents, legal opinions and all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, in each case, as it may reasonably require in connection therewith, and (C) such Subsidiary shall grant first priority, perfected Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, provided, however, to the extent such Subsidiary becomes a Borrower, none of such assets which become Collateral shall be included in the Formula Amount in accordance with the terms of this Agreement until such time as Agent makes such determination in its sole reasonable discretion based upon the field examination and/or appraisal of such assets in form and substance acceptable to the Agent; and
(iii)    The HRPF Venture so long as (a) there shall not exist any Event of Default or Potential Default immediately prior to and after giving effect to the formation of the HRPF Venture; (b) ATI beneficially owns or holds greater than fifty percent (50%) of any class of the voting equity interests of the HRPF Venture at all times; and (c) all Inventory owned by any Loan Party to be processed by the HRPF Venture at the HRPF shall remain Inventory of such Loan Party at all times (for purposes of clarity, the Restricted Action Requirements shall not apply to the HRPF Venture).
(b)    Except to the extent the Loan Parties are in compliance with the Restricted Action Requirements, enter into any other partnership, joint venture or similar arrangement.
7.13.    Fiscal Year and Accounting Changes. Change its fiscal year from a fifty-two (52)/fifty-three (53) week fiscal year beginning on the Monday closest to December 31st of the preceding calendar year and ending on the Sunday closest to December 31st of each calendar year; or make any material change (i) in accounting treatment and reporting practices except as required by GAAP or in accordance with SAB Topic 6.G(2)(b)1, Reporting Requirements for Accounting Changes (codified in ASC 250-10-S99-4) affirmatively meeting the SEC preferability requirements or (ii) in tax reporting treatment except as required or permitted by law.
7.14.    Reserved.
7.15.    Amendment of Organizational Documents. (i) (i) Change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) except for a one-time only change to ATI's certificate of incorporation and bylaws to allow for the entire board of directors to be elected annually rather

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than on a rolling one-third basis annually, otherwise amend, modify or waive any material term or material provision of its Organizational Documents unless required by law, in any such case without (x) giving at least five (5) days prior written notice of such intended change to Agent, (y) having received from Agent confirmation that Agent has taken all steps necessary for Agent to continue the perfection of and protect the enforceability and priority of its Liens in the Collateral belonging to such Loan Party and in the Equity Interests of such Loan Party and (z) in any case under clause (iv), having received the prior written consent of Agent and Required Lenders to such amendment, modification or waiver.
7.16.    Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in Section 406 of ERISA or Section 4975 of the Code which is not correctable under EPCRS or VFCP and could not reasonably be expected to result in a Material Adverse Change, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Agent of the occurrence of any Termination Event, (vi) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan, or (viii) cause, or permit any member of the Controlled Group to cause, a representation or warranty in Section 5.8(d) to cease to be true and correct.
VIII.    CONDITIONS PRECEDENT.
8.1.    Conditions to Initial Advances. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a)    The Agent shall have received a certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that the Loan Parties are in compliance with each of their representations, warranties, covenants and conditions hereunder and no Event of Default or Default exists and no Material Adverse Change has occurred since the date of the last audited financial statements of ATI and its Subsidiaries delivered to the Agent;
(b)    The Agent shall have received a certificate dated the Closing Date and signed by the Secretary, an Assistant Secretary, Officer or Manager, as the case may be, of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with

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this Agreement and the Other Documents; (b) the names of the Authorized Officers authorized to sign this Agreement and the Other Documents and their true signatures; and (c) copies of its Organizational Documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;
(c)    The Agent shall have received good standing certificates, or similar certifications, for each Loan Party dated not more than sixty (60) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party's jurisdiction of incorporation or formation, as the case may be, and each jurisdiction where the conduct of each entity's business activities or the ownership of each such entity's properties necessitates qualification;
(d)    The Agent shall have received this Agreement and each of the Other Documents signed by an Authorized Officer;
(e)    The Agent shall have received written opinion(s) of counsel for the Loan Parties, dated the Closing Date for the benefit of the Agent and each Lender and in form and substance satisfactory to the Agent and its counsel;
(f)    The Agent shall have received, in form and substance satisfactory to Agent, (i) evidence that insurance required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by the Loan Parties' insurance broker containing such information regarding the Loan Parties' casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured and lenders loss payee as provided herein, and (iii) lender loss payable endorsements issued by the Loan Parties' insurer naming Agent as lenders loss payee to the extent provided herein;
(g)    The Agent shall have received from the Borrowers a Borrowing Base Certificate as of August 31. 2019 demonstrating that (1) the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date, (2) after giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least Two Hundred and Fifty Million and 00/100 Dollars($250,000,000.00), and (3) the Average Undrawn Availability as of the Closing Date after giving effect to the initial Advances hereunder;
(h)    The Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;
(i)    The Agent shall have received a copy of the Projections in form and substance satisfactory to the Agent;
(j)    Lien searches for each of the Loan Parties in acceptable scope and with results acceptable to the Agent;

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(k)    The Agent shall have received (i) evidence acceptable to the Agent that all existing Indebtedness that is to be paid by initial Advances hereunder will be paid in full, and (ii) evidence satisfactory to Agent that all necessary termination statements, satisfaction documents and any other applicable releases in connection with any such existing Indebtedness and all other Liens with respect to Loan Parties that are not Permitted Encumbrances have been filed or arrangements satisfactory to Agent have been made for such filing;
(l)    The Agent shall have received evidence satisfactory to the Agent of the amount and nature of all contingent liabilities of the Loan Parties including tax, ERISA, employee retirement benefit and other contingent liabilities;
(m)    The Agent shall have received evidence satisfactory to the Agent (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, constitute a Material Adverse Change; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body;
(n)    Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;
(o)    The Agent shall have received Lien Waiver Agreements in form and substance satisfactory to the Agent (or the Agent shall have implemented appropriate rent reserves as determined by the Agent in its Permitted Discretion), with respect to all locations or places at which Inventory and books and records are located as set forth on Schedule 4.4 hereto other than those locations of the Loan Parties identified on Schedule 4.4 at which less than Five Hundred Thousand and 00/100 Dollars ($500,000.00) of Collateral is located;
(p)    The Agent shall have completed a Collateral examination and received an Inventory appraisal, the results of which shall be satisfactory in form and substance to Lenders;
(q)    The Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof;
(r)    (i) Since December 31, 2018 there shall not have occurred any event, condition or state of facts which could reasonably be expected to result in a Material Adverse Change

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and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;
(s)    The Agent shall be reasonably satisfied that each Loan Party is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;
(t)    The Existing Credit Agreement shall have been amended and restated at closing and all outstanding obligations thereunder shall be deemed to be Obligations hereunder, and such Obligations shall be allocated to each Lender on the Closing Date in accordance with such Lender's Revolving Commitment Percentage, Term Loan Commitment Percentage and/or Delayed Draw Term Loan Commitment Percentage, as applicable; and the Agent shall have paid all outstanding amounts owed to any lender under the Existing Credit Agreement who is not a Lender under this Agreement; and
(u)    All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and its counsel.
8.2.    Conditions to Each Advance. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a)    Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all respects on and as of such date as if made on and as of such date (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date);
(b)    No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;
(c)    Maximum Advances. In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement; and
(d)    Optional Currency Letters of Credit. In the case of any Letter of Credit to be denominated in an Optional Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange

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controls which in the reasonable opinion of the Agent or the Issuer would make it impracticable for such Letter of Credit to be denominated in the relevant Optional Currency.
Each request for an Advance by any Loan Party hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.
IX.    INFORMATION AS TO LOAN PARTIES.
Each Loan Party shall, or shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:
9.1.    Disclosure of Material Matters. Promptly upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or material disputes asserted by any Customer or other obligor.
9.2.    Schedules. Deliver to Agent (i) concurrently with the delivery of each Borrowing Base Certificate required pursuant to Section 9.9 hereof, supporting documentation, supplemental reporting and such other information as the Agent shall request in its Permitted Discretion; and (ii) on a weekly basis, commencing on the Thursday following a Weekly Borrowing Base Trigger Event and on each Thursday thereafter until a Weekly Borrowing Base Trigger Satisfaction Event occurs, (a) a sales report, including sales journals and credit listings, and (b) a cash receipts journal. In addition, each Loan Party will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer's invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.
9.3.    Environmental Reports. In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party's interest therein or the operations or the business (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any Governmental Body, in each case where the facts

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underlying such occurrence described in the preceding clause would reasonably be expected to result in a Material Adverse Change, then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
9.4.    Litigation. Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case materially affects the Collateral or which could reasonably be expected to result in a Material Adverse Change.
9.5.    Material Occurrences. Immediately notify Agent in writing upon the occurrence of: (a) any Event of Default or Default, (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Loan Party, which could reasonably be expected to result in a Material Adverse Change; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.
9.6.    Reserved.
9.7.    Annual Financial Statements. Furnish Agent and Lenders within ninety (90) days after the end of each fiscal year of ATI and its Subsidiaries, financial statements of ATI and its Subsidiaries on a consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by ATI and the Borrowers and satisfactory to Agent (the "Accountants"). In addition, the reports shall be accompanied by a Compliance Certificate from an Authorized Officer of ATI which shall include, among other things, reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the end of each fiscal quarter (regardless of whether a Trigger Event has occurred and is continuing), in each case for the four (4) consecutive fiscal quarters then ending.
9.8.    Monthly and Quarterly Financial Statements.

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(a)    Furnish Agent and Lenders within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of ATI and its Subsidiaries and unaudited statements of income, retained earnings and stockholders' equity and cash flow of ATI and its Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties' business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The reports shall be accompanied by a Compliance Certificate from an Authorized Officer of ATI which shall include, among other things, reasonably detailed calculations of the Fixed Charge Coverage Ratio as of the end of each fiscal quarter (regardless of whether a Trigger Event has occurred and is continuing), in each case for the four (4) consecutive fiscal quarters then ending; and
(b)    Furnish Agent and Lenders within twenty-five (25) days after the end of each of the first (1st) two (2) months in each fiscal quarter, an unaudited balance sheet of ATI and its Subsidiaries and unaudited statements of income and cash flow of ATI and its Subsidiaries on a consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the Loan Parties' business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.
Information required to be delivered pursuant to Sections 9.7 and 9.8 above, shall be deemed to have been delivered to the Agent and each Lender on the date on which such information is available on the website of the SEC at http://www.sec.gov without charge (to the extent such information has been posted or is available as described in such notice).
9.9.    Borrowing Base Certificates. Furnish Agent and Lenders within thirty (30) days after the end of each month as and for the prior fiscal month a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior fiscal month and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement). If a Weekly Borrowing Base Trigger Event occurs, (i) within three (3) Business Days of such applicable Weekly Borrowing Base Trigger Event, a Borrowing Base Certificate shall be furnished to the Agent and the Lenders based on the most recent fiscal week ended five (5) days or more prior to the date of such applicable Weekly Borrowing Base Trigger Event, and (ii) thereafter, within three (3) Business Days after each fiscal week until such time as a Weekly Borrowing Base Trigger Satisfaction Event occurs, a Borrowing Base Certificate shall be furnished to the Agent and the Lenders based on the most recently ended fiscal week.
9.10.    SEC Reports; Shareholder Communications. Furnish Agent promptly as soon as available, reports including Form 8-K, registration statements and prospectuses and other shareholder communications, filed by ATI with the SEC and not posted to the EDGAR website.

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9.11.    Additional Information. (i) Furnish the Agent and the Lenders such information and documentation as may reasonably be requested by Agent or any Lender from time to time for purposes of compliance by Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Agent or such Lender to comply therewith; and (ii) furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Other Documents have been complied with by Loan Parties party thereto including, without the necessity of any request by Agent, (a) at least twenty (20) days prior thereto, notice of any Loan Party's opening of any new office or place of business or any Loan Party's closing of any existing office or place of business where Collateral is located, (c) promptly upon any Loan Party's learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound where such events would reasonably be expected to result in a Material Adverse Change, and (d) promptly upon any Loan Party's learning thereof, notice of any Designated Customer's failure to maintain a rating of either "Baa3" or higher from Moody's, "BBB-" or higher from Standard & Poor's, or "BBB-" or higher from Fitch.
9.12.    Projected Operating Budget. Furnish Agent and Lenders, no later than January 31st of each fiscal year a fiscal quarter by fiscal quarter projected operating budget and cash flow of ATI on a consolidated basis for such fiscal year (including an income statement for each fiscal quarter and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by an Authorized Officer of ATI to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared (it being understood that such projections are and will be subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties' control, and that no assurance can be given that the projections will be realized).
9.13.    Reserved.
9.14.    Notice of Suits, Adverse Events. Furnish Agent with prompt written notice of (i) any lapse or other termination of any material Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business, and (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent.
9.15.    ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) except for actions or omissions correctable under EPCRS or VFCP and which could not

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reasonably be expected to result in a Material Adverse Change, any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) subject to the impacts of plan terminations and consolidations and the impact of labor contracts, any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive an unfavorable determination letter or any other notice from the Internal Revenue Service revoking the qualified status of any Plan that is intended to be qualified under Section 401(a) of the Code, together with copies of each such letter or notice; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (vii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.
9.16.    Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
9.17.    Updates to Certain Schedules. Promptly deliver to the Agent updates to the Schedules to this Agreement as shall be required to maintain the related representations and warranties as true and correct; provided that, absent the occurrence and continuance of any Event of Default, Loan Parties shall only be required to provide updates to the list of Designated Customers set forth on Schedule 5.28 from time to time but not less than on a quarterly basis. Any such updated Schedules delivered by Loan Parties to Agent in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Agent and attached to and made part of this Agreement.
9.18.    Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party's financial statements, trial balances or other accounting records of any sort in the independent accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party's financial status and business operations.

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X.    EVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an "Event of Default":
10.1.    Nonpayment. Failure by any Borrower to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment.
10.2.    Breach of Representation. Any representation or warranty made or deemed made by any Borrower or any Guarantor in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;
10.3.    Financial Information. Failure by any Loan Party to (i) furnish financial information required to be provided under Section 9.7 and/or Section 9.8, as applicable, hereof when due or within fifteen (15) days after receipt of a request, or (ii) permit the inspection of its books or records or access to its premises for audits and appraisals in accordance with the terms hereof;
10.4.    Reserved.
10.5.    Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Borrower, any Guarantor or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Borrower, any Guarantor or such Person, and Agent or any Lender, or (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 6.1, 6.3, 6.11, 6.17, 9.4 or 9.6 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect;
10.6.    Judgments. Any (a) judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any and/or all Borrowers or Guarantors in excess of available insurance for an aggregate amount in excess of One Hundred Twenty-Five Million and 00/100 Dollars ($125,000,000.00) and (b) (i) action shall be legally taken by any judgment creditor to levy upon assets or properties of any Borrower or any Guarantor to enforce any such judgment, (ii) such judgment shall remain undischarged for a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any Liens (subject only to Permitted Encumbrances) arising by virtue of the rendition, entry or issuance of such judgment upon the Collateral shall be senior to any Liens in favor of Agent on such Collateral;
10.7.    Bankruptcy. Any Loan Party or Domestic Subsidiary of a Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian,

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trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
10.8.    Reserved.
10.9.    Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (subject only to Permitted Encumbrances);
10.10.    Reserved.
10.11.    Cross Default. Either (x) any specified "event of default" under any Indebtedness (other than the Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of One Hundred Twenty-Five Million and 00/100 Dollars ($125,000,000.00) or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to result in a Material Adverse Change;
10.12.    Breach of Guaranty. Termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;
10.13.    Change of Control. Any Change of Control shall occur;
10.14.    Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower or any Guarantor, or any Borrower or any Guarantor shall so claim in writing to Agent or any Lender or any Loan Party challenges the validity of or its liability under this Agreement or any Other Document;
10.15.    Seizures. (a) Any portion of the Collateral shall be seized, garnished or taken by a Governmental Body, or any Borrower or any Guarantor, or (b) the title and rights of any Borrower or any Guarantor which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the

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opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents.
10.16.    Operations. The operations of any Borrower's or any Guarantor's manufacturing facility are interrupted at any time for more than thirty (30) consecutive days, which interruption would reasonably be expected to result in a Material Adverse Change.
10.17.    Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would result in a Material Adverse Change; or the occurrence of any Termination Event, or any Loan Party's failure to immediately report a Termination Event in accordance with Section 9.15 hereof.
10.18.    Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 16.18 is or becomes false or misleading at any time.
XI.    LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
11.1.    Rights and Remedies.
(a)    Upon the occurrence of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated, (ii) any of the other Events of Default and at any time thereafter, at the option of Agent or at the direction of Required Lenders all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) without limiting Section 8.2 hereof, any Default under Sections 10.7(vii) hereof, the obligation of Lenders to make Advances hereunder shall be suspended until such time as such involuntary petition shall be dismissed. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of any Loan Party's premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed

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that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid (including credit bid) for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Agent is granted a perpetual nonrevocable, royalty free, nonexclusive license and Agent is granted permission to use all of each Loan Party's (a) Intellectual Property which is necessary in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor.
(b)    To the extent that Applicable Law imposes duties on Agent to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent: (i) to fail to incur expenses reasonably deemed significant by Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of Collateral or to provide to Agent a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent would not be commercially unreasonable in Agent's exercise of remedies against the Collateral and that other actions or omissions by Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant

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any rights to any Loan Party or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
11.2.    Agent's Discretion. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder as against Loan Parties or each other.
11.3.    Setoff. Subject to Section 14.13, in addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party's property held by Agent and such Lender or any of their Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Agent and such Lender with respect to any deposits held by Agent or such Lender.
11.4.    Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
11.5.    Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent on account of the Obligations (including without limitation any amounts on account of any of Commodity Hedge Liabilities, Hedge Liabilities and any Other Lender Provided Financial Service Product Liabilities), or in respect of the Collateral shall be paid over or delivered as follows:
FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Agent in its capacity as such, the Issuer in its capacity as such and PNC in its capacity as a lender of Swing Loans, ratably among the Agent, the Issuer and PNC (as the lender of Swing Loans) in proportion to the respective amounts described in this clause First payable to them;
SECOND, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under this Agreement and the Other Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;
THIRD, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (other than the Term Loan or the Delayed Draw Term Loan) and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

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FOURTH, to the payment of that portion of the Obligations constituting unpaid principal of the Loans (other than the Term Loan or the Delayed Draw Term Loan) and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth payable to them and payment to the Agent for the account of the Issuer, to cash collateralize any undrawn amounts under outstanding Letters of Credit;
FIFTH, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Term Loan and the Delayed Draw Term Loan, among the applicable Lenders ratably based on each such Lender's Term Loan Commitment Percentage and Delayed Draw Term Loan Commitment Percentage in proportion to the respective amounts described in this clause Fifth payable to them;
SIXTH, to the payment of that portion of the Obligations constituting unpaid principal of the Term Loan and the Delayed Draw Term Loan, among the applicable Lenders ratably based on each such Lender's Term Loan Commitment Percentage and Delayed Draw Term Loan Commitment Percentage in proportion to the respective amounts described in this clause Sixth payable to them;
SEVENTH, to the payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges, and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuer, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Lender Provided Commodity Hedges, and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause Seventh held by them; and
LAST, the balance, if any, to the Loan Parties or as required by Law.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances, Commodity Hedge Liabilities, Hedge Liabilities and any Other Lender Provided Financial Service Product Liabilities held by such Lender bears to the aggregate then outstanding Advances, Commodity Hedge Liabilities, Hedge Liabilities and any Other Lender Provided Financial Service Product Liabilities) of amounts available to be applied pursuant to this Section 11.5; and (iii) notwithstanding anything to the contrary in this Section 11.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty (including sums received as a result of the exercise of remedies with respect to such Guaranty) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities, provided, however, that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Borrowers and/or Guarantors that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth above in this Section 11.5.
XII.    WAIVERS AND JUDICIAL PROCEEDINGS.

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12.1.    Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
12.2.    Delay. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
12.3.    Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
XIII.    EFFECTIVE DATE AND TERMINATION.
13.1.    Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until September 30, 2024 (the "Term") unless sooner terminated as herein provided. The Loan Parties may terminate this Agreement at any time upon ninety (90) days prior written notice to Agent upon payment in full of the Obligations.
13.2.    Termination. The termination of the Agreement shall not affect Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Borrower

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have been indefeasibly paid and performed in full after the termination of this Agreement or each Loan Party has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. Upon the occurrence of (a) payment and performance in full of the Obligations, (b) expiration of all Letters of Credit and (c) termination of this Agreement, the Agent shall, at the sole expense of the Loan Parties, promptly but in any event within thirty (30) days of such occurrence, take such action as is reasonably necessary to file UCC-3 termination statements or other termination documents, as applicable, with respect to filings made by or on behalf of the Agent hereunder and, in the event the Agent shall not have taken such action as required hereunder, each Loan Party shall be authorized by the Agent (for itself and on behalf of the Lenders) to file such UCC-3 termination statements or such other termination documents with respect to such filings. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.
XIV.    REGARDING AGENT.
14.1.    Appointment. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in Sections 2.8(b) and 3.3) charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent's discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
14.2.    Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in,

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or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.
14.3.    Lack of Reliance on Agent. Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Borrower and each Guarantor in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Borrower and each Guarantor. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.
14.4.    Resignation of Agent; Successor Agent. Agent may resign on sixty (60) days written notice to each Lender and Borrowing Agent and upon such resignation, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties (provided that no such approval by Loan Parties shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent's right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including all account control agreements), and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent's appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such

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Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After any Agent's resignation as Agent, the provisions of this Article XIV, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article XIV and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens).
14.5.    Certain Rights of Agent. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.
14.6.    Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
14.7.    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
14.8.    Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances and its respective Participation Commitments in the outstanding Letters of Credit and outstanding Swing Loans (or, if no Advances are outstanding, pro rata according to

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the percentage that its Revolving Commitment Amount and Delayed Draw Term Loan Commitment Amount, as applicable, constitutes of the total aggregate Revolving Commitment Amounts and Delayed Draw Term Loan Commitment Amounts), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
14.9.    Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
14.10.    Delivery of Documents. To the extent Agent receives financial statements required under Sections 9.7 and 9.8 or Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement which any Loan Party is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.
14.11.    Loan Parties' Undertaking to Agent. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
14.12.    No Reliance on Agent's Customer Identification Program. To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti‑Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

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14.13.    Other Agreements. Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
XV.    BORROWING AGENCY.
15.1.    Borrowing Agency Provisions.
(a)    Each Loan Party hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity, whether verbally, in writing or through electronic methods (including, without limitation, an Approved Electronic Communication) to (i) borrow, (ii) request advances, (iii) request the issuance of Letters of Credit, (iv) sign and endorse notes, (v) execute and deliver all instruments, documents, applications, security agreements, reimbursement agreements and letter of credit agreements for Letters of Credit and all other certificates, notice, writings and further assurances now or hereafter required hereunder, (vi) make elections regarding interest rates, (vii) give instructions regarding Letters of Credit and agree with Issuer upon any amendment, extension or renewal of any Letter of Credit and (viii) otherwise take action under and in connection with this Agreement and the Other Documents, all on behalf of and in the name such Loan Party or Loan Parties, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b)    The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request. Neither Agent nor any Lender shall incur liability to Loan Parties as a result thereof. To induce Agent and Lenders to do so and in consideration thereof, each Loan Party hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Loan Parties as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c)    All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Loan Party notice of borrowing or any other notice, any failure of Agent or any Lender to

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pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party's Obligations or the lack thereof. Each Loan Party waives all suretyship defenses.
(d)    Notwithstanding any provisions regarding joint and several liability contained in this Agreement or in any agreements related hereto, this Agreement and such other agreements shall not constitute and shall not be construed as a guaranty by any Loan Party of any obligations which ATI may have hereunder, under any separate Guaranty executed by ATI or any other agreement related hereto to which ATI is a party.
15.2.    Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or any other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any other Loan Parties' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
XVI.    MISCELLANEOUS.
16.1.    Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the Commonwealth of Pennsylvania, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mail of the United States of America, or, at Agent's option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party's agent for the purpose of accepting service within the Commonwealth of Pennsylvania. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party

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against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Allegheny, Commonwealth of Pennsylvania.
16.2.    Entire Understanding.
(a)    This Agreement and the documents executed concurrently herewith contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Notwithstanding the foregoing, Agent may modify this Agreement or any of the Other Documents for the purposes of completing missing content or correcting erroneous content of an administrative nature, without the need for a written amendment, provided that the Agent shall send a copy of any such modification to the Loan Parties and each Lender (which copy may be provided by electronic mail). Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)    Required Lenders, Agent with the consent in writing of Required Lenders, and Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:
(i)    increase the Revolving Commitment Amount, Term Loan Commitment Amount or Delayed Draw Term Loan Commitment Amount, as applicable, of any Lender without the consent of such Lender;
(ii)    whether or not any Advances are outstanding, extend the Term, the Term Loan Maturity Date, the Delayed Draw Term Loan Maturity Date or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to any Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 or of default rates of Letter of Credit fees under Section 3.2 (unless imposed by Agent));

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(iii)    alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) or any other provision hereof relating to the pro rata treatment of the Lenders without the consent of all Lenders;
(iv)    alter the definition of the term Supermajority Lenders without the consent of all Lenders holding a Revolving Commitment;
(v)    alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;
(vi)    release any Collateral during any calendar year (other than in connection with a disposition of such Collateral permitted under Section 7.1 or otherwise in accordance with the provisions of this Agreement) having an aggregate value in excess of Twenty Million and 00/100 Dollars ($20,000,000.00) without consent of all Lenders (other than in connection with a disposition of such Collateral permitted under Section 7.1 or otherwise in accordance with the provisions of this Agreement);
(vii)    change the rights and duties of Agent without the consent of all Lenders;
(viii)    subject to clause (e) below, permit any Revolving Advance to be made if, after giving effect thereto, the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount without the consent of all Lenders holding a Revolving Commitment;
(ix)    increase the Advance Rates above the Advance Rates in effect on the Closing Date or change any of the other definitions used in the calculation of the Formula Amount in a manner that could increase the availability of any Revolving Advances under Section 2.1 without the consent of the Supermajority Lenders; provided that the use by the Agent of its Permitted Discretion to make adjustments to eligibility criteria or to impose or remove reserves, in each case in accordance with the terms of this Agreement, shall not require the consent of any Lender;
(x)    alter the definition of the term Required Revolving Lenders or alter, amend, modify or waive any term or provision of Section 2.3(b), 2.3A(g), Section 8.2 and/or Section 16.2, as the same are in effect on the Closing Date, without the consent of the Required Revolving Lenders; or
(xi)    release any Guarantor or Borrower without the consent of all Lenders except any Guarantor or Borrower, the ownership interests of which are sold or otherwise disposed of or transferred to Persons other than Loan Parties or Subsidiaries of Loan Parties in a transaction permitted under Section 7.1.
(c)    Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions

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and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
(d)    In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.
(e)    Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Formula Amount at such time by up to ten percent (10%) of the Formula Amount for up to sixty (60) consecutive Business Days (the "Out-of-Formula Loans"). If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a) nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment Amount. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Formula Amount was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be either "Eligible Receivables" or "Eligible Inventory", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Formula Amount by more than ten percent (10%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 16.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances

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made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
(f)    In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent is hereby authorized by Loan Parties and Lenders, at any time in Agent's sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances ("Protective Advances") to Loan Parties on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement (the "Protective Advances"); provided, that the Protective Advances plus all Out-of-Formula Loans made hereunder shall not exceed ten percent (10%) of the Maximum Revolving Advance Amount in the aggregate and provided further that at any time after giving effect to any such Protective Advances, the outstanding Revolving Advances, Swing Loans, and the Maximum Undrawn Amount of all outstanding Letters of Credit do not exceed the Maximum Revolving Advance Amount. Agent's authorization to make Protective Advances in accordance with this Section 16.2(f) may be revoked at any time by the Required Lenders and any such revocation must be in writing and shall become effective prospectively upon the Agent's receipt thereof. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages and such Protective Advances shall bear interest at the Default Rate. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 16.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.
16.3.    Successors and Assigns; Participations; New Lenders.
(a)    This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement (including, in each case, by way of an LLC Division) without the prior written consent of Agent and each Lender.
(b)    Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a "Participant"). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder

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as fully as if such Participant were the direct holder thereof provided that (i) the Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Loan Party's prior written consent, and (ii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances.
(c)    Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances, the Term Loan and/or the Delayed Draw Term Loan under this Agreement and the Other Documents to one or more additional Persons and one or more additional Persons may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than Five Million and 00/100 Dollars ($5,000,000.00), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentage, Term Loan Commitment Percentage and/or Delayed Draw Term Loan Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages, the Term Loan Commitment Percentages and/or the Delayed Draw Term Loan Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages, the Term Loan Commitment Percentages and/or the Delayed Draw Term Loan Commitment Percentages, as applicable, arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.
(d)    Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances, the Term Loan and/or the Delayed Draw Term Loan under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course

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of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.
(e)    The Loan Parties shall, with respect each of clause (c) and (d) above, execute and deliver such further documents and do such further acts and things in order to effectuate the transactions contemplated by clause (c) or (d), as applicable; provided, however, that the consent of Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Permitted Assignee; provided, further, that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within five (5) Business Days after having received prior notice thereof.
(f)    Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(g)    Each Borrower authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of such Borrower.
(h)    Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time and from time to time pledge or assign a security interest in all or any

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portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
16.4.    Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
16.5.    Indemnity. Each Loan Party shall defend, protect, indemnify, pay and save harmless Agent, Issuer, each Lender and each of their respective officers, directors, Affiliates, attorneys, employees and agents (each an "Indemnified Party") for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel (including allocated costs of internal counsel)) (collectively, "Claims") which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the transactions contemplated by this Agreement, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby, (iii) any Borrower's or any Guarantor's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Agent, Issuer or any Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by any Borrower, any Affiliate or Subsidiary of any Borrowers, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto. Without limiting the generality of any of the foregoing, each Loan Party shall defend, protect, indemnify, pay and save harmless each Indemnified Party from any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders or Loan Parties on account of the execution or delivery of this Agreement, or the

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execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay (or will promptly reimburse Agent and Lenders for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith.
16.6.    Notice. Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a website to which the Loan Parties are directed (an "Internet Posting") if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6. Any Notice shall be effective:
(a)    In the case of hand-delivery, when delivered;
(b)    If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c)    In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d)    In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e)    In the case of electronic transmission, when actually received;
(f)    In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(g)    If given by any other means (including by overnight courier), when actually received.

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Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.
(A)    If to Agent or PNC at:
PNC Bank, National Association
The Tower at PNC Plaza, 14th Floor
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:    Douglas Hoffman, Vice President
Telephone:    (412) 768-1333
Facsimile:    (412) 768-4369
with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention: Lisa Pierce
Telephone: (412) 762-6442
Facsimile: (412) 762-8672
with an additional copy to:
Clark Hill PLC
One Oxford Centre
301 Grant Street, 14th Floor
Pittsburgh, Pennsylvania 15219-1425
Attention: D. Craig Russell, III, Esquire
Telephone: (412) 394-7730
Telecopier:    (412) 394-2555
(B)    If to a Lender other than Agent, as specified on the signature pages hereof
(C)    If to Borrowing Agent or any Loan Party:

Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
Attention: Scott A. Minder, Vice President, Investor Relations and Treasurer

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Telephone: (412) 394-3047
Facsimile: _______________

with a copy to:

Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222-5479
Attention: Elliot S. Davis, Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Telephone: (412) 394-2835
Facsimile: (412) 394-3010
16.7.    Survival. The obligations of Loan Parties under Sections 2.2(f), 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 16.5 and 16.9 and the obligations of Lenders under Sections 2.2, 2.15(b), 2.16, 2.18, 2.19, 14.8 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.
16.8.    Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
16.9.    Expenses. The Loan Parties shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by Agent, any Lender or Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of Agent's regular employees and agents engaged periodically to perform audits of the any Loan Party's or any Loan Party's Affiliate's or Subsidiary's books, records and business properties.
16.10.    Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens

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to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
16.11.    Consequential Damages. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.
16.12.    Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
16.13.    Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.
16.14.    Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
16.15.    Confidentiality; Sharing Information. Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes

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each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Agent in favor of any Loan Party or any of any Loan Party's affiliates, the provisions of this Agreement shall supersede such agreements.
16.16.    Publicity. Each Loan Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.
16.17.    Certifications From Banks and Participants; USA PATRIOT Act.
(a)    Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
(b)    The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution. Consequently, Lender may from time to time request, and each Loan Party shall provide to Lender, such Loan Party's name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.
16.18.    Anti-Terrorism Laws.
(a)    Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

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(b)    Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.
16.19.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions Contractual Recognition of Bail-In. Notwithstanding anything to the contrary in this Agreement or any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any EEA Financial Institution; and
(ii)    the effects of any Bail-in Action on any such liability, including, if applicable:
(a)    a reduction in full or in part or cancellation of any such liability;
(b)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or
(c)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
16.20.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any Other Document), each Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm's-length commercial transactions among the Loan Parties and their Affiliates, on the one hand, and the Lenders, on the other hand, (B) Each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is

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capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the Other Documents; (ii) (A) each of the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of such Loan Party's Affiliates, or any other Person and (B) no Lender has any obligation to any Loan Party or any of such Loan Party's Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the Other Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Lender has any obligation to disclose any of such interests to any Loan Party or any of such Loan Party's Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
16.21.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Agreement or any Other Documents provide support, through a guarantee or otherwise, for any Swap or any other agreement or instrument that is a QFC (such support, "QFC Credit Support", and each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Agreement, any Other Documents and any Supported QFC may in fact be stated to be governed by the laws of the Commonwealth of Pennsylvania and/or of the United States or any other state of the United States):
(i)    In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Agreement or any Other Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC, the Agreement and any Other Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(ii)    As used in this Section 16.21, the following terms have the following meanings:
"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
"Covered Entity" means any of the following: (i) a "covered entity"” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"QFC” has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
16.22.    No Novation. THIS AGREEMENT REPLACES THE EXISTING CREDIT AGREEMENT. THIS AGREEMENT IS NOT INTENDED TO CONSTITUTE, AND DOES NOT CONSTITUTE, A NOVATION OR SATISFACTION OF THE OBLIGATIONS REPRESENTED BY THE EXISTING CREDIT AGREEMENT.

[SIGNATURE PAGES FOLLOW]

XVII.
Each of the parties has signed this Agreement to be effective as of the Closing Date.

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BORROWERS:
WITNESS/ATTEST: /s/ Amanda Skov	OREGON METALLURGICAL, LLC, an Oregon limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	ALLEGHENY LUDLUM, LLC, a Pennsylvania limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	TDY INDUSTRIES, LLC, a California limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov
INTERNATIONAL HEARTH MELTING, LLC, an Oregon limited liability company
By: Oregon Metallurgical, LLC, its Sole Manager
By: /s/ Patrick J. DeCourcy
Name: Patrick J. DeCourcy
Title: Executive Vice President

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BORROWERS (Continued)
WITNESS/ATTEST: /s/ Amanda Skov	ATI PRECISION FINISHING, LLC, a Pennsylvania limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	TITANIUM WIRE CORPORATION, a Pennsylvania corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	ENVIRONMENTAL, INC., a California corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	ATI TITANIUM LLC, a Delaware limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President

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BORROWERS (Continued)
WITNESS/ATTEST: /s/ Amanda Skov	ATI FLOWFORM PRODUCTS, LLC, a Delaware limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ATI LADISH LLC, a Wisconsin limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	ATI LADISH MACHINING, INC., a Nevada corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President

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BORROWERS (Continued)
WITNESS/ATTEST: /s/ Amanda Skov	CHEN-TECH INDUSTRIES, INC., a Nevada corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	ATI POWDER METALS LLC, a Pennsylvania limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	ATI FLAT ROLLED PRODUCTS HOLDINGS, LLC, a Pennsylvania limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President

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GUARANTORS:
WITNESS/ATTEST: /s/ Amanda Skov	TDY HOLDINGS, LLC, a Delaware limited liability company By: /s/ Scott A. Minder Name: Scott A. Minder Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ATI OPERATING HOLDINGS, LLC, a Delaware limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ATI PROPERTIES LLC, a Delaware limited liability company By: /s/ Scott A. Minder Name: Scott A. Minder Title: Treasurer
WITNESS/ATTEST: /s/ Amanda Skov	ALC FUNDING CORPORATION, a Delaware corporation By: /s/ Scott A. Minder Name: Scott A. Minder Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ALLEGHENY TECHNOLOGIES INCORPORATED, a Delaware corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Senior Vice President

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GUARANTORS (Continued):
WITNESS/ATTEST: /s/ Amanda Skov	ATI CANADA HOLDINGS, INC., a Delaware corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ALLEGHENY TECHNOLOGIES INTERNATIONAL, INC., a California corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ATI ALLEGHENY LUDLUM, INC., a Massachusetts corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	TI OREGON, INC., an Oregon corporation By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	JESSOP STEEL, LLC, a Pennsylvania limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President

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GUARANTORS (Continued):
WITNESS/ATTEST: /s/ Amanda Skov	JEWEL ACQUISITION, LLC, a Delaware limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: Executive Vice President
WITNESS/ATTEST: /s/ Amanda Skov	AII ACQUISITION, LLC, a Pennsylvania limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: /s/ Amanda Skov	ATI FRP PROPERTIES, LLC, a Delaware limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President
WITNESS/ATTEST: /s/ Amanda Skov	726 HOLDINGS LLC, a Delaware limited liability company By: /s/ Patrick J. DeCourcy Name: Patrick J. DeCourcy Title: President

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LENDERS:
PNC BANK, NATIONAL ASSOCIATION, As Lender and as Agent

By:    /s/ Douglas Hoffman
Name: Douglas Hoffman
Title: Senior Vice President
The Tower at PNC Plaza, 14th Floor
300 Fifth Avenue
Pittsburgh, PA 15222

Revolving Commitment Percentage: 24.0000000000%
Revolving Commitment Amount $120,000,000.00
Term Loan Commitment Percentage: 63.7500000000%
Term Loan Commitment Amount $63,750,000.00
Delayed Draw Term Loan Commitment Percentage: 63.7500000000%
Delayed Draw Term Loan Commitment Amount $63,750,000.00

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BANK OF AMERICA, N.A.

By:    /s/ Kevin W. Corcoran
Name:    Kevin W. Corcoran
Title:    Vice President
Four Penn Center, 1600 JFK Blvd.
Philadelphia, PA 19103
Attention: Kevin W. Corcoran, Vice President; AB Sr. Portfolio Specialist
Revolving Commitment Percentage: 20.5000000000%
Revolving Commitment Amount $102,500,000.00
Term Loan Commitment Percentage: 16.2500000000%
Term Loan Commitment Amount $16,250,000.00
Delayed Draw Term Loan Commitment Percentage: 16.2500000000%
Delayed Draw Term Loan Commitment Amount $16,250,000.00

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CITIBANK, N.A.

By:    /s/ Brendan Mackay
Name:    Brendan Mackay
Title:    Vice President and Director
390 Greenwich St.
New York, NY 10013
Revolving Commitment Percentage: 15.5000000000%
Revolving Commitment Amount $77,500,000.00
Term Loan Commitment Percentage: 20.0000000000%
Term Loan Commitment Amount $20,000,000.00
Delayed Draw Term Loan Commitment Percentage: 20.0000000000%
Delayed Draw Term Loan Commitment Amount $20,000,000.00

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JPMORGAN CHASE BANK, N.A.

By:    /s/ James Shander
Name:    James Shander
Title:    Vice President
383 Madison Avenue, Floor 24
New York, NY 10179
Revolving Commitment Percentage: 11.2500000000%
Revolving Commitment Amount $56,250,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00
Delayed Draw Term Loan Commitment Percentage: 0.00%
Delayed Draw Term Loan Commitment Amount $0.00

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MUFG UNION BANK, N.A.

By:    /s/ Paul M. Angland
Name:    Paul M. Angland
Title:    Director
445 South Figueroa Street
Los Angeles, CA 90071
Revolving Commitment Percentage: 12.5000000000%
Revolving Commitment Amount $62,500,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00
Delayed Draw Term Loan Commitment Percentage: 0.00%
Delayed Draw Term Loan Commitment Amount $0.00

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Peter Schuebler
Name:    Peter Schuebler
Title:    Vice President
2450 Colorado Ave., Suite 3000 West
Santa Monica, CA 90404
Revolving Commitment Percentage: 11.2500000000%
Revolving Commitment Amount $56,250,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00
Delayed Draw Term Loan Commitment Percentage: 0.00%
Delayed Draw Term Loan Commitment Amount $0.00

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HSBC Bank USA, N.A.

By:    /s/ Steven A. Alves
Name:    Steven A. Alves
Title:    VP - ABL RM
425 Fifth Avenue
New York, NY 10018
Attention: ______________________________
Revolving Commitment Percentage: 5.0000000000%
Revolving Commitment Amount $25,000,000.00
Term Loan Commitment Percentage: 0.00%
Term Loan Commitment Amount $0.00
Delayed Draw Term Loan Commitment Percentage: 0.00%
Delayed Draw Term Loan Commitment Amount $0.00

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